Exhibit 4.1

LNR CDO 2003-1 LTD.

ISSUER

AND

LNR CDO 2003-1 CORPORATION

CO-ISSUER

AND

LASALLE BANK NATIONAL ASSOCIATION

TRUSTEE

INDENTURE

Dated as of July 2, 2003

COLLATERALIZED DEBT OBLIGATIONS

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		Page

Section 14.12	WAIVER OF JURY TRIAL	145
Section 14.13	Legal Holiday	145
Section 14.14	Liability of Co-Issuers	146

ARTICLE XV

ASSIGNMENT OF COLLATERAL ADMINISTRATION AGREEMENT

Section 15.1	Assignment of Collateral Administration Agreement	146

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EXHIBITS
Exhibit A-1	Form of Rule 144A Global Note
Exhibit A-2	Form of Temporary Regulation S Global Note
Exhibit A-3	Form of Permanent Regulation S Global Note
Exhibit A-4	Form of Certificated Note (including Form of IAI Certificated Note)
Exhibit B	Form of Transfer Certificate for Transfer from Rule 144A Global Note to Regulation S Global Note
Exhibit C-1	Form of Transfer Certificate for Transfer from Regulation S Global Note to Rule 144A Global Note
Exhibit C-2	Form of Transfer Certificate for Transfer from IAI Certificated Note to Regulation S Global Note
Exhibit C-3	Form of Transfer Certificate for Transfer from IAI Certificated Note to Rule 144A Global Note
Exhibit D	Form of Clearing System Certificate
Exhibit E	Form of Beneficial Ownership Certification
Exhibit F	Form of Investment Representation Letter
Exhibit G	Form of Purchase Option Notice
Exhibit H	Form of DTC Notice to Investors
Exhibit I	Form of Website Certification
Exhibit J-1	Form of Noteholder Certification
Exhibit J-2	Form of Prospective Purchaser Certification

SCHEDULES

Schedule A	Collateral Securities as of the Closing Date
Schedule B	LIBOR Formula
Schedule C	List of Rated Collateral Securities
Schedule D	Moody’s, Fitch and S&P Recovery Rate
Schedule E	S&P’s Notching of Asset-backed Securities
Schedule F	S&P’s CDO Industry Code

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INDENTURE, dated as of July 2, 2003, among LNR CDO 2003-1LTD., a company incorporated and existing under the laws of the Cayman Islands (the “Issuer”), LNR CDO 2003-1 CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Co-Issuer,” and together with the Issuer, the “Co-Issuers”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States.

PRELIMINARY STATEMENT

The Co-Issuers are duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. All covenants and agreements made by the Co-Issuers herein are for the benefit and security of the Secured Parties and the Trustee. The Co-Issuers are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Co-Issuers in accordance with the terms of this Indenture have been done.

GRANTING CLAUSE

The Issuer hereby Grants to the Trustee for the benefit and security of the Secured Parties, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising,

(a) the Initial Collateral Securities (listed in Schedule A to this Indenture) and any Additional Collateral Securities and Replacement Collateral Securities, which the Issuer causes to be delivered to the Trustee (directly or through a Securities Intermediary or bailee) herewith and all payments, proceeds, earnings, distributions and interest thereon or with respect thereto,

(b) the Collateral Administration Agreement as set forth in Article XV hereof and the Issuer’s rights thereunder,

(c) the Issuer Accounts, Eligible Investments on deposit therein or credited thereto, all money, investment property, instruments and other property on deposit therein and all income from the investment of funds therein,

(d) the Hedge Agreement, all payments thereunder and the Issuer’s rights thereunder (including any collateral pledged for the benefit of the Issuer thereunder),

(e) the Transfer Agreements and the Issuer’s rights thereunder,

(f) all Cash or money (as defined in the UCC) delivered to the Trustee (or its bailee),

(g) all securities, loans, investments, accounts, instruments, financial assets, investment property and other property of any type or nature in which the Issuer has an interest, including any part thereof which consists of general intangibles (as defined in the UCC) (except for the proceeds of any ordinary share capital issued in favor of the Depositor or any of its Affiliates, any transaction fee received by the Issuer for issuing the Notes and any interest thereon, the account in the Cayman Islands in which such money is deposited and the account established pursuant to the Preferred Shares Paying Agency Agreement entered into with respect to the Preferred Shares and all funds deposited in or credited to such account (collectively, the “Excepted Property”), and

(h) all proceeds, profits, rents, products, earnings, interest, dividends (whether in the form of Cash, securities, instruments or other property), distributions (whether of rights, options, stock, warrants, securities or other properties) of any of the foregoing (other than the Excepted Property specified in (g)).

Such Grants are made, however, in trust, to secure the Secured Obligations equally and ratably without prejudice, priority or distinction between the Secured Obligations by reason of difference in time of issuance or incurrence or otherwise, except as expressly provided in this Indenture (including Section 2.7, Article XI and Article XIII), and to secure (i) the payment of all amounts due on the Secured Obligations in accordance with their terms and (ii) compliance with the provisions of this Indenture and each related document, all as provided herein and therein.

Except to the extent otherwise provided in this Indenture, this Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein, for the benefit of the Secured Parties. Upon the occurrence of any Event of Default hereunder, and in addition to any other rights available under this Indenture or any other Instruments included in the Collateral held, subject to Section 6.16 hereof, for the benefit and security of the Secured Parties or otherwise available at law or in equity but subject to the terms hereof, the Trustee shall have all rights and remedies of a secured party on default under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Indenture, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public and private sale.

The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein to the best of its ability such that, subject to Section 6.16 hereof, the interests of the Secured Parties may be adequately and effectively protected.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. Whenever any reference is made to an amount the determination or calculation of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of determination or calculation is expressly specified in the particular provision.

“Accountants’ Certificate”: A certificate of a firm of Independent certified public accountants of international reputation appointed by the Co-Issuers.

“Act” and “Act of Holders”: The meanings specified in Section 14.2.

“Additional Collateral Securities”: The Collateral Securities purchased by the Issuer after the Closing Date and on or prior to the Ramp-Up Date using proceeds of the Initial Deposit Account and meeting the criteria set forth in Section 3.4(b).

“Administration Agreement”: An agreement dated as of June 25, 2003, by and between the Issuer and the Administrator relating to the administration of the Issuer.

“Administrative Expenses”: Amounts due or accrued with respect to any Payment Date to (i) the Trustee pursuant to Section 6.7; (ii) the Preferred Shares Paying Agent under the Preferred Shares Paying Agency Agreement; (iii) the Independent accountants, agents and counsel of the Issuer for fees (including retainers) and expenses, including the Administrator in accordance with the Administration Agreement; (iv) each of the Rating Agencies for fees and expenses in connection with any rating of the Notes, including surveillance fees; (v) any other Person in respect of any governmental fee (including all filing, registration and annual return fees payable to the Cayman Islands government and registered office fees), charge or tax (other than withholding taxes); (vi) the Irish Stock Exchange and the Irish Listing and Paying Agent for all fees and expenses; (vii) Trepp, LLC for its monthly fee and (viii) any other Person in respect of any other fees or expenses permitted under this Indenture and the other documents delivered pursuant to or in connection with this Indenture and the Notes.

“Administrator”: Maples Finance Limited, a licensed trust company incorporated in the Cayman Islands.

“Affiliate” or “Affiliated”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. This definition shall exclude the Administrator or any other special purpose vehicle to which the Administrator is or will be providing administrative services.

“Agent Members”: Members of, or participants in, the Depository.

“Aggregate Principal Amount”: When used with respect to any or all of the Collateral Securities, Eligible Investments or Cash, the aggregate of the Principal Balances of such Collateral Securities, Eligible Investments or Cash on the date of determination.

“Annual Payment Date”: The Payment Date that occurs in July of each year.

“Annual Price”: With respect to each Annual Payment Date and the Junior Notes, the price set forth for such Class for such Payment Date under the definition of “Tax Redemption Percentage Price” herein.

“Applicable Period”: (i) for the first Interest Accrual Period, the period from and including the Closing Date to but excluding the first Payment Date, (ii) for the last Interest Accrual Period, the period from and including the Payment Date occurring in June 2018, in the case of the Class A Notes, and June 2036, in the case of each Class of Floating Rate Notes other than the Class A Notes, to but excluding the Stated Maturity and (iii) for each Interest Accrual Period other than those set forth in clauses (i) and (ii), the period from and including each Payment Date to but excluding the following Payment Date.

“Appraisal Reduction” With respect to any Commercial Mortgage Loan, a projected amount of principal and accrued interest on such Commercial Mortgage Loan which might not be ultimately recoverable upon a realization on such Commercial Mortgage Loan determined based on an appraisal or internal valuation of the related commercial mortgaged property as more particularly defined in the related Underlying Instrument.

“Authenticating Agent”: With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.15 hereof.

“Authorized Officer”: With respect to the Issuer or the Co-Issuer, any Officer who is authorized to act for the Issuer or the Co-Issuer, as applicable, in matters relating to, and binding upon, the Issuer or the Co-Issuer. With respect to the Collateral Administrator, any officer, employee or agent of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request, certificate or order in question. With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Available Distribution Amount”: With respect to each Payment Date, the sum of (i) the Interest Proceeds with respect to such Payment Date and (ii) the Principal Proceeds with respect to such Payment Date.

“Balance”: On any date, with respect to Cash or Eligible Investments in any account, the aggregate of (i) the current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) the principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) the purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”: LaSalle Bank National Association, in its individual capacity and not as Trustee.

“Bankruptcy Code”: The Federal Bankruptcy Code, as set forth in Title 11 of the United States Code, as amended.

“Beneficial Ownership Certification”: The meaning specified in Section 13.4.

“Benefit Plan Investor”: A “benefit plan investor” as defined in Section 2510.3-101(f)(2) of the Department of Labor Regulations.

“Board of Directors”: With respect to the Issuer, the directors of the Issuer duly appointed by the shareholders of the Issuer or otherwise duly appointed from time to time and with respect to the Co-Issuer, the directors of the Co-Issuer duly appointed by the stockholders of the Co-Issuer; provided, that with respect to each of the Issuer and the Co-Issuer, there shall at all times be one director who is not Affiliated with the Collateral Administrator.

“Board Resolution”: With respect to the Issuer, a resolution of the Board of Directors of the Issuer and with respect to the Co-Issuer, a resolution of the Board of Directors of the Co-Issuer.

“Business Day”: Any day other than (i) Saturday or Sunday or (ii) a day on which commercial banking institutions are authorized by law, regulation or executive order to close in New York, New York, in Chicago, Illinois, Dublin, Ireland (so long as any of the Senior Notes are listed on the Irish Stock Exchange), the Cayman Islands, or , if there is a successor Trustee, in the city where the Corporate Trust Office of the successor Trustee is located, or, for final payment of principal, in the relevant place of presentation.

“Calculation Agent”: The meaning specified in Section 7.18(a).

“Cash”: Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“Certificate of Authentication”: The Trustee’s or Authenticating Agent’s certificate of authentication on any Note.

“Certificated Note”: (i) any Note delivered in exchange for a Global Note under Section 2.10 and (ii) the meaning specified in Section 2.2(d).

“Class”: All of the Notes having the same class designation, Note Interest Rate and Stated Maturity.

“Class A Note Interest Amount”: With respect to each LIBOR Determination Date, the amount of interest for such Interest Accrual Period payable in respect of each $1,000 principal amount of the Class A Notes.

“Class A Note Interest Rate”: With respect to any Class A Note and Interest Accrual Period, the annual rate at which interest accrues on such Note, which will be equal to LIBOR for such Interest Accrual Period plus 0.530% per annum.

“Class A Notes”: The Co-Issuers’ Class A Floating Rate Notes having the applicable Note Interest Rate and Stated Maturity as set forth in Section 2.3.

“Class B Note Interest Amount”: With respect to each LIBOR Determination Date, the amount of interest for such Interest Accrual Period payable in respect of each $1,000 principal amount of the Class B Notes.

“Class B Note Interest Rate”: With respect to any Class B Note and Interest Accrual Period, the annual rate at which interest accrues on such Note, which will be equal to LIBOR for such Interest Accrual Period plus 1.300% per annum.

“Class B Notes”: The Co-Issuers’ Class B Floating Rate Notes, having the applicable Note Interest Rate and Stated Maturity as set forth in Section 2.3.

“Class C Coverage Tests”: The Class C Interest Coverage Test, the Class C Supplemental Overcollateralization Test and the Class C Overcollateralization Test.

“Class C Interest Coverage Ratio”: On any Payment Date, the ratio (expressed as a percentage) obtained by dividing:

(a) the Interest Proceeds for such Payment Date, net of the amounts payable in respect of subclauses (i) through (v) of Section 11.1(b) on such Payment Date by

(b) the sum of the scheduled interest payments on the Class A Notes, the Class B Notes, the Class C-FX Notes and the Class C-FL Notes due on such Payment Date, including Default Interest and interest on Default Interest, if applicable.

“Class C Interest Coverage Test”: A test satisfied as of any Payment Date if the Class C Interest Coverage Ratio is at least equal to or greater than 165.0%.

The calculation of the Class C Interest Coverage Test on any Payment Date shall be made by giving effect to all payments to be made pursuant to Sections 11.1(b) and 11.1(c) on such Payment Date.

“Class C-FL Note Interest Amount”: With respect to each LIBOR Determination Date, the amount of interest for such Interest Accrual Period payable in respect of each $1,000 principal amount of the Class C-FL Notes.

“Class C-FL Note Interest Rate”: With respect to any Class C-FL Note and Interest Accrual Period, the annual rate at which interest accrues on such Note, which will be equal to LIBOR for such Interest Accrual Period plus 1.500% per annum.

“Class C-FL Notes”: The Co-Issuers’ Class C-FL Floating Rate Notes having the applicable Note Interest Rate and Stated Maturity as set forth in Section 2.3.

“Class C-FX Notes”: The Co-Issuers’ Class C-FX 5.010% Rate Notes having the applicable Note Interest Rate and Stated Maturity as set forth in Section 2.3.

“Class C Overcollateralization Ratio”: As of any Payment Date, the ratio (expressed as a percentage) obtained by dividing:

(a) the sum of:

(i) the Imputed Principal Balance of the Collateral Securities as of the related Determination Date; and

(ii) the Aggregate Principal Amount of any Cash and Eligible Investments in the Payment Account and the Collection Account that constitute Principal Proceeds; by

(b) the aggregate Note Balance of the Class A Notes, the Class B Notes, the Class C-FX Notes and the Class C-FL Notes.

“Class C Overcollateralization Test”: A test satisfied as of any Payment Date if the Class C Overcollateralization Ratio is equal to or greater than 154.8%.

The calculation of the Class C Overcollateralization Test on any Payment Date shall be made by giving effect to all payments to be made pursuant to Sections 11.1(b) and 11.1(c) on such Payment Date.

“Class C Supplemental Overcollateralization Ratio”: On any Payment Date, the ratio (expressed as a percentage) obtained by dividing:

(a) the sum of:

(i) the Collateral Principal Balance of the Rated Collateral Securities as of the related Determination Date; and

(ii) the Aggregate Principal Amount of any Cash and Eligible Investments in the Payment Account and the Collection Account that constitute Principal Proceeds; by

(b) the aggregate Note Balance of the Class A Notes, the Class B Notes, the Class C-FX Notes and Class C-FL Notes.

“Class C Supplemental Overcollateralization Test”: A test satisfied as of any Payment Date if the Class C Supplemental Overcollateralization Ratio is equal to or greater than 120.0%.

“Class D Coverage Tests”: The Class D Interest Coverage Test, the Class D Rated Overcollateralization Test and the Class D Overcolleratization Tests.

“Class D-FL Note Interest Amount”: With respect to each LIBOR Determination Date, the amount of interest for such Interest Accrual Period payable in respect of each $1,000 principal amount of the Class D-FL Notes.

“Class D-FL Note Interest Rate”: With respect to any Class D-FL Note and Interest Accrual Period, the annual rate at which interest accrues on such Note, which will be equal to LIBOR for such Interest Accrual Period plus 2.100% per annum.

“Class D-FL Notes”: The Co-Issuers’ Class D-FL Floating Rate Notes having the applicable Note Interest Rate and Stated Maturity as set forth in Section 2.3.

“Class D-FX Notes”: The Co-Issuers’ Class D-FX 5.614% Notes having the applicable Note Interest Rate and Stated Maturity as set forth in Section 2.3.

“Class D Interest Coverage Ratio”: On any Payment Date, the ratio (expressed as a percentage) obtained by dividing:

(a) the Interest Proceeds for such Payment Date, net of the amounts payable in respect of subclauses (i) through (v) of Section 11.1(b) on such Payment Date by

(b) the sum of the scheduled interest payments due on the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes and the Class D-FL Notes due on such Payment Date, including Default Interest, interest on Default Interest and interest on Deferred Interest, if applicable.

“Class D Interest Coverage Test”: A test satisfied as of the first Payment Date if the Class D Interest Coverage Ratio is equal to or greater than 125.0% and as of any Payment Date thereafter if the Class D Interest Coverage Ratio is at least equal to or greater than 160.0%.

The calculation of the Class D Interest Coverage Test on any Payment Date shall be made by giving effect to all payments to be made pursuant to Sections 11.1(b) and 11.1(c) on such Payment Date.

“Class D Overcollateralization Ratio”: As of any Payment Date, the ratio (expressed as a percentage) obtained by dividing:

(a) the sum of:

(i) the Imputed Principal Balance of the Collateral Securities as of the related Determination Date; and

(ii) the Aggregate Principal Amount of any Cash and Eligible Investments in the Payment Account and the Collection Account that constitute Principal Proceeds; by

(b) the aggregate Note Balance of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes and the Class D-FL Notes plus any accrued and unpaid Deferred Interest on the Class D-FX Notes and the Class D-FL Notes.

“Class D Overcollateralization Test”: A test satisfied as of any Payment Date if the Class D Overcollateralization Ratio is equal to or greater than 151.7%.

The calculation of the Class D Overcollateralization Test on any Payment Date shall be made by giving effect to all payments to be made pursuant to Sections 11.1(b) and 11.1(c) on such Payment Date.

“Class D Supplemental Overcollateralization Ratio”: On any Payment Date, the ratio (expressed as a percentage) obtained by dividing:

(a) the sum of:

(i) the Collateral Principal Balance of the Rated Collateral Securities as of the related Determination Date; and

(ii) the Aggregate Principal Amount of any Cash and Eligible Investments in the Payment Account and the Collection Account that constitute Principal Proceeds; by

(b) the aggregate Note Balance of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes and the Class D-FL Notes plus any accrued and unpaid Deferred Interest on the Class D-FX Notes and the Class D-FL Notes.

“Class D Supplemental Overcollateralization Test”: A test satisfied as of any Payment Date if the Class D Supplemental Overcollateralization Ratio is equal to or greater than 116.0%.

“Class E Coverage Tests”: The Class E Interest Coverage Test, the Class E Supplemental Overcollateralization Test and the Class E Overcollateralization Test.

“Class E-FL Note Interest Amount”: With respect to each LIBOR Determination Date, the amount of interest for such Interest Accrual Period payable in respect of each $1,000 principal amount of the Class E-FL Notes.

“Class E-FL Note Interest Rate”: With respect to any Class E-FL Note and Interest Accrual Period, the annual rate at which interest accrues on such Note, which will be equal to LIBOR for such Interest Accrual Period plus 3.00% per annum.

“Class E-FL Notes”: The Co-Issuers’ Class E-FL Floating Rate Notes having the applicable Note Interest Rate and Stated Maturity as set forth in Section 2.3.

“Class E-FX Notes”: The Co-Issuers’ Class E-FX 6.525% Notes having the applicable Note Interest Rate and Stated Maturity as set forth in Section 2.3.

“Class E Interest Coverage Ratio”: On any Payment Date, the ratio (expressed as a percentage) obtained by dividing:

(a) the Interest Proceeds for such Payment Date, net of the amounts payable in respect of subclauses (i) through (v) of Section 11.1(b) on such Payment Date by

(b) the sum of the scheduled interest payments due on the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes and the Class E-FL Notes, due on such Payment Date, including Default Interest, interest on Default Interest and interest on Deferred Interest, if applicable.

“Class E Interest Coverage Test”: A test satisfied as of the first Payment Date if the Class E Interest Coverage Ratio is equal to or greater than 115.0% and as of any Payment Date thereafter if the Class E Interest Coverage Ratio is at least equal to or greater than 150.0%.

The calculation of the Class E Interest Coverage Test on any Payment Date shall be made by giving effect to all payments to be made pursuant to Sections 11.1(b) and 11.1(c) on such Payment Date.

“Class E Overcollateralization Ratio”: As of any Payment Date, the ratio (expressed as a percentage) obtained by dividing:

(a) the sum of:

(i) the Imputed Principal Balance of the Collateral Securities as of the related Determination Date; and

(ii) the Aggregate Principal Amount of any Cash and Eligible Investments in the Payment Account and the Collection Account that constitute Principal Proceeds; by

(b) the aggregate Note Balance of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes and the Class E-FL Notes plus any accrued and unpaid Deferred Interest on the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes and the Class E-FL Notes.

“Class E Overcollateralization Test”: A test satisfied as of any Payment Date if the Class E Overcollateralization Ratio is equal to or greater than 145.9%.

The calculation of the Class E Overcollateralization Test on any Payment Date shall be made by giving effect to all payments to be made pursuant to Sections 11.1(b) and 11.1(c) on such Payment Date.

“Class E Supplemental Overcollateralization Ratio”: On any Payment Date, the ratio (expressed as a percentage) obtained by dividing:

(a) the sum of:

(i) the Collateral Principal Balance of the Rated Collateral Securities as of the related Determination Date; and

(ii) the Aggregate Principal Amount of any Cash and Eligible Investments in the Payment Account and the Collection Account that constitute Principal Proceeds; by

(b) the aggregate Note Balance of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes and the Class E-FL Notes plus any accrued and unpaid Deferred Interest on the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes and the Class E-FL Notes.

“Class E Supplemental Overcollateralization Test”: A test satisfied as of any Payment Date if the Class E Supplemental Overcollateralization Ratio is equal to or greater than 114.0%.

“Class F Coverage Tests”: The Class F Interest Coverage Test, the Class F Supplemental Overcollateralization Test and the Class F Overcollateralization Test.

“Class F Interest Coverage Ratio”: On any Payment Date, the ratio (expressed as a percentage) obtained by dividing:

(a) the Interest Proceeds for such Payment Date, net of the amounts payable in respect of subclauses (i) through (v) of Section 11.1(b) on such Payment Date by

(b) the sum of the scheduled interest payments due on the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes and the Class F-FL Notes on such Payment Date, including Default Interest, interest on Default Interest and interest on Deferred Interest, if applicable.

“Class F-FL Note Interest Amount”: With respect to each LIBOR Determination Date, the amount of interest for such Interest Accrual Period payable in respect of each $1,000 principal amount of the Class F-FL Notes.

“Class F-FL Note Interest Rate”: With respect to any Class F-FL Note and Interest Accrual Period, the annual rate at which interest accrues on such Note, which will be equal to LIBOR for such Interest Accrual Period plus 3.850% per annum.

“Class F-FL Notes”: The Co-Issuers’ Class F-FL Floating Rate Notes having the applicable Note Interest Rate and Stated Maturity as set forth in Section 2.3.

“Class F-FX Notes”: The Co-Issuers’ Class F 7.374% Notes having the applicable Note Interest Rate and Stated Maturity as set forth in Section 2.3.

“Class F Interest Coverage Test”: A test satisfied as of the first Payment Date if the Class F Interest Coverage Ratio is equal to or greater than 105.0% and as of any Payment Date thereafter if the Class F Interest Coverage Ratio is at least equal to or greater than 130.0%.

The calculation of the Class F Interest Coverage Test on any Payment Date shall be made by giving effect to all payments to be made pursuant to Sections 11.1(b) and 11.1(c) on such Payment Date.

“Class F Overcollateralization Ratio”: As of any Payment Date, the ratio (expressed as a percentage) obtained by dividing:

(a) the sum of:

(i) the Imputed Principal Balance of the Collateral Securities as of the related Determination Date; and

(ii) the Aggregate Principal Amount of any Cash and Eligible Investments in the Payment Account and the Collection Account that constitute Principal Proceeds; by

(b) the aggregate Note Balance of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes and the Class F-FL Notes plus any accrued and unpaid Deferred Interest on the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes and the Class F-FL Notes.

“Class F Overcollateralization Test”: A test satisfied as of any Payment Date if the Class F Overcollateralization Ratio is equal to or greater than 137.2%.

The calculation of the Class F Overcollateralization Test on any Payment Date shall be made by giving effect to all payments to be made pursuant to Sections 11.1(b) and 11.1 (c) on such Payment Date.

“Class F Supplemental Overcollateralization Ratio”: On any Payment Date, the ratio (expressed as a percentage) obtained by dividing:

(a) the sum of:

(i) the Collateral Principal Balance of the Rated Collateral Securities as of the related Determination Date; and

(ii) the Aggregate Principal Amount of any Cash and Eligible Investments in the Payment Account and the Collection Account that constitute Principal Proceeds; by

(b) the aggregate Note Balance of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes and the Class F-FL Notes plus any accrued and unpaid Deferred Interest on the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes and the Class F-FL Notes.

“Class F Supplemental Overcollateralization Test”: A test satisfied as of any Payment Date if the Class F Supplemental Overcollateralization Ratio is equal to or greater than 112.0%.

“Class G Coverage Tests”: The Class G Interest Coverage Test, the Class G Supplemental Overcollateralization Test and the Class G Overcollateralization Test.

“Class G Interest Coverage Ratio”: On any Payment Date, the ratio (expressed as a percentage) obtained by dividing:

(a) the Interest Proceeds for such Payment Date, net of the amounts payable in respect of subclauses (i) through (v) of Section 11.1(b) on such Payment Date by

(b) the sum of the scheduled interest payments due on the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes and the Class G Notes on such Payment Date, including Default Interest, interest on Default Interest and interest on Deferred Interest, if applicable.

“Class G Interest Coverage Test”: A test satisfied as of the first Payment Date if the Class G Interest Coverage Ratio is equal to or greater than 105.0% and as of any Payment Date thereafter if the Class G Interest Coverage Ratio is at least equal to or greater than 125.0%.

The calculation of the Class G Interest Coverage Test on any Payment Date shall be made by giving effect to all payments to be made pursuant to Sections 11.1(b) and 11.1(c) on such Payment Date.

“Class G Notes”: The Co-Issuers’ Class G 7.682% Notes having the applicable Note Interest Rate and Stated Maturity as set forth in Section 2.3.

“Class G Overcollateralization Ratio”: As of any Payment Date, the ratio (expressed as a percentage) obtained by dividing:

(a) the sum of:

(i) the Imputed Principal Balance of the Collateral Securities as of the related Determination Date; and

(ii) the Aggregate Principal Amount of any Cash and Eligible Investments in the Payment Account and the Collection Account that constitute Principal Proceeds; by

(b) the aggregate Note Balance of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes and the Class G Notes plus any accrued and unpaid Deferred Interest on the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes and the Class G Notes.

“Class G Overcollateralization Test”: A test satisfied as of any Payment Date if the Class G Overcollateralization Ratio is equal to or greater than 135.8%.

The calculation of the Class G Overcollateralization Test on any Payment Date shall be made by giving effect to all payments to be made pursuant to Sections 11.1(b) and 11.1 (c) on such Payment Date.

“Class G Supplemental Overcollateralization Ratio”: On any Payment Date, the ratio (expressed as a percentage) obtained by dividing:

(a) the sum of:

(i) the Collateral Principal Balance of the Rated Collateral Securities as of the related Determination Date; and

(ii) the Aggregate Principal Amount of any Cash and Eligible Investments in the Payment Account and the Collection Account that constitute Principal Proceeds; by

(b) the aggregate Note Balance of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes and the Class G Notes plus any accrued and unpaid Deferred Interest on the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes and the Class G Notes.

“Class G Supplemental Overcollateralization Test”: A test satisfied as of any Payment Date if the Class G Supplemental Overcollateralization Ratio is equal to or greater than 110.0%.

“Class H Notes”: The Issuer’s Class H 10.000% Notes having the applicable Note Interest Rate and Stated Maturity as set forth in Section 2.3.

“Class J Notes”: The Issuer’s Class J 11.750% Notes having the applicable Note Interest Rate and Stated Maturity as set forth in Section 2.3.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant”: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearing Corporation”: The meaning specified in Section 8-102(a)(5) of the UCC.

“Clearstream”: Clearstream Banking, société anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

“Closing Date”: July 2, 2003.

“Co-Issuer”: LNR CDO 2003-1 Corporation, a corporation incorporated under the laws of the State of Delaware, unless and until a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Co-Issuer” shall mean such successor Person.

“Co-Issuer Cap”: The meaning specified in Section 11.1(b)(iv).

“Co-Issuers”: The Issuer and the Co-Issuer.

“Code”: The United States Internal Revenue Code of 1986, as amended.

“Collateral”: All money, instruments, financial assets, securities, investment property, accounts, general intangibles and other property and rights subject or intended to be subject to the lien of this Indenture for the benefit of the Secured Parties as of any particular time, including all Proceeds thereof.

“Collateral Administration Agreement”: An agreement dated as of the Closing Date, between the Issuer and the Collateral Administrator, as amended from time to time in accordance with the terms thereof.

“Collateral Administration Fee”: The fee payable to the Collateral Administrator in arrears on each Payment Date pursuant to the Collateral Administration Agreement, equal to 1/12 of 0.05% of the sum of the Aggregate Principal Amount of the Collateral Securities, Eligible Investments purchased with Principal Proceeds and Cash representing Principal Proceeds outstanding immediately following the prior Payment Date, or outstanding on the Closing Date, in the case of the first Payment Date. The Collateral Administration Fee payable for the first Payment Date shall accrue on the basis of the actual number of days in the first Interest Accrual Period divided by 360.

“Collateral Administrator”: Lennar Partners, Inc., until a successor Person shall have become the collateral administrator pursuant to the provisions of the Collateral Administration Agreement, and thereafter

“Collateral Administrator” shall mean such successor Person. Each reference herein to the Collateral Administrator shall be deemed to constitute a reference as well to any agent of the Collateral Administrator and to any other Person to whom the Collateral Administrator has delegated any of its duties hereunder, in each case during such time as and to the extent that such agent or other Person is performing such duties.

“Collateral Principal Balance”: With respect to any date of determination, the sum of (i) for each Collateral Security that is not a Defaulted Security, the Aggregate Principal Amount for such Collateral Security; provided, however, that the outstanding principal amount of any Collateral Security will be reduced by the portion of the Principal Balance of such Collateral Security that has been written down as a result of an Appraisal Reduction affecting such Collateral Security, and (ii) for each Defaulted Security, the Defaulted Security Calculation Amount for such Collateral Security.

“Collateral Securities Assumptions”: The assumptions that (i) there will be no delinquencies or defaults on the Commercial Mortgage Loans underlying the Collateral Securities and (ii) there will be no prepayments on the Commercial Mortgage Loans underlying the Collateral Securities (except that anticipated repayment date loans are assumed to be repaid on their anticipated repayment dates) and (iii) the assumptions set forth in Section 1.2 hereof.

“Collateral Security”: Each of the commercial mortgage-backed securities pledged to secure the Notes, consisting of the Initial Collateral Securities and the Additional Collateral Securities, as identified on Schedule A hereto.

“Collateral Security Realized Loss”: Pursuant to any Collateral Security’s Underlying Instrument, a “write-down” to such Collateral Security’s Principal Balance that is not accompanied by a corresponding payment of principal due to a “realized loss,” “collateral support deficit,” “additional trust fund expense” or similar event.

“Collateralization Rating”: With respect to the rating of the Hedge Counterparty or the Hedge Counterparty’s credit support provider, as an issuer or with respect to the long-term senior unsecured debt of such party, as applicable: (i) “A1” or better by Moody’s and (ii) a short-term debt rating by Fitch of “F-1” (so long as any of the Notes deemed outstanding hereunder are rated by such Rating Agency); provided, that should a Rating Agency effect an overall downward adjustment of its short-term or long-term ratings, then the Collateralization Rating shall be adjusted downward accordingly; provided, further, that any adjustment to the Collateralization Rating will be subject to the satisfaction of the Rating Condition with respect to the applicable Rating Agency.

“Collection Account”: The trust account or accounts established pursuant to Section 10.2(a).

“Commercial Mortgage Loans”: The commercial mortgage loans underlying the Collateral Securities.

“Controlling Class”: The Class A Notes or, if the Class A Notes have been paid in full, the Senior Notes Outstanding (acting as a collective whole).

“Controlling Class Representative”: With respect to each Underlying CMBS Series, a directing certificateholder, controlling class representative or holder of the subordinate certificates of such Underlying CMBS Series with rights under the related Underlying Instrument to consent to certain matters regarding the related Commercial Mortgage Loans.

“Controlling Party”: The Holders of a Majority of the Notes of the Controlling Class; provided, that with respect to Article V, “Controlling Party” shall mean 66 2/3% in Note Balance of the Controlling Class.

“Controlling Person”: Any person, other than a Benefit Plan Investor, who has discretionary authority or control with respect to the assets of the Issuer or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person.

“Corporate Trust Office”: The principal corporate trust office of the Trustee, currently located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: CDO Trust Services    LNR CDO 2003-1 Ltd., telephone number (312) 904-2498, or such other address as the Trustee may designate from time to time by notice to the Noteholders, the Collateral Administrator, each Hedge Counterparty and the Co-Issuers or the principal corporate trust office of any successor Trustee.

“Coverage Tests”: The Class C Coverage Tests, the Class D Coverage Tests, the Class E Coverage Tests, the Class F Coverage Tests and the Class G Coverage Tests.

“Custodial Account”: The trust account or accounts established pursuant to Section 10.2(c).

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Interest”: Any interest due and payable in respect of the Class A Notes, Class B Notes, the Class C-FX Notes and the Class C-FL Notes (or if none of the Class A Notes, the Class B Notes, the Class C-FX Notes or the Class C-FL Notes are outstanding, the most senior Class of Notes then outstanding) which is not punctually paid or duly provided for on the applicable Payment Date or at the Stated Maturity, as the case may be. To the extent lawful and enforceable, interest on any Default Interest will accrue at the Note Rate applicable to such Notes until paid in accordance with the Priority of Payments and will compound monthly.

“Defaulted Hedge Termination Payment”: Any termination payment required to be made by the Issuer to a Hedge Counterparty pursuant to a Hedge Agreement in the event of a termination of such Hedge Agreement in respect of which such Hedge Counterparty is the Defaulting Party (as defined in the Hedge Agreement) or with respect to a Termination Event (as defined in the Hedge Agreement) with respect to which the Hedge Counterparty is the sole Affected Party (as defined in the Hedge Agreement).

“Defaulted Security”: Any Collateral Security with respect to which:

(i) there has occurred and is continuing a failure to pay with respect to the payment of interest or principal on such Collateral Security (other than a Collateral Security that is not rated by any Rating Agency as of the Granting Date) in whole or in part for five Business Days even if by its terms it provides for the deferral and capitalization of interest thereon and the aggregate Implied Principal Balance of all of the securities subordinate to such Collateral Security is less than 150% of the amount of unpaid interest and principal on such Collateral Security;

(ii) there has occurred and is continuing, for a period of six consecutive months, a failure to pay with respect to the payment of interest or principal on such Collateral Security (other than a Collateral Security that is not rated by any Rating Agency as of the Granting Date), even if by its terms it provides for the deferral and capitalization of interest thereon; provided, the Collateral Security will not constitute a Defaulted Security if and when such failure to pay has been cured;

(iii) any bankruptcy, insolvency or receivership proceeding has been initiated in connection with the issuer of such Collateral Security and is unstayed and undismissed; provided, that, if such proceeding is an involuntary proceeding, the condition of this clause (iii) will not be satisfied until the earliest of the following: (x) the issuer consents to such proceeding, (y) an order for relief under the Bankruptcy Code, or any similar order under a proceeding not taking place under the Bankruptcy Code, has been entered, and (z) such proceeding remains unstayed and undismissed for 45 days;

(iv) there has occurred and is continuing a failure to pay with respect to the payment of principal on such Collateral Security, which failure to pay entitles the holder of such Collateral Security to accelerate the maturity of all or a portion of the principal amount of such Collateral Security;

(v) the issuer has proposed a distressed exchange or other debt restructuring and offered the holder of such Collateral Security new security, which has the effect of diminishing the financial obligations of such issuer or allowing such issuer to avoid a default;

(vi) the issuer has defaulted in the payment of principal and/or interest on another security in the related offering, which is senior or pari passu in right of payment to such Collateral Security; or

(vii) such Collateral Security has an S&P Rating of “CC,” “D” or “SD.”

“Defaulted Security Calculation Amount”: With respect to any Defaulted Security, the lesser of (a) the Market Value of such Collateral Security and (b) the product of the Principal Balance of such Collateral Security multiplied by the lesser of (x) the Moody’s Recovery Rate (y) the S&P Recovery Rate for the most senior Class of Notes and (z) the Fitch Recovery Rate.

“Defect”: The meaning specified in Section 12.3.

“Defective Collateral Security”: A Collateral Security that has been removed pursuant to Section 12.3.

“Deferred Interest”: With respect to the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes, the Class G Notes, the Class H Notes and the Class J Notes, the meaning specified in Section 2.7(a).

“Deferred Interest PIK Security”: The meaning specified in Schedule D attached hereto.

“Deleted Security Payment”: As defined in Section 12.3.

“Depositor”: DEBI Equity Inc., or any successor or successors thereto

“Depositor Transfer Agreement”: The depositor transfer agreement dated as of July 2, 2003, by and between the Depositor and the Issuer, relating to the transfer of the Collateral Securities to the Issuer.

“Depository”: The Depository Trust Company, its nominees, and their respective successors.

“Determination Date”: With respect to each Payment Date, the date that is two Business Days prior to such Payment Date.

“Directing Holder”: With respect to each Underlying CMBS Series, the majority holder or holders of the controlling class of such Underlying CMBS Series.

“Distribution”: Any payment of principal or interest or any dividend, premium or fee payment made on, or any other distribution in respect of, a Collateral Security or Eligible Investment.

“Distribution Compliance Period”: The period ending on the 40th day after the later of the conclusion of the offering of the Notes and the Closing Date, it being assumed that such period shall end on the 40th day after the Closing Date.

“Dollar” or “$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“Due Date”: Each date on which a Distribution is due on a Pledged Security.

“Due Period”: With respect to any Payment Date, the period commencing immediately following the Determination Date with respect to the preceding Payment Date (or, in the case of the Due Period relating to the first Payment Date, beginning on the Closing Date) and ending on (and including) the Determination Date with respect to such Payment Date.

“Eligible Account”: A separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which has a long-term unsecured debt rating of at least “A+” and a short-term unsecured debt rating of at least “A-1” by S&P, which has a long-term unsecured debt rating of at least “Aa3” and a short-term unsecured debt rating of at least “P-1” by Moody’s and has a long-term unsecured debt rating of at least “A+” and a short-term unsecured debt rating of at least “F-1” by Fitch or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $200,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Investment”: Any U.S. Dollar denominated investment that, at the time it is delivered to the Trustee (directly or through a Securities Intermediary or bailee), is one or more of the following obligations or securities (or security entitlements), including, without limitation, any Eligible Investments for which the Trustee or an Affiliate of the Trustee provides services:

(i) direct Registered obligations of, and Registered obligations the timely payment of principal of and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America;

(ii) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of at least “P-1,” “A-1” (so long as such investment mature with in 30 days, otherwise A-1+) and “F-1” in the case of commercial paper and short term obligations or at least “A1,” “A+” and “A” in the case of long term obligations by Moody’s, S&P and Fitch, respectively; provided, that in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of “A1,” “AA-” and “A+” or better by Moody’s, S&P and Fitch, respectively;

(iii) commercial paper or other short-term obligations having at the time of such investment a credit rating of “P-1,” “A-1” (so long as such investment mature with in 30 days, otherwise A-1+) and “F-1+” by Moody’s, S&P and Fitch, respectively, and that are Registered and either are bearing interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; provided, that if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of “Aa3,” “AA-” and “A+” or better by Moody’s, S&P and Fitch, respectively;

(iv) off-shore money market funds the investments of which are limited to any investments described in clause (i) and which funds have, at all times, a credit rating of “Aa2” and “AA/AAm” by Moody’s and “AAA/AAAm/AAAm-G” by S&P; and

(iv) notwithstanding the foregoing, with respect to Moody’s, investments with a maturity of (i) less than 31 days require a credit rating of “A1” or “P1”, (ii) greater than 30 days but less than 91 days require a credit rating of “A1” and “P1”, (ii) greater than 90 days but less than 181 days require a credit rating of “Aa3” and “P1” and (iii) greater than 180 days require a credit rating of “Aaa” and “P1”.

and, in each case, with respect to the Eligible Investments purchased with funds in each of the Issuer Accounts other than the Initial Deposit Account, with a Stated Maturity (giving effect to any applicable grace period) no later than the Business Day immediately preceding the Payment Date next following the acquisition of such securities or instruments and with respect to Eligible Investments purchased with funds in the Initial Deposit Account with a Stated Maturity (giving effect to any applicable grace period) no later than the Business Day immediately preceding the Initial Deposit Redemption Date; provided, however, that Eligible Investments shall not include any interest-only security; any security purchased at a price in excess of 100% of par; any investment that has a rating from S&P, if such investment shall have an “r” or “t” highlighter affixed to its rating from S&P; any security whose repayment is subject to substantial non-credit related risk as determined by the Collateral Administrator; or any mortgage-backed security.

“Entitlement Order”: The meaning specified in Section 8-102(a)(8) of the UCC.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan”: An “employee benefit plan” as defined in Section 3(3) of ERISA or “plan” described in Section 4975 of the Code that is subject to the provisions of Section 406 of ERISA or Section 4975 of the Code or any materially similar federal, state or other applicable law.

“Euroclear”: Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default”: The meaning specified in Section 5.1.

“Excepted Property”: The meaning specified in the Granting Clause.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Fitch”: Fitch Ratings and any successor or successors thereto.

“Fitch Rating”: With respect to any Collateral Security, for determining the Fitch Rating as of any date of determination:

(a) if such Collateral Security is rated by Fitch, the Fitch Rating shall be such rating;

(b) if such Collateral Security is not rated by Fitch and a rating is published by both S&P and Moody’s, the Fitch Rating shall be the lower of such ratings; and if a rating is published by only one of Standard & Poor’s and Moody’s, the Fitch Rating shall be that published equivalent rating by S&P’s or Moody’s, as the case may be;

(c) if such Collateral Security is a synthetic security, the Fitch Rating of such synthetic security shall be the rating assigned thereto by Fitch in connection with the acquisition thereof by the Issuer upon request of the Issuer or the Collateral Administrator; and

(d) in all other circumstances, the Fitch Rating shall be the private rating assigned by Fitch upon request of the Collateral Administrator;

provided that (x) if such Collateral Security has been put on rating watch negative for possible downgrade by any Rating Agency, then the rating used to determine the Fitch Rating under either of clauses (a) or (b) above shall be one rating subcategory below such rating by that Rating Agency, and (y) if such Collateral Security has been put on rating watch positive for possible upgrade by any Rating Agency, then the rating used to determine the Fitch Rating under either of clauses (a) or (b) above shall be one rating subcategory above such rating by that Rating Agency, and (z) not withstanding the rating definition described above, Fitch reserves the right to issue a rating estimate for any Collateral Security at any time.

“Fitch Rating Distribution”: The meaning specified in Schedule D attached hereto.

“Fitch Rating Factor”: The meaning specified in Schedule D attached hereto.

“Fitch Recovery Rate”: The meaning specified in Schedule D attached hereto.

“Floating Rate Note Interest Amounts”: Collectively, the Class A Note Interest Amount, the Class B Note Interest Amount, the Class C-FL Note Interest Amount, the Class D-FL Note Interest Amount, Class E-FL Note Interest Amount and the Class F-FL Note Interest Amount.

“Floating Rate Note Interest Rates”: Collectively, the Class A Note Interest Rate, the Class B Note Interest Rate, the Class C-FL Note Interest Rate, the Class D-FL Note Interest Rate, the Class E-FL Note Interest Rate and the Class F-FL Note Interest Rate.

“Floating Rate Notes”: Collectively, the Class A Notes, the Class B Notes, the Class C-FL Notes, the Class D-FL Notes, the Class E-FL Notes and the Class F-FL Notes.

“Global Notes”: Notes in global form with respect to which ownership and transfers are made through book entries by the Depository.

“Grant”: To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over or confirm. A Grant of the Collateral, or of any other Instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Granting Date”: With respect to the Initial Collateral Securities, the Closing Date, and with respect to an Additional Collateral Security or a Replacement Collateral Security the date such Additional Collateral Security or Replacement Collateral Security was Granted to the Trustee.

“Hedge Agreement”: Any interest rate exchange or protection agreement or agreements entered into between the Issuer and a Hedge Counterparty, as amended from time to time, including any confirmations evidencing the transactions thereunder; provided, however, that each Rating Agency shall have confirmed in writing that entering into such agreement or any amendment to such agreement will not, at that time, result in the downgrade or withdrawal of its ratings (to the extent ratings have been assigned) of any of the Notes (which confirmation with respect to the Hedge Agreement entered into on the Closing Date shall be evidenced by the delivery of the letters described in Section 3.1(h) hereof).

“Hedge Counterparty”: Initially as of the Closing Date, Deutsche Bank AG, New York Branch and thereafter, any one or more institutions that meets the requirements for a successor Hedge Counterparty set forth in Section 12.2.

“Hedge Payment Amount”: With respect to a Hedge Agreement and any Payment Date, the amount, if any, then payable to the Hedge Counterparty by the Issuer (including any applicable termination payments) net of all amounts then payable to the Issuer by the Hedge Counterparty.

“Hedge Receipt Amount”: With respect to a Hedge Agreement and any Payment Date, the amount, if any, then payable to the Issuer by the Hedge Counterparty (including any applicable termination payments) net of all amounts then payable to the Hedge Counterparty by the Issuer.

“Hedge Replacement Proceeds”: Any amounts received from a replacement counterparty in consideration for entering into a replacement agreement for a terminated Hedge Agreement.

“Hedge Termination Receipt Account”: The meaning specified in Section 12.2(b).

“Hedge Termination Receipts”: The meaning specified in Section 12.2(b).

“Holder” or “Noteholder”: With respect to any Note, the person in whose name such Note is registered, or, for purposes of voting and determinations hereunder, as long as such Note is in global form, a beneficial owner thereof.

“IAI Certificated Note”: Any Certificated Note held by an Institutional Accredited Investor.

“Impaired Security”: Either (a) a Collateral Security whose rating has been downgraded, qualified or withdrawn by any Rating Agency from the ratings that were in place as of the Granting Date or has been put on “credit watch” or similar status for possible downgrading, qualification or withdrawal by any Rating

Agency, (b) a Collateral Security whose Principal Balance as of the Granting Date has been reduced without receipt of a corresponding principal distribution as a result of the allocation of a Collateral Security Realized Loss to such Collateral Security, (c) a Collateral Security as to which an “appraisal reduction event”, as defined in the related Underlying Instrument, has been allocated or (d) a Defaulted Security; provided, however, that any Collateral Security that is not rated on the Granting Date by any Rating Agency will not be deemed to be an “Impaired Security” unless both (x) such Collateral Security meets the criteria in clauses (b), (c) or (d) above and (y) at least one other class of securities from the same Underlying CMBS Series that is senior to such Collateral Security meets the criteria in clauses (a), (b), (c) or (d) above.

“Implied Principal Balance” means, for purposes of clause (i) of the definition of Defaulted Security, the outstanding principal amount of all securities subordinate to the related Collateral Security less the sum of (x) 100% of the outstanding principal balance of any Commercial Mortgage Loans in the related Underlying CMBS Series that are 90 days or more delinquent, unless an appraisal has been performed for the purpose of determining whether an Appraisal Reduction is necessary and in such case less the amount of any applicable Appraisal Reduction and applicable principal and interest advances outstanding, (y) 50% of the outstanding principal balance of any Commercial Mortgage Loans in the related Underlying CMBS Series that are 60 to 89 days delinquent, unless an appraisal has been performed for the purpose of determining whether an Appraisal Reduction is necessary and in such case less the amount of any applicable Appraisal Reduction and applicable principal and interest advances outstanding and (z) the aggregate outstanding servicing advances (including principal and interest advances solely with respect to any Commercial Mortgage Loans that are 30 to 59 days delinquent) for the related Underlying CMBS Series, as provided to the Trustee, by the Collateral Administrator; provided, the Collateral Security will not constitute a Defaulted Security if and when such failure to pay has been cured;

“Imputed Loss Amount”: With respect to any date of determination for any Collateral Security that is a part of an Underlying CMBS Series in which the commercial mortgaged property for any Commercial Mortgage Loan that is 90 or more days delinquent has not been appraised in accordance with the terms of the Underlying Instrument, the portion of the Principal Balance of such Collateral Security that would be written down as a result of an Appraisal Reduction which assumed the appraised value of such commercial mortgaged property was zero. Any Imputed Loss Amount will cease to exist upon the earlier to occur of (a) the liquidation of the commercial mortgaged property, (b) such time as the appraisal procedures required by the Underlying Instrument have been followed and (c) such time as the Commercial Mortgage Loan becomes current.

“Imputed Principal Balance”: With respect to any date of determination and any Collateral Security, the Aggregate Principal Amount for such Collateral Security; provided, however, that the Aggregate Principal Amount of any Collateral Security will be reduced by (a) the portion of the Principal Balance of such Collateral Security that has been written down as a result of an Appraisal Reduction affecting such Collateral Security and (b) any Imputed Loss Amount in respect of such Collateral Security.

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: As to any Person, any other Person (including a firm of accountants or lawyers and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, (ii) is not connected with such Person as an officer, employee, promoter, underwriter, voting Trustee, partner, director or Person performing similar functions and (iii) is not Affiliated with a firm that fails to satisfy the criteria set forth in (i) and (ii). “Independent” when used with respect to any accountant may include an accountant who audits the books of any Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants. Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Initial Collateral Securities”: The Collateral Securities acquired by the Issuer on the Closing Date, as identified on Schedule A hereto.

“Initial Deposit Account”: The trust account designated as such and established pursuant to Section 10.5.

“Initial Deposit Redemption”: A redemption of a portion of the Notes pursuant to Section 9 hereof.

“Initial Deposit Redemption Date”: The Payment Date in April 2004.

“Initial Purchasers”: Deutsche Bank Securities Inc., Citigroup Global Markets Inc., CDC IXIS Capital Markets, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Terwin Capital, LLC.

“Institutional Accredited Investor”: Any Person meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act or entities in which all the equity owners meet this requirement.

“Instruments”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”: With respect to each Payment Date, (i) with respect to the Floating Rate Notes, the period commencing on and including the 23rd day of the month preceding such Payment Date (or, in the case of the first Payment Date, commencing on and including the Closing Date) to but excluding the 23rd day of the current month and (ii) with respect to the Class C-FX Notes, the Class D-FX Notes, the Class E-FX Notes, the Class F-FX Notes, the Class G Notes and the Junior Notes, the preceding calendar month.

“Interest Proceeds”: With respect to any Payment Date, without duplication, (i) all Cash payments of interest or dividends received during the related Due Period on (A) Collateral Securities and (B) Eligible Investments, excluding (a) prepayments or mandatory sinking funds, (b) payments in respect of optional redemptions, exchange offers, tender offers or recoveries on or other payments in respect of Defaulted Securities including, without limitation, payments or recoveries of interest or principal in respect of Defaulted Securities, (c) call, prepayment or redemption premiums, and (d) all Cash payments of interest or dividends received during the related Due Period on Eligible Investments invested with amounts on deposit in the Collection Account, (ii) accrued interest received in connection with a sale of Collateral Securities (other than a sale of a Defaulted Security or an Impaired Security, unless such Defaulted Security or Impaired Security is sold for an amount greater than par) or Eligible Investments (other than a sale of Eligible Investments invested with amounts on deposit in the Collection Account), (iii) all payments pursuant to the Hedge Agreements scheduled to be received on or prior to such Payment Date (other than payments received in connection with a termination of a Hedge Agreement) and not included in Interest Proceeds with respect to a prior Payment Date, (iv) all amendment, waiver or late payment fees and other fees and commissions received in cash by the Issuer during the related Due Period in respect of (A) Collateral Securities that are not Defaulted Securities or restructured securities and (B) Eligible Investments that are not in default or restructured securities, (v) any amounts transferred to the Collection Account from the Initial Deposit Account that are required to be treated as Interest Proceeds, (vi) all payments of principal on Eligible

Investments purchased with proceeds of items (i), (ii), (iii), (iv) and (v) of this definition (but excluding any funds received from Excepted Property) and (vii) all amounts described in items (i) through (vi) of this definition received during any prior Due Period and not distributed therein.

“Investment Company Act”: The United States Investment Company Act of 1940, as amended.

“Investment Grade”: With respect to a Note, having received a rating from a Rating Agency at the time of transfer that is in one of the four highest generic rating categories.

“Irish Listing and Paying Agent”: NCB Stockbrokers Limited, and any successor or successors thereto.

“Issuer”: LNR CDO 2003-1 Ltd., an exempt limited liability company incorporated under the laws of the Cayman Islands, unless and until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Account”: The Payment Account, the Collection Account, the Custodial Account, the Initial Deposit Account and the Hedge Termination Receipt Account.

“Issuer Order” and “Issuer Request”: A written order or request dated and signed in the name of the Issuer by an Authorized Officer of the Issuer or the Co-Issuer or by an Authorized Officer of the Collateral Administrator where permitted pursuant to the Collateral Administration Agreement, as the context may require or permit (which may be in the form of a standing order or request).

“Issuer Ordinary Shares”: The ordinary shares, par value $1.00 per share, of the Issuer which have been issued by the Issuer and are outstanding from time to time.

“Junior Notes”: Collectively, the Class H Notes and the Class J Notes.

“Knowledgeable Employee”: The meaning assigned to such term in the Investment Company Act.

“LIBOR”: The meaning set forth in Schedule B attached hereto.

“LIBOR Determination Date”: The meaning set forth in Schedule B attached hereto.

“Liquidation Amount”: The aggregate Note Balance of the Notes, together with accrued and unpaid interest on each Class of Notes (including, without limitation, any Default Interest and interest thereon and any Deferred Interest and interest thereon) at the applicable Note Interest Rate to, but excluding, the Payment Date following a sale or liquidation of the Collateral pursuant to Section 5.5(a)(i), as reduced by any Collateral Security Realized Losses that would have been allocated thereto if Collateral Security Realized Losses had been allocated to reduce the Notional Balance or Note Balance, as applicable, of (a) the Preferred Shares, (b) the Junior Notes (in reverse alphabetical order), and (c) the Senior Notes (in reverse alphabetical order), in that order, in each case until such Notional Balance or aggregate Note Balance, as applicable, has been reduced to zero.

“Liquidation Proceeds”: In connection with a Redemption, the Sale Proceeds resulting from the sale of the Collateral in accordance with Article IX, plus all Eligible Investments maturing on or prior to the Redemption Date and all funds expected to be on deposit in the Issuer Accounts on the Redemption Date.

“Majority”: With respect to the Notes or any Class thereof, the Holders of more than 50% of the aggregate Note Balance of the Notes or such Class. A “Majority” of the Notes of the Controlling Class means more than 50% of the aggregate Note Balance of the Notes of the Controlling Class.

“Mandatory Redemption”: The redemption of the Notes pursuant to and in accordance with Section 9.3.

“Market Value”: With respect to any date of determination, the lower of two bids obtained by the Collateral Administrator at such time from two recognized active investors or dealers in securities comparable to the subject Collateral Security that are independent from one another and from the Collateral Administrator.

“Maturity”: With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Measurement Date”: The date of purchase by the Issuer of an Additional Collateral Security.

“Minimum Hedge Counterparty Rating”: (i) With respect to the rating of the Hedge Counterparty or its credit support provider, as an issuer or with respect to the long-term senior unsecured debt of such party, as applicable, “A2” or better by Moody’s; (ii) with respect to the short-term debt of the Hedge Counterparty or its credit support provider, “P-1” by Moody’s and “F-2” by Fitch; and (iii) either, with respect to the Hedge Counterparty or its credit support provider (who unconditionally guarantees its obligations under the related Hedge Agreement) as an issuer or with respect to the long-term senior unsecured debt of such party, as the case may be, “A+” by S&P, or with respect to the short-term debt of such party, “A-1” by S&P (so long as any of the Notes outstanding hereunder are rated by such Rating Agency); provided, that should a Rating Agency effect an overall downward adjustment of its short-term or long-term ratings, then the applicable Minimum Hedge Counterparty Rating shall be adjusted downward accordingly; provided further, that any adjustment to the Minimum Hedge Counterparty Rating will be subject to the satisfaction of the Rating Condition with respect to the applicable Rating Agency.

“Moody’s”: Moody’s Investors Service, Inc. and any successor or successors thereto.

“Moody’s Rating”: With respect to any Collateral Security, will be determined as follows:

(a) if such Collateral Security is rated by Moody’s, such rating;

(b) if such Collateral Security is not rated by Moody’s, then the Moody’s Rating of such Collateral Security shall be deemed to be the rating thereof as may be assigned by Moody’s upon the request of the Issuer or the Collateral Administrator;

(c) with respect to the Collateral Securities that are commercial mortgage-backed conduit securities (i.e., Collateral Securities representing interests in a pool of commercial mortgage loans), if such Collateral Security is not rated by Moody’s, and no other security or obligation of the issuer or the obligor is rated by Moody’s and neither the Issuer nor the Collateral Administrator obtains a Moody’s Rating for such Collateral Security pursuant to clause (b) above, then the Moody’s Rating of such Collateral Security may be determined using any one of the following methods:

(i) if such Collateral Security is rated by both S&P and Fitch or if such Collateral Security is only rated by either S&P or Fitch but Moody’s has rated other classes in the same transaction then the Moody’s rating will be 2 subcategories lower than the lowest Moody’s equivalent rating then outstanding on the Collateral Security; or

(ii) if such Collateral Security is only rated by one rating agency, then the Issuer or the Collateral Administrator on behalf of the Issuer may request that Moody’s assign a rating for such Collateral Security, which shall be such Collateral Security’s Moody’s Rating.

Notwithstanding the foregoing, no more that 20% of the aggregate Principal Balance of the Collateral Securities may be rated pursuant to clause (c) above and no single Collateral Security that represents more than 5% of the aggregate Principal Balance of the Collateral Securities can be rated pursuant to clause (c) above.

“Moody’s Recovery Rate”: The meaning specified in Schedule D attached hereto.

“Non-Permitted Holder”: The meaning specified in Section 2.13(b).

“Note Balance”: With respect to any Class of Notes or any individual Note, the aggregate of the original principal balance of such Class of Notes or individual Note less any amounts of principal previously paid in respect of such Class of Notes or individual Note.

“Note Interest Rate”: With respect to the Notes of any Class, the annual rate at which interest accrues on the Notes of such Class, as specified in Section 2.3 and in such Notes.

“Note Owner Certificate”: A certificate to be signed by the beneficial owner of a Note in the form attached hereto as Exhibit E.

“Note Purchase Agreement”: An agreement dated as of June 27, 2003, among the Issuer, the Co-Issuer and the Initial Purchasers, as amended from time to time in accordance with the terms thereof.

“Note Register”: The register maintained by the Trustee or any Note Registrar with respect to the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes, the Class G Notes, the Class H Notes and the Class J Notes pursuant to Section 2.5.

“Note Registrar”: The meaning specified in Section 2.5(a).

“Note Valuation Report”: The meaning specified in Section 10.7(a).

“Noteholder”: The meaning specified in the definition of “Holders”.

“Notes”: Collectively, the Senior Notes and the Junior Notes.

“Notional Balance”: With respect to the Preferred Shares as of any date of determination, the initial notional balance of such Preferred Shares of $269,153,244, less any redemptions thereof made pursuant to the Preferred Shares Paying Agency Agreement.

“Offer”: With respect to any security, any offer by the issuer of such security or by any other Person made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any redemption in accordance with the terms of any related Underlying Instrument or for the purpose of registering the security) or to exchange such security for any other security, Cash or other property.

“Officer”: With respect to the Issuer, the Co-Issuer or any other corporation, the Chairman of the Board of Directors, any Director, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity; with respect to any partnership, any general partner thereof; with respect to the Trustee or any bank or trust company acting as trustee of an express trust or as custodian, any Trust Officer.

“Officer’s Certificate”: With respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Opinion of Counsel”: A written opinion addressed to the Trustee, each Hedge Counterparty and each of the Rating Agencies (or on which any of them may expressly rely), in form and substance reasonably satisfactory to the Trustee and each of the Rating Agencies, of an attorney at law admitted to practice before the highest court of any state of the United States of America or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands, as the case may be), which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Collateral Administrator and which attorney shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to the Trustee, each Hedge Counterparty, the Issuer and each of the Rating Agencies or shall state that the Trustee, each Hedge Counterparty, the Issuer and each of the Rating Agencies shall be entitled to rely thereon.

“Option Price”: The meaning specified in Section 12.1(b).

“Optional Redemption”: The redemption of the Notes pursuant to and in accordance with Section 9.1 hereof.

“Optional Redemption Date”: Any Payment Date on or after the Payment Date on which the Aggregate Principal Amount of the Collateral Securities is equal to or less than 10% of the Aggregate Principal Amount of the Collateral Securities as of the Closing Date, as to which the Collateral Administrator has elected to cause an Optional Redemption of the Notes on such date.

“Optional Redemption Price”: With respect to each Class of Senior Notes, the sum of the aggregate Note Balance of such Class of Notes plus accrued and unpaid interest thereon (including Default Interest and interest thereon and, in the case of the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes and the Class G Notes, Deferred Interest and interest thereon). With respect to the Junior Notes, an amount equal to the Tax Redemption Price for the related Payment Date.

“Optional Redemption Purchase Price”: The meaning specified in Section 9.1(b)

“Outstanding”: With respect to the Notes or any Class of Notes, as of any date of determination, all of such Notes or Class of Notes theretofore authenticated and delivered under this Indenture except:

(a) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b) Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such original Notes are held by a Holder in due course; and

(d) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6 of this Indenture;

provided, that in determining whether the Holders of the requisite aggregate Note Balance of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer or the Co-Issuer shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, the Co-Issuer or any other obligor upon the Notes. Notes owned by the Collateral Administrator and its Affiliates will be deemed to be Outstanding for all purposes under this Indenture; provided, however, that such Notes shall be deemed not to be Outstanding for purposes of conducting any vote regarding the removal of the Collateral Administrator for “cause” (as defined in the Collateral Administration Agreement).

“Paying Agent”: Any Person authorized by the Co-Issuers to pay the principal of or interest on any Notes on behalf of the Co-Issuers, as specified in Section 7.4.

“Payment Account”: The trust account established pursuant to Section 10.3.

“Payment Date”: The 23rd day of such month or, if the 23rd day of such month is not a Business Day, the next Business Day, commencing in August 2003.

“Permanent Regulations S Global Note”: The meaning specified in Section 2.2(b).

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), bank, unincorporated association or government or any agency or political subdivision thereof or any other entity of similar nature.

“PIK Security”: The meaning specified in Schedule D attached hereto.

“Pledged Securities”: On any date of determination, the Collateral Securities and the Eligible Investments owned by the Issuer that have been Granted to the Trustee.

“Preferred Shares”:26,915,324.4 preferred shares issued by the Issuer having a par value of $0.001 per share, and an aggregate issue price or an initial Notional Balance of $269,153,244, and entitled to receive preferred dividends, in accordance with the Priority of Payments and the Preferred Shares Paying Agency Agreement.

“Preferred Shares Paying Agent”: LaSalle Bank National Association, in its capacity as paying agent with respect to the Preferred Shares under the Preferred Shares Paying Agency Agreement.

“Preferred Shares Paying Agency Agreement”: The Preferred Shares Paying Agency Agreement, dated as of July 2, 2003, by and between the Issuer and the Preferred Shares Paying Agent.

“Principal Balance”: With respect to Cash, the face amount thereof, and with respect to any Pledged Security, as of any date of determination, the outstanding principal amount of such Pledged Security; provided, however, that the Principal Balance shall not be deemed increased by any amount deemed added to the principal of any Collateral Securities by operation of an interest deferral feature. The Principal Balance of any Collateral Security will exclude any portion of the Principal Balance of such Collateral Security that has been written down as a result of a Collateral Security Realized Loss.

“Principal Proceeds”: With respect to any Payment Date, (i) all principal payments (including prepayments, mandatory sinking fund payments, payments in respect of optional redemptions, exchange offers, tender offers or recoveries of any amounts, which may include interest or principal, in respect of Defaulted Securities including, without limitation, payments or recoveries of interest or principal in respect of Defaulted Securities) received in cash during the related Due Period on (A) Eligible Investments (other than Eligible Investments purchased with Interest Proceeds and any amount representing the accreted portion of a discount on the face value of such Eligible Investments), and (B) Collateral Securities, (ii) Sale Proceeds received during such Due Period (excluding accrued interest included in Sale Proceeds), (iii) all amounts received with respect to amendments, waivers, late payment fees and commissions in respect of Collateral Securities that are Defaulted Securities or restructured securities received in cash by the Issuer during the related Due Period, (iv) all payments received in cash by the Issuer during the related Due Period that represent call, prepayment or redemption premiums, (v) any amounts received by the Issuer in respect of a termination of any Hedge Agreement scheduled to be received on or prior to such Payment Date to the extent such amounts exceed the cost of entering into a replacement Hedge Agreement, (vi) any other amounts received during the related Due Period that do not constitute Interest Proceeds (but excluding any funds received from Excepted Property), (vii) any amounts transferred to the Collection Account from the Initial Deposit Account that are required to be treated as Principal Proceeds, (viii) all amounts described in items (i) through (vii) of this definition received during any prior Due Period and not distributed therein.

“Priority of Payments”: The meaning specified in Section 11.1(a).

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds”: (i) Any property (including but not limited to Cash and securities) received as a Distribution on the Collateral or any portion thereof, (ii) any property (including but not limited to Cash and securities) received in connection with the sale, liquidation, exchange or other disposition of the Collateral or any portion thereof, and (iii) all proceeds (as such term is defined in Section 9-102(a)(64) of the UCC) of the Collateral or any portion thereof.

“Protected Purchaser”: The meaning specified in Section 8-303 of the UCC.

“Purchase Option”: The meaning specified in Section 12.1(b).

“Purchase Option Notice”“ The meaning specified in Section 12.1(c).

“QIB”: A qualified institutional buyer as defined in Rule 144A.

“QIB/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes, is both a QIB and a Qualified Purchaser.

“Qualified Purchaser”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes, is a qualified purchaser for the purposes of Section 3(c)(7) of the Investment Company Act.

“Ramp-Up Criteria”: The meaning specified in Section 3.4(c).

“Ramp-Up Date”: April 2, 2004.

“Ramp-Up Effective Date”: The earlier of (i) the Ramp-Up Date and (ii) the date on which the aggregate Principal Balance of Additional Collateral Securities is at least $60 million and the Ramp-Up Criteria are satisfied (or if such date is not a Business Day, the first Business Day after such date).

“Ramp-Up Fitch Maximum Rating Distribution”: After giving effect to the Grant of all Additional Collateral Securities on or prior to the Ramp-Up Date, the Fitch Rating Distribution of the Additional Collateral Securities that have been Granted to the Trustee as of such date of determination.

“Ramp-Up Period”: The period commencing on the Closing Date and ending on the Ramp-Up Date.

“Ramp-Up S&P Weighted Average Recovery Rate”: After giving effect to the Grant of all Additional Collateral Securities on or prior to the Ramp-Up Date, the S&P Weighted Average Recovery Rate of the Additional Collateral Securities that have been Granted to the Trustee as of such date of determination.

“Ramp-Up Weighted Average Coupon”: After giving effect to the Grant of all Additional Collateral Securities on or prior to the Ramp-Up Date, the Weighted Average Coupon of the Additional Collateral Securities that have been Granted to the Trustee as of such date of determination.

“Rated Collateral Securities”: With respect to the Initial Collateral Securities, the Collateral Securities identified on Schedule C attached hereto, and with respect to any Additional Collateral Securities, such Additional Collateral Securities that were rated, at their time of issuance, by any of the Rating Agencies no lower than “B3” or “B-”, as applicable.

“Rating Agencies”: Moody’s and any successor or successors thereto, S&P and any successor or successors thereto, and Fitch and any successor or successors thereto, or, if at any time Moody’s or any such successor, S&P or any such successor or Fitch or any such successor ceases to provide rating services generally, any other nationally recognized investment rating agency selected by the Issuer and reasonably satisfactory to the Controlling Party. In the event that at any time the Rating Agencies do not include Moody’s, Fitch or S&P, references to rating categories of Moody’s, Fitch or S&P in this Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other rating agency and Moody’s, Fitch or S&P published ratings for the type of security in respect of which such alternative rating agency is used. References to Rating Agencies with respect to a Class of Notes shall apply only to Rating Agencies that assigned a rating (public or confidential) to such Class of Notes on the Closing Date.

“Rating Condition”: With respect to the applicable Notes or any Class thereof and with respect to any action or event or proposed action or event, the provision by each Rating Agency then rating the applicable Notes of such Class of confirmation in writing that such action or event will not result in the downgrade, qualification or withdrawal of its then current ratings of such applicable Notes or the applicable Notes of such Class.

“Record Date”: The date on which the Holders of Notes entitled to receive a payment in respect of principal or interest on the succeeding Payment Date are determined, such date as to any Payment Date being the 5th Business Day prior to the applicable Payment Date with respect to the Certificated Notes and being the last day (whether or not a Business Day) of the related Interest Accrual Period with respect to the Global Notes.

“Redemption”: An Optional Redemption, Tax Redemption, Mandatory Redemption or Initial Deposit Redemption.

“Redemption Date”: With respect to any Redemption, the related Optional Redemption Date, Tax Redemption Date or Initial Deposit Redemption Date, as applicable.

“Redemption Price”: With respect to an Optional Redemption and a Tax Redemption, the related Optional Redemption Price or Tax Redemption Price, as applicable.

“Redemption Record Date”: With respect to any Redemption of Notes, a date fixed pursuant to Section 9.5.

“Reference Date”: June 25, 2003.

“Registered”: A debt obligation that is issued after July 18, 1984 and that is in registered form within the meaning of Section 881(c)(2)(B)(i) of the Code and the Treasury regulations promulgated thereunder.

“Regulation S”: Regulation S under the Securities Act.

“Regulation S Global Notes”: The meaning specified in Section 2.2(b).

“Regulation U”: Regulation U issued by the Board of Governors of the Federal Reserve System.

“Remaining Average Life”: With respect to any Note and any date of determination, the number of years (calculated to the nearest one-twelfth year) from such date to the date such Note is repaid in full, based upon the actual cashflows of the Collateral Securities at the time of calculation of the Remaining Average Life (calculated based on the Collateral Securities Assumptions).

“Remaining Ramp-Up Calculation Cash Amount”: The lesser of (a) the balance remaining in the Initial Deposit Account and (b) $60 million less the aggregate outstanding Principal Balance of the Additional Collateral Securities (determined as of their respective Granting Date).

“Replacement Collateral Security”: A Collateral Security that the Sponsor substitutes for a Defective Collateral Security and (1) is either (a) treated as indebtedness for U.S. federal income tax purposes, or (b) a security with respect to which the Issuer has received advice from Thacher Proffitt & Wood or an opinion of other counsel to the effect that the ownership of such security will not cause the Issuer to be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes or otherwise subject the Issuer to U.S. federal tax on a net income basis, (2) does not have a coupon or other payments that are subject to U.S. or foreign withholding tax, unless the issuer of such Replacement Collateral Security is required to make “gross-up” payments pursuant to the related underlying instruments that cover the full amount of any such withholding tax on an after-tax basis (including any tax on such additional payments) and (3) either (i) meets the Replacement Criteria set forth in Section 5 of the Seller Transfer Agreement, or (ii) satisfies the Rating Condition.

“Rule 144A”: Rule 144A under the Securities Act.

“Rule 144A Global Note”: The meaning specified in Section 2.2(b).

“Rule 144A Information”: Such information as is specified pursuant to Section (d)(4) of Rule 144A (or any successor provision thereto).

“Sale”: A sale of the Collateral pursuant to an Event of Default.

“Sale Proceeds”: All proceeds (including accrued interest) received with respect to Collateral Securities as a result of sales of such Collateral Securities pursuant to Section 9.1, Section 9.2 or Section 12.1, net of any reasonable amounts expended by the Collateral Administrator or the Trustee in connection with such sale.

“Schedule of Collateral Securities”: The Collateral Securities listed on Schedule A hereto and securing the Notes, which Schedule shall include the Principal Balance, interest rate and the Moody’s Rating, S&P Rating and Fitch Rating, if any, of each Collateral Security, as amended from time to time to reflect the purchase of Additional Collateral Securities pursuant to Section 3.4 and the sale and release of Collateral Securities pursuant to Article XII and Section 10.8 hereof.

“Scheduled Distribution”: With respect to any Pledged Security, for each Due Date, the Distribution scheduled on such Due Date, determined in accordance with the assumptions specified in Section 1.2 hereof.

“Secured Obligations”: Collectively, all of the indebtedness, liabilities and obligations owed from time to time by the Issuer to any of the Secured Parties whether for principal, interest, fees, costs, expenses or otherwise (including all amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code and the operation of Sections 502(b) and 506(b) thereof or any analogous provisions of any similar laws).

“Secured Parties”: The Trustee, the Collateral Administrator, the Holders of the Notes, and the Hedge Counterparties.

“Securities Act”: The United States Securities Act of 1933, as amended.

“Securities Intermediary”: The meaning specified in Section 8-102(a)(14) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Seller”: Delaware Bonds Holdings, Inc., or any successor or successors thereto.

“Seller Transfer Agreement”: The seller transfer agreement dated as of July 2, 2003, by and among the Depositor, the Sponsor and the Seller, relating to the transfer of the Collateral Securities to the Depositor.

“Senior Notes”: The Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes and the Class G Notes, authorized by, and authenticated and delivered under, this Indenture or any supplemental indenture.

“S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor or successors thereto.

“S&P CDO Industry Code”: The meaning specified in Schedule F attached hereto.

“S&P CDO Monitor Test”: The meaning specified in Schedule D attached hereto.

“S&P Rating”: With respect to any Collateral Security, will be determined as follows:

(a) if S&P has assigned a rating to such Collateral Security either publicly or privately (in the case of a private rating, with the appropriate consents for the use of such private rating), the S&P Rating shall be the rating assigned thereto by S&P;

(b) if such Collateral Security is not rated by S&P but the Issuer or the Collateral Administrator on behalf of the Issuer has requested that S&P assign a rating to such Collateral Security, the S&P Rating shall be the rating so assigned by S&P; and

(c) if such Collateral Security has not been assigned a rating by S&P pursuant to clause (a) or (b) above (or a request pursuant to clause (b) is pending), the S&P Rating of such Collateral Security shall be the rating determined in accordance with Schedule E; provided that if any Collateral Security is, at the time of its purchase by the Issuer, on watch for a possible upgrade or downgrade by either Moody’s or Fitch, the S&P Rating of such Collateral Security shall be one subcategory above or below, respectively, the rating otherwise assigned to such Collateral Security in accordance with Schedule E; provided further, that the aggregate Principal Balance of all Collateral Securities that are assigned an S&P Rating pursuant to this clause (c) may not exceed 20% of the aggregate Principal Balance of all Collateral Securities;

Notwithstanding the foregoing, if any Collateral Security shall, at the time of its purchase by the Issuer, be listed for possible upgrade or downgrade on S&P’s then current credit rating watch list, then the S&P Rating of such Collateral Security shall be one subcategory above or below, respectively, the Rating then assigned to such item by S&P, as applicable; provided that if such Collateral Security is removed from such list at any time, it shall be deemed to have its actual rating by S&P.

“S&P Recovery Rate”:The meaning specified in Schedule D attached hereto.

“S&P Weighted Average Recovery Rate”: The meaning specified in Schedule D attached hereto.

“Sponsor”: Delaware Securities Holdings, Inc., or any successor or successors thereto.

“Sponsor Transfer Agreement”: The sponsor transfer agreement dated as of July 2, 2003, by and between the Sponsor and the Seller, relating to the transfer of certain of the Collateral Securities to the Seller.

“Stated Maturity”: With respect to any security, including a Note, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable or, if such date is not a Business Day, the next following Business Day.

“Subordinate Interests”: The rights of the Holders of the Class B Notes (in relation to the rights of the Class A Notes), the rights of the Holders of the Class C-FX Notes and the Class C-FL Notes (in relation to the rights of the Class A Notes and the Class B Notes), the rights of the Holders of the Class D-FX Notes and the Class D-FL Notes (in relation to the rights of the Class A Notes, the Class B Notes, the Class C-FX Notes and the Class C-FL Notes), the rights of the Holders of the Class E Notes (in relation to the rights of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes and the Class D-FL Notes), the rights of the Holders of the Class F-FX Notes and the Class F-FL Notes (in relation to the rights of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes and the Class E-FL Notes), the rights of the Holders of the Class G Notes (in relation to the rights of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes and the Class F-FL Notes), the rights of the Holders of the Class H Notes (in relation to the rights of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes and the Class G Notes), the rights of the Holders of the Class J Notes (in relation to the rights of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes, the Class G Notes and the Class J Notes) and of the Issuer in and to the Collateral.

“Supermajority”: With respect to the Notes or any Class thereof, the Holders of more than 66 2/3% of the aggregate Note Balance of the Notes or such Class, as the case may be.

“Swap Hedge Agreement”: The Swap Hedge Agreement, dated July 2, 2003, between the Issuer and the Hedge Counterparty.

“Tax Redemption”: The redemption of the Notes on account of the occurrence of a Withholding Tax Event pursuant to and in accordance with Section 9.2 hereof.

“Tax Redemption Date”: Any Payment Date on which a Withholding Tax Event is continuing as to which a majority of the Preferred Shares has elected to cause a Tax Redemption on such date.

“Tax Redemption Percentage Price”: With respect to each Class of Senior Notes, 100%. With respect to any Tax Redemption of the Junior Notes on an Annual Payment Date, the Annual Price for such Class for such Annual Payment Date as set forth in the table below. With respect to any Tax Redemption of the Junior Notes on a Payment Date other than on Annual Payment Date, such Tax Redemption Price that is determined by linear interpolation of the Annual Prices for such Class for the next preceding and next following Annual Payment Dates.

ANNUAL PRICES FOR TAX REDEMPTION

Annual Payment Dates in	Class H Notes	Class J Notes
July 2003	88.24%	71.90%
July 2004	88.91%	73.09%
July 2005	89.64%	74.44%

July 2006	90.46%	76.04%
July 2007	91.37%	77.96%
July 2008	92.41%	80.24%
July 2009	93.57%	82.95%
July 2010	94.89%	86.19%
July 2011	96.36%	90.04%
July 2012	98.03%	94.63%
July 2013 and thereafter	100.00%	100.00%

“Tax Redemption Price”: When used with respect to any Note of any Class, an amount equal to the product of (i) the Tax Redemption Percentage Price of the Note to be redeemed and (ii) the aggregate Note Balance of such Note, together with accrued and unpaid interest on such Note (including, without limitation, any Default Interest and interest thereon, and, in the case of a Class D-FX Note, Class D-FL Note, Class E-FX Note, Class E-FL Note, Class F-FX Note, Class F-FL Note, Class G Note, Class H Note and Class J Note, any Deferred Interest and interest thereon) at the applicable Note Interest Rate to the Tax Redemption Date. For purposes of calculating the Tax Redemption Price for the Notes of any Class, it shall be assumed that any and all Collateral Security Realized Losses that have occurred after the Granting Date have been allocated (i) first to the Notional Balance of the Preferred Shares and (ii) second to the aggregate Note Balance of each Class of Notes, in reverse alphabetical order, in each case until such Notional Balance or aggregate Note Balance, as applicable, has been reduced to zero.

“Tax Redemption Purchase Price”: The meaning specified in Section 9.2(b)

“Temporary Regulation S Global Note”: The meaning specified in Section 2.2(b).

“Total Redemption Amount”: The meaning specified in Section 9.5(c).

“Transaction Documents”: The Indenture, the Transfer Agreements, the Collateral Administration Agreement, the Preferred Shares Paying Agency Agreement, the Administration Agreement and the Note Purchase Agreement.

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

“Transfer Agreements”: The Depositor Transfer Agreement, the Seller Transfer Agreement and the Sponsor Transfer Agreement.

“Treasury”: The United States Department of Treasury.

“Trust Officer”: When used with respect to the Trustee, any officer within the CDO Trust Services Group of the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president or officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the CDO Trust Services Group of the Corporate Trust Office because of his knowledge of and familiarity with the particular subject.

“Trustee”: LaSalle Bank National Association, a national banking association organized and existing under the laws of the United States, in its capacity as trustee for the Noteholders, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Person.

“Trustee Fee”: The fee payable to the Trustee in arrears on each Payment Date as determined in accordance with the terms of the Trustee Fee letter dated as of May 14, 2003 as revised as of June 27, 2003. The Trustee Fee payable for the first Payment Date shall accrue on the basis of the actual number of days in the first Interest Accrual Period divided by 360.

“UCC”: The Uniform Commercial Code as in effect in the State of New York on the Closing Date, and as in effect from time to time.

“Underlying CMBS Series”: With respect to each Collateral Security, the related series of commercial mortgage-backed securities that the Collateral Security is part of.

“Underlying Instrument”: The pooling and servicing agreement, trust and servicing agreement, indenture, or other agreement pursuant to which a Pledged Security has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Pledged Security or of which the holders of such Pledged Security are the beneficiaries.

“Unregistered Securities”: Securities issued without registration under the Securities Act.

“U.S. Person”: The meaning specified under Regulation S.

“U.S. Resident”: A Person considered resident in the United States for purposes of Section 7(d) of the Investment Company Act under the doctrine commonly known in the United States as the “Touche Remnant Doctrine,” as articulated and applied by the staff of the United States Securities and Exchange Commission in various “no-action” or interpretive letters issued by the staff.

“Weighted Average Coupon”: With respect to any date of determination, the number (rounded up to the next 0.0001%) obtained by (i) multiplying the per annum coupon rate for each Collateral Security that is a fixed rate security by the Principal Balance of such Collateral Security; (ii) summing the amounts determined pursuant to clause (i) for all of such Collateral Securities; and (iii) dividing the sum determined pursuant to clause (ii) by the aggregate Principal Balance of all Collateral Securities that are fixed rate securities.

“Withholding Tax Event”: An event that will occur if (A)(i) any obligor is, or on the next scheduled payment date under any Collateral Security any obligor will be, required to deduct or withhold from any payment under any Collateral Security to the Issuer for or on account of any tax for whatever reason and such obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required, (ii) any jurisdiction imposes net income, profit as or similar tax on the Issuer, or (iii) the Issuer or a Hedge Counterparty is required to deduct or withhold from any payment under a Hedge Agreement for or on account of any tax and the Issuer is obligated to make a gross up payment (or otherwise pay additional amounts) to the Hedge Counterparty, or such Hedge Counterparty is not obligated, to make a gross up payment to the Issuer; and (B) such a tax or taxes amounts, in the aggregate, to three percent (3%) or more of the aggregate interest payments on all of the Collateral Securities during the related Due Period.

Section 1.2 Assumptions as to Collateral Securities.

(a) In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Pledged Securities, or any payments on any other assets included in the Collateral, and with respect to the income that can be earned on Scheduled Distributions on such Pledged Security and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.2 shall be applied.

(b) All calculations with respect to Scheduled Distributions on the Pledged Securities shall be made on the basis of information as to the terms of each such Pledged Security and upon report of payments, if any, received on such Pledged Security that are furnished by or on behalf of the issuer of or borrower with respect to such Pledged Security and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations.

(c) For each Due Period, the Scheduled Distribution on any Pledged Security shall be the total amount of payments and collections in respect of such Pledged Security (including the proceeds of the sale of such Pledged Security) received during the Due Period.

(d) Each Scheduled Distribution receivable with respect to a Pledged Security shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account and, except as otherwise specified, not to be reinvested.

Section 1.3 Rules of Construction.

All references in this instrument to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision. The term “including” shall mean “including without limitation.”

ARTICLE II

THE NOTES

Section 2.1 Forms Generally. The Notes and the Certificate of Authentication shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Co-Issuers, or, in the case of the Junior Notes, the Issuer executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2 Forms of Notes and Certificate of Authentication.

(a) The form of the Notes, including the Certificate of Authentication, shall be as set forth respectively as Exhibits A-1 through A-4 hereto.

(b) Senior Notes offered and sold to Persons who are non-U.S. Persons and non-U.S. Residents in reliance on Regulation S shall be issued initially in the form of temporary global notes in fully registered form without interest coupons, authenticated and delivered in substantially the forms attached hereto as

Exhibit A-2 (each, a “Temporary Regulation S Global Note”). After the expiration of the Distribution Compliance Period, beneficial interests in a Temporary Regulation S Global Note will be exchangeable for permanent global notes in fully registered form without interest coupons, authenticated and delivered in substantially the forms attached hereto as Exhibit A-3 (each, a “Permanent Regulation S Global Note”, and together with the Temporary Regulation S Global Notes, the “Regulation S Global Notes”). The Regulation S Global Notes will be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for the Depository and registered in the name of a nominee of the Depository for the respective accounts of Euroclear and Clearstream, duly executed by the Co-Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form without interest coupons in substantially the forms attached hereto as Exhibit A-1 (each a “Rule 144A Global Note”), which shall be deposited with the Trustee, as custodian for and registered in the name of the Depository or a nominee of the Depository, duly executed by the Co-Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes of a Class may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

Notes offered and sold to Institutional Accredited Investors shall be issued initially in the form of certificated notes in definitive, fully registered form without interest coupons in substantially the form attached hereto as Exhibit A-4 (each an “IAI Certificated Note”) which shall be registered in the name of the beneficial owner or nominee thereof, duly executed by the Co-Issuers or the Issuer, as the case may be, and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the IAI Certificated Notes of a Class may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided.

(c) This Section 2.2(c) shall apply only to Global Notes deposited with or on behalf of the Depository.

The Co-Issuers shall execute and the Trustee shall, in accordance with this Section 2.2(c), authenticate and deliver initially one or more Global Notes per Class that (i) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (ii) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee, as custodian for the Depository.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Note, and the Depository may be treated by the Co-Issuers, the Trustee, and any agent of the Co-Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever (except to the extent otherwise provided herein). Notwithstanding the foregoing, nothing herein shall prevent the Co-Issuers, the Trustee, or any agent of the Co-Issuers or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(d) Except as provided in Section 2.10 hereof, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Certificated Notes. The Junior Notes sold to any U.S. Person or U.S. Resident that is either (i) a QIB/QP or (ii) an Institutional Accredited Investor and a Qualified

Purchaser, shall be issued in the form of certificated notes in definitive fully registered form without interest coupons in substantially the form attached hereto as Exhibit A-4 (each, a “Certificated Note”), which shall be registered in the name of the beneficial owner or nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

Section 2.3 Authorized Amount; Note Interest Rate; Stated Maturity; Denominations.

Subject to the provisions set forth below, the aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $493,513,000, except for (i) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, 2.6 or 8.5 of this Indenture and (ii) Notes issued pursuant to supplemental indentures in accordance with Article VIII.

Such Notes shall be divided into thirteen classes having designations, original Note Balances, Note Interest Rates and Stated Maturities as follows:

Designation	Original Note Balance	Note Interest Rate	Stated Maturity
Class A	$99,160,000	LIBOR[1] +0.530%	July 2018
Class B	$78,184,000	LIBOR[1] +1.300%	July 2036
Class C-FX	$9,860,000	5.010%	July 2036
Class C-FL	$34,000,000	LIBOR[1] +1.500%	July 2036
Class D-FX	$40,766,000	5.614%	July 2036
Class D-FL	$5,000,000	LIBOR[1] +2.100%	July 2036
Class E-FX	$41,626,000	6.525%	July 2036
Class E-FL	$48,000,000	LIBOR[1] +3.000%	July 2036
Class F-FX	$44,724,000	7.374	July 2036
Class F-FL	$6,000,000	LIBOR[1] +3.850%	July 2036
Class G	$12,204,000	7.682%	July 2036
Class H	$30,511,000	10.000%	July 2036
Class J	$43,478,000	11.750%	July 2036

[1]	LIBOR refers to LIBOR for the Applicable Period.

The Notes (other than the Class B Notes) shall be issuable in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. The Class B Notes shall be issuable in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. Notwithstanding the foregoing, any Note transferred pursuant to Section 2.10(a) in the form of a definitive, certificated Note may be issued in such lesser amount as the Issuer may agree.

Section 2.4 Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Issuer and, in the case of the Senior Notes, the Co-Issuer, by one of the Authorized Officers of the Issuer and, in the case of the Senior Notes, the Co-Issuer. The signature of such Authorized Officer on the Notes, may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer or the Co-Issuer shall bind the Issuer and the Co-Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer and the Co-Issuer may deliver Notes executed by the Issuer and the Co-Issuer to the Trustee or the Authenticating Agent for authentication, and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent to or upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Outstanding principal amount of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5 Registration, Registration of Transfer and Exchange.

(a) The Issuer shall cause to be kept the Note Register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby initially appointed as agent of the Issuer to act as “Note Registrar” for the purpose of registering and recording in the Note Register the Notes and transfers of such Notes as herein provided. Upon any resignation or removal of the Note Registrar, the Issuer shall promptly appoint a successor.

If a Person other than the Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Note Registrar and of the location, and any change in the location, of the Note Registrar, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts of such Notes.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office of the Note Registrar, the surrendered Notes shall be returned to the Issuer marked “canceled,” or retained by the Trustee in accordance with its standard retention policy and the Issuer (and solely in the case of the Senior Notes, the Co-Issuer) shall execute, and the Trustee or the Authenticating Agent, as the case may be, shall authenticate and deliver in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount.

The Issuer or the Collateral Administrator, as applicable, will notify the Trustee in writing of any Note beneficially owned by or pledged to the Issuer, the Co-Issuer or the Collateral Administrator or any of their respective Affiliates promptly upon its knowledge of the acquisition thereof or the creation of such pledge.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Issuer (and solely in the case of the Senior Notes, the Co-Issuer) shall execute and the Trustee shall authenticate and deliver the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer and, in the case of the Senior Notes, the Co-Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

A Note and the rights to payments evidenced thereby may be assigned or otherwise transferred in whole or in part pursuant to the terms of this Section 2.5 only by the registration of such assignment and transfer of such Note on the Note Register (and each Note shall so expressly provide). Any assignment or transfer of all or part of such Note shall be registered on the Note Register only upon presentment or surrender for registration of transfer or exchange of the Note duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar, the Issuer and, in the case of the Senior Notes, the Co-Issuer, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any exchange of Notes, but the Trustee or Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange of Notes.

The Issuer and the Co-Issuer shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending at the close of business on the day of the first publication in the Irish Stock Exchange Daily Official List of the relevant notice of redemption or, if there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption.

(b) No Note may be sold or transferred (including by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt under applicable state securities laws.

(c) General ERISA Transfer Restrictions.

Notwithstanding anything herein to the contrary:

(i) No Note or interest therein may be sold or transferred unless the transferee represents and warrants or, if applicable, is deemed to represent and warrant, either (A) that such transferee is not, or is not purchasing the Note with assets of, an ERISA Plan or (B) its purchase, holding and disposition of a Note will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or any substantially similar federal, state or other applicable law) for which an exemption is not available.

(ii) No non-Investment Grade Note or interest therein may be sold or transferred if such sale or transfer shall result in Benefit Plan Investors holding more than 24.9% of the non-Investment Grade Notes outstanding (such percentage to be determined in accordance with Section 2510.3-101(f) of the Department of Labor Regulations). As a condition to any sale or transfer of a non-Investment Grade Note (except for the initial transfer of a non-Investment Grade Note from the

Issuer to an Affiliate of the Issuer), the transferee shall deliver a letter to the Note Registrar in the form of Exhibit F, making certain disclosures so that the Note Registrar may determine whether such transfer would comply with the requirements of the preceding sentence. No non-Investment Grade Note may be sold or transferred to a Benefit Plan Investor or, unless the transferor is the Issuer or a Controlling Person, a Controlling Person, who is not a U.S. Person or U.S. Resident.

(d) Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent (outside the United States if then required by applicable law in the case of a definitive Note issued in exchange for a beneficial interest in a Regulation S Global Note pursuant to Section 2.10) on or prior to such Maturity; provided, however, that if there is delivered to the Issuer, the Co-Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer, the Co-Issuer or the Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender.

(e) Notwithstanding any provision to the contrary herein, so long as a Global Note remains Outstanding and is held by or on behalf of the Depository, transfers of a Global Note, in whole or in part, shall only be made in accordance with Section 2.2(b), Section 2.5(c) and this Section 2.5(e).

(i) Subject to clauses (ii), (iii), (iv), (v) and (vi) of this Section 2.5(e), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(ii) Temporary Regulation S Global Note to Permanent Regulation S Global Note. If a holder of a beneficial interest in a Temporary Regulation S Global Note deposited with the Depository wishes to exchange its interest in such Temporary Regulation S Global Note for an interest in a Permanent Regulation S Global Note, or to transfer its interest in such Temporary Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in a Permanent Regulation S Global Note, such holder, provided such holder or, in the case of a transfer, the transferee is not a U.S. Person or U.S. Resident, may, subject to the rules and procedures of the Depository, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the Permanent Regulation S Global Note only after the Distribution Compliance Period. Upon receipt by the Trustee, as Note Registrar, of (A) instructions given in accordance with the Depository’s procedures from an Agent Member directing the Trustee, as Note Registrar, to cause to be credited a beneficial interest in a Permanent Regulation S Global Note in an amount equal to the beneficial interest in such Temporary Regulation S Global Note, but not less than the minimum denomination applicable to such holder’s Senior Notes held through a Permanent Regulation S Global Note, to be exchanged or transferred, (B) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository and the Euroclear or Clearstream account to be credited with such increase and (C) a certificate in the form of Exhibit D attached hereto given by the holder of such beneficial interest, the Trustee, as Note Registrar, shall approve the instruction at Depository to reduce the principal amount of the Temporary Regulation S Global Note and to increase the principal amount of the Permanent Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Temporary Regulation S Global Note to be exchanged, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the Permanent Regulation S Global Note equal to the reduction in the principal amount of the Temporary Regulation S Global Note.

(iii) Rule 144A Global Note To Regulation S Global Note. If a holder of a beneficial interest in a Rule 144A Global Note deposited with the Depository wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the corresponding Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such holder, provided such holder or, in the case of a transfer to another Person, such Person is not a U.S. Person or U.S. Resident, may, subject to the immediately succeeding sentence and the rules and procedures of the Depository, exchange or transfer or cause the exchange or transfer of such Interest for an equivalent beneficial interest in the Regulation S Global Note. Upon receipt by the Trustee, as Note Registrar, of (A) instructions given in accordance with the Depository’s procedures from an Agent Member directing the Trustee to cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (B) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository and the Euroclear and Clearstream account to be credited with such increase and (C) a certificate in the form of Exhibit B attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including in accordance with Rule 903 or 904 of Regulation S, the Trustee, as Note Registrar, shall approve the instruction at Depository to reduce the principal amount of the Rule 144A Global Note and to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note.

(iv) Rule 144A Global Note To IAI Certificated Note. If a holder of a beneficial interest in a Rule 144A Global Note deposited with the Depository wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the corresponding IAI Certificated Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding IAI Certificated Note, such holder, provided such holder or, in the case of a transfer to another Person, such Person is an Institutional Accredited Investor and a Qualified Purchaser, may, subject to the immediately succeeding sentence and the rules and procedures of the Depository, exchange or transfer or cause the exchange or transfer of such Interest for an equivalent beneficial interest in the IAI Certificated Note. Upon receipt by the Trustee, as Note Registrar, of (A) instructions given in accordance with the Depository’s procedures from an Agent Member directing the Trustee to cause to be authenticated an IAI Certificated Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (B) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be debited for such interest and (C) a certificate in the form of Exhibit F attached hereto given by the transferee and stating that it is an Institutional Accredited Investor and a Qualified Purchaser, the Trustee, as Note Registrar, shall approve the instruction at Depository to reduce the principal amount of the Rule 144A Global Note and shall authenticate an IAI Certificated Note in the name of the transferee in the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred.

(v) Regulation S Global Note to Rule 144A Global Note. If a holder of a beneficial interest in a Regulation S Global Note deposited with the Depository wishes at any time to exchange its interest in such Regulation S Global Notes for an interest in a Rule 144A Global Note or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear and Clearstream or the Depository, as the case may be, cause the exchange or transfer of such interest for an equivalent beneficial interest in the Rule 144A Global Note. To the extent that the Trustee, as Note Registrar, has received (A) instructions from Euroclear and Clearstream or the Depository, as the case may be, directing the Trustee, as Note Registrar, to cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred but not less than the minimum denomination applicable to Senior Notes held through Rule 144A Global Notes, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, and (B) a certificate in the form of Exhibit C-1 attached hereto given by the holder of such beneficial interest and stating that, in the case of a transfer, the Person transferring such interest in the Regulation S Global Note reasonably believes that the Person acquiring such interest in the Rule 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and that such Person is a Qualified Purchaser, or that, in the case of an exchange, the holder is a QIB/QP, then Euroclear or Clearstream or the Trustee, as Note Registrar, as the case may be, will instruct the Depository to reduce the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be transferred or exchanged, and the Trustee, as Note Registrar, shall approve the instruction at Depository, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note.

(vi) Regulation S Global Note To IAI Certificated Note. If a holder of a beneficial interest in a Regulation S Global Note deposited with the Depository wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the corresponding IAI Certificated Note, or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding IAI Certificated Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear and Clearstream or the Depository, as the case may be, exchange or transfer or cause the exchange or transfer of such Interest for an equivalent beneficial interest in the IAI Certificated Note. To the extent that the Trustee, as Note Registrar, has received (A) instructions from Euroclear and Clearstream or the Depository, as the case may be, directing the Trustee, as Note Registrar, to cause to be authenticated an IAI Certificated Note in an amount equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred and (B) a certificate in the form of Exhibit F attached hereto given by the transferee stating that it is an Institutional Accredited Investor and a Qualified Purchaser, the Trustee, as Note Registrar, shall approve the instruction at Depository to reduce the principal amount of the Rule 144A Global Note and shall authenticate an IAI Certificated Note in the name of the transferee in the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred.

(vii) IAI Certificated Note To Regulation S Global Note. If a holder of a beneficial interest in an IAI Certificated Note wishes at any time to exchange its interest in such IAI Certificated Note for an interest in the corresponding Regulation S Global Note, or to transfer its interest in such IAI Certificated Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such holder, provided such holder or, in the case of a transfer to another Person, such Person is not a U.S. Person or U.S. Resident, may, subject to the immediately succeeding sentence and the rules and procedures of the Depository, exchange or transfer or cause the exchange or transfer of such Interest for an equivalent beneficial interest in the Regulation S Global Note. Upon receipt by the Trustee, as Note Registrar, of (A) instructions given in accordance with the Depository’s procedures from an Agent Member directing the Trustee to cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the IAI Certificated Note to be exchanged or transferred, (B) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository and the Euroclear and Clearstream account to be credited with such increase and (C) a certificate in the form of Exhibit C-2 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including in accordance with Rule 903 or 904 of Regulation S, the Trustee, as Note Registrar, shall approve the instruction at Depository to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the IAI Certificated Note to be exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the principal amount of the IAI Certificated Note.

(viii) IAI Certificated Note to Rule 144A Global Note. If a holder of a beneficial interest in an IAI Certificated Note wishes at any time to exchange its interest in such IAI Certificated Notes for an interest in a Rule 144A Global Note or to transfer its interest in such IAI Certificated Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of the Depository, cause the exchange or transfer of such interest for an equivalent beneficial interest in the Rule 144A Global Note. To the extent that the Trustee, as Note Registrar, has received (A) instructions from the Depository directing the Trustee, as Note Registrar, to cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the IAI Certificated Note to be exchanged or transferred,(B) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository account to be credited with such increase and (C) a certificate in the form of Exhibit C-3 attached hereto given by the holder of such beneficial interest and stating that, in the case of a transfer, the Person transferring such interest in the IAI Certificated Note reasonably believes that the Person acquiring such interest in the Rule 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and that such Person is a Qualified Purchaser, or that, in the case of an exchange, the holder is a QIB/QP, then the Trustee, as Note Registrar, shall approve the instruction at Depository, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the principal amount of the IAI Certificated Note.

(ix) Other Exchanges. In the event that a Global Note is exchanged for Class A Notes, Class B Notes, Class C-FX Notes, Class C-FL Notes, Class D-FX Notes, Class D-FL Notes, Class E-FX Notes, Class E-FL Notes, Class F-FX Notes, Class F-FL Notes or Class G Notes, in definitive registered form without interest coupons, pursuant to Section 2.10 hereof, such Class A Notes, Class B Notes, Class C-FX Notes, Class C-FL Notes, Class D-FX Notes, Class D-FL Notes, Class E-FX Notes, Class E-FL Notes, Class F-FX Notes, Class F-FL Notes or Class G Notes may be exchanged for one another only in accordance with such procedures and restrictions as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A, Rule 501(a) of Regulation D or another exemption from registration requirements of the Securities Act, or are to non-U.S. Persons and non-U.S. Residents, or otherwise comply with Regulation S, as the case may be, and as may be from time to time adopted by the Co-Issuers and the Trustee.

(x) Transfer of Interests in the Global Notes. Notwithstanding anything herein to the contrary, transfers of interests in a Global Note may be made (a) by book-entry transfer of beneficial interests within the relevant Clearing Agency or (b)(i) in the case of transfers of interests in a Rule 144A Security, in accordance with Section 2.5(e)(iii) and Section 2.5(e)(iv) hereof or (ii) in the case of transfers of interest in a Regulation S Global Note, in accordance with Section 2.5(e)(ii), Section 2.5(e)(v) and Section 2.5(e)(vi) hereof; provided that, in the case of any such transfer of interests pursuant to clause (a) or (b) above, such transfer is made in accordance with subsection (xii) below.

(xi) Transfer of IAI Certificated Notes and Junior Notes. Except for the initial transfer of the Junior Notes from the Issuer to an affiliate of the Issuer, if a Holder of an IAI Certificated Note or a Junior Note wishes at any time to transfer such IAI Certificated Note or Junior Note to a Person who wishes to take delivery thereof in the form of one or more IAI Certificated Notes or Junior Notes, as the case may be, such Holder may transfer or cause the transfer of such Note as provided below. Upon receipt by the Note Registrar of (A) such Holder’s IAI Certificated Note or Junior Note, as the case may be, properly endorsed for assignment to the transferee, (B) an investment representation letter in the form of Exhibit F attached hereto given by the transferee of such IAI Certificated Note or Junior Note, as the case may be, and (C) if such certificate does not include a certification that the transferee is a (i) a QIB/QP, (ii) an Institutional Accredited Investor and a Qualified Purchaser or (iii) a non-U.S. person and non-U.S. Resident, the Note Registrar may require an opinion of counsel acceptable to the Note Registrar, at the expense of the transferee, that such transfer may be made pursuant to an exemption from registration under the Securities Act, then the Note Registrar shall cancel such IAI Certificated Note or Junior Note, as the case may be, in accordance with Section 2.9, record the transfer in the Note Register in accordance with Section 2.5(a) and upon execution by the Issuer, authenticate and deliver one or more IAI Certificated Notes or Junior Notes, as the case may be, bearing the same designation as the IAI Certificated Notes or Junior Notes, as the case may be, endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in the aggregate Note Balances designated by the transferee (the aggregate Note Balances being equal to the aggregate Note Balance of the IAI Certificated Notes or Junior Notes, as the case may be, surrendered by the transferor), and in authorized denominations.

(xii) Restrictions on Transfers.

(A) Transfers of Interests in a Regulation S Global Note to a U.S. Person or a U.S. Resident shall be made by delivery of an interest in a Rule 144A Global Note or an IAI Certificated Note and shall be limited to transfers made pursuant to the provisions of Section 2.5(e)(v) and Section 2.5(e)(vi). Beneficial interests in a Regulation S Global Note may only be held through Euroclear and Clearstream.

(B) Any transfer of an interest in a Rule 144A Global Note or a definitive Note (including an IAI Certificated Note) to a U.S. Person or a U.S. Resident that is not a Qualified Purchaser, shall be null and void and shall not be given effect for any purpose hereunder, and the Trustee shall hold any funds conveyed by the intended transferee of such interest in such Rule 144A Global Note or such definitive Note in trust for the transferor and shall promptly reconvey such funds to such Person in accordance with the written instructions thereof delivered to the Trustee at its address listed in Section 14.3.

(f) Each Person who becomes a holder of Notes represented by an interest in a Rule 144A Global Note will be deemed to have represented and agreed as follows (terms used in this paragraph that are defined in Rule 144A, Rule 501(a) of Regulation D or Regulation S under the Securities Act are used herein as defined therein):

(i) The holder (A) is a QIB (B) is aware that the sale of the Notes to it is being made in reliance on the exemption from registration provided by Rule 144A and (C) is acquiring the Notes for its own account or for one or more accounts, each of which is a QIB, and as to each of which the holder exercises sole investment discretion, and in a principal amount of not less than the minimum denomination for such Note for the holder and for each such account. The holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and the holder, and any accounts for which it is acting are each able to bear the economic risk of the holder’s or its investment.

(ii) The holder understands that the Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Notes have not been and will not be registered under the Securities Act, and, if in the future the holder decides to offer, resell, pledge or otherwise transfer the Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the applicable legend on such Notes set forth in Exhibit A. The holder acknowledges that no representation is made by the Co-Issuer, the Issuer, the Trustee or the Initial Purchasers, as the case may be, as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes.

(iii) The holder understands that an investment in the Notes involves certain risks, including the risk of loss of a substantial part of its investment under certain circumstances. The holder has had access to such financial and other information concerning the Co-Issuers and the Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Notes, including an opportunity to ask questions of and request information from the Co-Issuers.

(iv) In connection with the purchase of the Notes (provided, that no such representation is made with respect to the Collateral Administrator by any Affiliate of the Collateral Administrator): (i) none of the Co-Issuers, the Trustee or the Initial Purchasers or the Collateral Administrator is acting as a fiduciary or financial or investment adviser for the holder; (ii) the holder is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Trustee, the Initial Purchasers or the Collateral Administrator other than any in a current offering memorandum for such Notes and any representations expressly set forth in a written agreement with such party; (iii) none of the Co-Issuers, the Trustee, the Initial Purchasers or the Collateral Administrator has given to the holder (directly or indirectly through any other Person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of its purchase or the documentation for the Notes; (iv) the holder has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the documentation for the Notes) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Trustee, the Initial Purchasers or the Collateral Administrator; (v) the holder has determined that the rates, prices or amounts and other terms of the purchase and sale of the Notes reflect those in the relevant market for similar transactions; (vi) the holder is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks; and (vii) the holder is a sophisticated investor familiar with transactions similar to its investment in the Notes.

(v) The holder and each account for which the holder is acquiring Notes is a Qualified Purchaser or a Knowledgeable Employee, the holder (or if the holder is acquiring Notes for any account, each such account) is acquiring the Notes as principal for its own account for investment and not for sale in connection with any distribution thereof, the holder and each such account was not formed solely for the purpose of investing in the Notes (unless each of its beneficial owners is a Qualified Purchaser or a Knowledgeable Employee) and is not a (A) partnership, (B) common trust fund or (C) special trust, pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made, and the holder and each such account agrees that it shall not hold such Notes for the benefit of any other Person and shall be the sole beneficial owner thereof for all purposes and that it shall not sell participation interests in the Notes or enter into any other arrangement pursuant to which any other Person shall be entitled to a beneficial interest in the distributions on the Notes and further that the Notes purchased directly or indirectly by it constitute an investment of no more than 40% of the holder’s and each such account’s assets. The holder is neither (A) a dealer described in paragraph (a)(1)(ii) of Rule 144A unless such transferee owns and invests on a discretionary basis at least U.S.$25 million in securities of issuers that are not affiliated persons of such dealer, nor (B) a plan referred to in paragraph (a)(1)(i)(D) or (E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such plan, unless investment decisions are made solely by the fiduciary, trustee or sponsor of such plan. The Holder is purchasing Notes in at least the minimum denomination. The holder will provide written notice of the foregoing and any other applicable transfer restrictions to any transferee. The Holder understands and agrees that any purported transfer of the Notes to a Holder or beneficial owner that does not comply with the requirements of this clause (v) shall be null and void ab initio.

(vi) The Holder understands that the Notes offered in reliance on Rule 144A will bear the applicable legend set forth in Exhibit A-1 hereto, and will be represented by one or more Rule 144A Global Notes. The Notes may not at any time be held by or on behalf of U.S. Persons or U.S. Residents that are not QIBs or Institutional Accredited Investors. Before any interest in a Rule 144A Global Note may be offered, resold, pledged or otherwise transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, the transferor will be required to provide the Trustee with a written certification in the form of Exhibit B hereto as to compliance with the transfer restrictions. Before any interest in a Rule 144A Global Note may be offered, resold, pledged or otherwise transferred to a Person who takes delivery in the form of an interest in an IAI Certificated Note, the transferee will be required to provide the Trustee with a written certification in the form of Exhibit F hereto, as to compliance with the transfer restrictions.

(vii) The Holder will not, at any time, offer to buy or offer to sell the Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

(viii) Either (A) the Holder is not, and is not purchasing the Notes on behalf of, as a fiduciary of, as trustee of, or with “Plan Assets” (within the meaning of 29 C.F.R. § 2510.3-101 (the “Plan Asset Regulation”)) of, a Benefit Plan Investor or (B)(i) such Notes are rated investment grade or better as of the date of the purchase, (ii) the Holder believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation and agrees to so treat such Notes, (iii) none of the Co-Issuers, the Initial Purchasers, the Collateral Administrator, the Sponsor, the Trustee, the Seller, the Depositor, any provider of credit support or any of their affiliates has investment authority with respect to any Plan Assets of the Holder and (iv)

the Holder’s acquisition, holding and disposition of such Notes will not give rise to a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code (or any materially similar applicable law). The Holder understands and agrees that any purported transfer of the Notes to a Holder that does not comply with the requirements of this clause (viii) will be null and void ab initio.

(ix) The Holder acknowledges that it is its intent and that it understands that it is the intent of the Co-Issuers that, for purposes of U.S. federal, state and local income and franchise tax and any other income taxes, the Issuer will be treated as a corporation, the Notes will be treated as indebtedness of the Issuer, and the Preferred Shares will be treated as equity in the Issuer; it agrees to such treatment and agrees to take no action inconsistent with such treatment unless required by law.

(x) The purchaser understands that the Indenture permits the Issuer to require any Holder of Notes represented by the Rule 144A Global Notes who is a U.S. Person or a U.S. Resident who is determined not to have been both a QIB and a Qualified Purchaser at the time of acquisition of the Note to sell such interest to a Person that is both a QIB and a Qualified Purchaser in a transaction meeting the requirements of Rule 144A or to a Person that is neither a U.S. Person nor a U.S. Resident in a transaction meeting the requirements of Regulation S.

(xi) The Holder, if not a “United States person” (as defined in Section 7701(a)(30) of the Code), either: (A) is not a bank (within the meaning of Section 881(c)(3)(A) of the Code); (B) if such Holder is a bank (within the meaning of Section 881(c)(3)(A) of the Code), after giving effect to its purchase of Collateral, the Holder (x) will not own more than 50% of the Preferred Shares (by number) or 50% by value of the aggregate of the Preferred Shares and all classes of notes that are treated as equity for U.S. federal income tax purposes either directly or indirectly, and will not otherwise be related to the Issuer (within the meaning of section 267(b) of the Code) and (y) has not purchased the Preferred Shares and all classes of notes that are treated as equity for US federal income tax purposes in whole or in part to avoid any U.S. federal tax liability (including, without limitation, any U.S. withholding tax that would be imposed on the Preferred Shares and all classes of notes that are treated as equity for US federal income tax purposes with respect to the Collateral Securities if held directly by the Holder); (C) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with the conduct of a trade or business in the United States; or (D) is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States and the Issuer is treated as a fiscally transparent entity (as defined in Treasury regulations section 1.894-3(d)(3)(ii)) under the laws of the Holder’s jurisdiction with respect to payments made on the Collateral Securities held by the Holder.

(g) Each Person who becomes a holder of the Notes represented by an interest in a Regulation S Global Note will be deemed to have made the representations set forth in clauses (iv), (vii), (viii) and (ix) of Section 2.5(f) and to have further represented and agreed as follows:

(i) The Holder is aware that the sale of such Notes to it is being made in reliance on the exemption from registration provided by Regulation S and understands that the Senior Notes offered in reliance on Regulation S will bear the applicable legend set forth in Exhibit A-2 or A-3, as applicable, hereto, and be represented by one or more Regulation S Global Notes. The Notes so represented may not at any time be held by or on behalf of U.S. Persons or U.S. Residents. The holder and each beneficial owner of the Notes that it holds is not, and will not be, a U.S. Person as defined in Regulation S under the Securities Act or a U.S. Resident for purposes of the Investment Company Act, and its purchase of the Notes will comply with all applicable laws in any jurisdiction in which it resides or is located. Before any interest in a Regulation S Global Note may be offered, resold, pledged or otherwise transferred to a Person who takes delivery in the form of an interest in a Rule 144A Global Note, the transferor will be required to provide the Trustee with a written certification in the form of Exhibit C-1 hereto as to compliance with the transfer restrictions. Before any interest in a Regulation S Global Note may be offered, resold, pledged or otherwise transferred to a Person who takes delivery in the form of an interest in an IAI Certificated Note, the transferee will be required to provide the Trustee with a written certification in the form of Exhibit F hereto, as to compliance with the transfer restrictions.

(ii) The Holder understands that an investment in such Notes involves certain risks, including the risk of loss of a substantial part of its investment under certain circumstances. The holder has had access to such financial and other information concerning the Co-Issuers as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of such Notes, including an opportunity to ask questions of and request information from the Co-Issuers.

(h) Each Person who becomes a Holder of the Notes represented by an interest in an IAI Certificated Note will make the representations set forth in clauses (ii) through (v) and (vii) through (x) of Section 2.5(f) and to have further represented and agreed as follows:

(i) The Holder (A) is an Institutional Accredited Investor and (B) is acquiring the Notes for its own account or for one or more qualified institutional accounts, and in a principal amount of not less than the minimum denomination for such Note for the holder and for each such account. The holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and the Holder, and any accounts for which it is acting are each able to bear the economic risk of the Holder’s or its investment.

(ii) The Holder understands that the Notes offered in reliance on Rule 501(a) of Regulation D will bear the applicable legend set forth in Exhibit A-4 hereto, and will be represented by one or more IAI Certificated Notes. The Notes may not at any time be held by or on behalf of U.S. Persons or U.S. Residents that are not QIBs or Institutional Accredited Investors. Before any interest in an IAI Certificated Note may be offered, resold, pledged or otherwise transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, the transferor will be required to provide the Trustee with a written certification in the form of Exhibit C-2 hereto as to compliance with the transfer restrictions. Before any interest in an IAI Certificated Note may be offered, resold, pledged or otherwise transferred to a Person who takes delivery in the form of an interest in an Rule 144A Global Note, the transferor will be required to provide the Trustee with a written certification in the form of Exhibit C-3 hereto as to compliance with the transfer restrictions. Before any interest in an IAI Certificated Note may be offered, resold, pledged or otherwise transferred to a Person who takes delivery in the form of an interest in an IAI Certificated Note, the transferee will be required to provide the Trustee with a written certification in the form of Exhibit F hereto, as to compliance with the transfer restrictions.

(iii) The purchaser understands that the Indenture permits the Issuer to require any Holder of Notes represented by the IAI Certificated Notes who is a U.S. Person or a U.S. Resident who is determined not to have been both an Institutional Accredited Investor and a Qualified Purchaser at the time of acquisition of the Note to sell such interest to a Person that is both an Institutional Accredited Investor and a Qualified Purchaser in a transaction meeting the requirements of Rule 144A or to a Person that is neither a U.S. Person nor a U.S. Resident in a transaction meeting the requirements of Regulation S.

(i) Notwithstanding a request made to remove the applicable legends set forth in Exhibits A-1 through A-4 or any legend pursuant to Section 4(1) of the Securities Act from any of Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes, the Class G Notes, the Class H Notes and the Class J Notes, such Notes shall bear the applicable legend, and the applicable legend shall not be removed unless there is delivered to the Co-Issuers or, with respect to the Junior Notes, the Issuer, such satisfactory evidence, which may include an Opinion of Counsel satisfactory to the Co-Issuers or, with respect to the Junior Notes, the Issuer, as may be reasonably required by the Co-Issuers or, with respect to the Junior Notes, the Issuer, to the effect that neither the applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 501(a) of Regulation D, Regulation S or Section 4(1) of the Securities Act, as applicable, and the Investment Company Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Co-Issuers, (or in the case of the Junior Notes, the Issuer) shall authenticate and deliver the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes, the Class G Notes, the Class H Notes and the Class J Notes, as the case may be, that do not bear such legend.

(j) Any transfer of a Class A Note, Class B Note, Class C-FX Note, Class C-FL Note, Class D-FX Note, Class D-FL Note, Class E-FX Note, Class E-FL Note, Class F-FX Note, the Class F-FL Note, Class G Note, Class H Note or Class J Note in definitive registered form to a U.S. Person or a U.S. Resident that is not a Qualified Purchaser shall be null and void and shall not be given effect for any purpose hereunder, and the Trustee shall hold any funds conveyed by the intended transferee of such definitive registered Note in trust for the transferor and shall promptly reconvey such funds to such Person in accordance with the written instructions thereof delivered to the Trustee at its address listed in Section 14.3.

(k) Any purported transfer of a Note or any stock of the Issuer or the Co-Issuer not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose hereunder.

(l) Nothing in this Section 2.5 shall be construed to limit any contractual restrictions on transfers of Notes or interests therein that may apply to any Person.

Section 2.6 Mutilated, Destroyed, Lost or Stolen Notes.

If (i) any mutilated Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Co-Issuer, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer, the Co-Issuer, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them and any agent of any of them harmless (an unsecured indemnity agreement delivered to the Trustee by an institutional investor organized under the laws of the United States with a net worth at least U.S.$200,000,000 being deemed sufficient to satisfy such security or indemnity requirement), then, in the absence of notice to the Issuer, the Co-Issuer, the Trustee or such Transfer Agent that such Note has been acquired by a Protected Purchaser, the Issuer and the Co-Issuer shall execute and, upon Issuer Request, the Trustee shall authenticate and deliver, in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of same tenor and principal amount and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note or, a Protected Purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer, the Co-Issuer, the Transfer Agent and the

Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking there from, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Co-Issuer, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Issuer and the Co-Issuer in their discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer, the Co-Issuer, the Trustee or a Transfer Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, and in the case of the Senior Notes, the Co-Issuer, and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.7 Payment of Principal and Interest; Principal and Interest Rights Preserved.

(a) The Notes of each Class shall accrue interest during each Interest Accrual Period, on the Note Balance thereof, at the applicable Note Interest Rate specified in Section 2.3. Interest on the Notes shall be due and payable on each Payment Date immediately following the related Interest Accrual Period; provided, however, that

(i) payment of interest on the Class B Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes (including Default Interest relating thereto, if any), interest on Default Interest, and other amounts in accordance with the Priority of Payments;

(ii) payment of interest on the Class C-FX Notes and the Class C-FL Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes (including Default Interest relating thereto, if any) and the Class B Notes (including Default Interest relating thereto, if any), interest on Default Interest and other amounts in accordance with the Priority of Payments;

(iii) payment of interest on the Class D-FX Notes and the Class D-FL Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes (including Default Interest relating thereto, if any), the Class B Notes (including Default Interest relating thereto, if any) and the Class C-FX Notes (including Default Interest relating thereto, if any) and the C-FL Notes (including Default Interest relating thereto, if any), interest on Default Interest and other amounts in accordance with the Priority of Payments;

(iv) payment of interest on the Class E-FX Notes and the E-FL Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes

(including Default Interest relating thereto, if any), the Class B Notes (including Default Interest relating thereto, if any), the Class C-FX Notes (including Default Interest relating thereto, if any), the C-FL Notes (including Default Interest relating thereto, if any), the Class D-FX Notes (including Default Interest relating thereto, if any) and the Class D-FL Notes (including Default Interest relating thereto, if any) interest on Default Interest and other amounts in accordance with the Priority of Payments;

(v) payment of interest on the Class F-FX Notes and the Class F-FL Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes (including Default Interest relating thereto, if any), the Class B Notes (including Default Interest relating thereto, if any), the Class C-FX Notes (including Default Interest relating thereto, if any), the C-FL Notes (including Default Interest relating thereto, if any), the Class D-FX Notes (including Default Interest relating thereto, if any), the Class D-FL Notes (including Deferred Interest and Default Interest relating thereto, if any), the Class E-FX Notes (including Deferred Interest and Default Interest relating thereto, if any) and the Class E-FL Notes (including Deferred Interest and Default Interest relating thereto, if any), interest on Deferred Interest and Default Interest and other amounts in accordance with the Priority of Payments; and

(vi) payment of interest on the Class G Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes (including Default Interest relating thereto, if any), the Class B Notes (including Default Interest relating thereto, if any), the Class C-FX Notes (including Default Interest relating thereto, if any), the C-FL Notes (including Default Interest relating thereto, if any), the Class D-FX Notes (including Deferred Interest and Default Interest relating thereto, if any), the Class D-FL Notes (including Deferred Interest and Default Interest relating thereto, if any), the Class E-FX Notes (including Deferred Interest and Default Interest relating thereto, if any), the Class E-FL Notes (including Deferred Interest and Default Interest relating thereto, if any), the Class F-FX Notes (including Deferred Interest and Default Interest relating thereto, if any) and the Class F-FL Notes (including Deferred Interest and Default Interest relating thereto, if any), interest on Deferred Interest and Default Interest and other amounts in accordance with the Priority of Payments.

(vii) payment of interest on the Class H Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes (including Default Interest relating thereto, if any), the Class B Notes (including Default Interest relating thereto, if any), the Class C-FX Notes (including Default Interest relating thereto, if any), the C-FL Notes (including Default Interest relating thereto, if any), the Class D-FX Notes (including Deferred Interest and Default Interest relating thereto, if any), the Class D-FL Notes (including Deferred Interest and Default Interest relating thereto, if any), the Class E-FX Notes (including Deferred Interest and Default Interest relating thereto, if any), the Class E-FL Notes (including Deferred Interest and Default Interest relating thereto, if any), the Class F-FX Notes (including Deferred Interest and Default Interest relating thereto, if any), the Class F-FL Notes (including Deferred Interest and Default Interest relating thereto, if any) and the Class G Notes (including Deferred Interest and Default Interest relating thereto, if any), interest on Deferred Interest and Default Interest and other amounts in accordance with the Priority of Payments.

(viii) payment of interest on the Class J Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes (including Default Interest relating thereto, if any), the Class B Notes (including Default Interest relating thereto, if any), the Class C-FX Notes (including Default Interest relating thereto, if any), the C-FL Notes (including Default Interest relating thereto, if any), the Class D-FX Notes (including Deferred Interest and

Default Interest relating thereto, if any), the Class D-FL Notes (including Deferred Interest and Default Interest relating thereto, if any), the Class E-FX Notes (including Deferred Interest and Default Interest relating thereto, if any), the Class E-FL Notes (including Deferred Interest and Default Interest relating thereto, if any), the Class F-FX Notes (including Deferred Interest and Default Interest relating thereto, if any), the Class F-FL Notes (including Deferred Interest and Default Interest relating thereto, if any), the Class G Notes (including Deferred Interest and Default Interest relating thereto, if any) and the Class H Notes (including Deferred Interest and Default Interest relating thereto, if any), interest on Deferred Interest and Default Interest and other amounts in accordance with the Priority of Payments.

So long as any Class of Notes with a higher alphabetical designation is Outstanding, any payment of interest due on the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes, the Class G Notes, the Class H Notes or the Class J Notes, as applicable, which is not available to be paid in accordance with the Priority of Payments on any Payment Date shall not be considered “due and payable” for the purposes of Sections 5.1(a) and 5.9 (and the failure to pay such interest shall not be an Event of Default) but shall instead be deferred until the Payment Date on which such interest is available to be paid in accordance with the Priority of Payments (such deferred interest, “Deferred Interest”), shall bear interest, compounded monthly and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments.

To the extent lawful and enforceable, interest on any Default Interest or Deferred Interest shall accrue at the applicable Note Interest Rate.

(b) The principal of each Note shall be due and payable on the Stated Maturity thereof unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that unless otherwise provided herein,

(i) the payment of principal of the Class B Notes may only occur on or after the date that the principal of the Class A Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and other amounts in accordance with the Priority of Payments (and the failure to pay such principal amount of the Class B Notes shall not be considered an Event of Default);

(ii) the payment of principal of the Class C-FX Notes and the Class C-FL Notes may only occur on or after the date that the principal of the Class A Notes and the Class B Notes have been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and the Class B Notes and other amounts in accordance with the Priority of Payments (and the failure to pay such principal amount of the Class C-FX Notes and the Class C-FL Notes shall not be considered an Event of Default);

(iii) the payment of principal of the Class D-FX Notes and the Class D-FL Notes (other than amounts constituting Deferred Interest on the Class D-FX Notes and the Class D-FL Notes) may only occur on or after the date that the principal of the Class A Notes, the Class B Notes and the Class C-FX Notes and the Class C-FL Notes have been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class B Notes, the Class C-FX Notes and the Class C-FL Notes and other amounts in accordance with the Priority of Payments (and the failure to pay such principal amount of the Class D-FX Notes and the Class D-FL Notes shall not be considered an Event of Default);

(iv) the payment of principal of the Class E-FX Notes and the Class E-FL Notes (other than amounts constituting Deferred Interest on the Class E-FX Notes and the Class E-FL Notes ) may only occur on or after the date that the principal of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes and the Class D-FL Notes have been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes and the Class D-FL Notes and other amounts in accordance with the Priority of Payments (and the failure to pay such principal amount of the Class E-FX Notes and the Class E-FL Notes shall not be considered an Event of Default);

(v) the payment of principal of the Class F-FX Notes and the Class F-FL Notes (other than amounts constituting Deferred Interest on the F-FX Notes and the Class F-FL Notes) may only occur on or after the date that the principal of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes , the Class E-FX Notes and the Class E-FL Notes have been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes , the Class E-FX Notes and the Class E-FL Notes and other amounts in accordance with the Priority of Payments (and the failure to pay such principal amount of the Class F-FX Notes and the Class F-FL Notes shall not be considered an Event of Default);

(vi) the payment of principal of the Class G Notes (other than amounts constituting Deferred Interest on the Class G Notes) may only occur on or after the date that the principal of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes , the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes and the Class F-FL Notes have been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes , the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes and the Class F-FL Notes and other amounts in accordance with the Priority of Payments (and the failure to pay such principal amount of the Class G Notes shall not be considered an Event of Default);

(vii) the payment of principal of the Class H Notes (other than amounts constituting Deferred Interest on the Class H Notes) may only occur on or after the date that the principal of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes , the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes and the Class G Notes have been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes , the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes and the Class G Notes and other amounts in accordance with the Priority of Payments (and the failure to pay such principal amount of the Class H Notes shall not be considered an Event of Default); and

(viii) the payment of principal of the Class J Notes (other than amounts constituting Deferred Interest on the Class J Notes) may only occur on or after the date that the principal of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes , the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes, the Class G Notes and the Class H Notes have been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes , the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes, the Class G Notes and the Class H Notes and other amounts in accordance with the Priority of Payments (and the failure to pay such principal amount of the Class J Notes shall not be considered an Event of Default).

(c) As a condition to the payment of principal and interest on any Note, the Issuer, the Co-Issuer, the Trustee or any Paying Agent may require certification acceptable to it to enable the Issuer, the Co-Issuer, the Trustee or any Paying Agent to determine its duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Note under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.

(d) Interest and principal due on any Payment Date on the Global Notes shall be payable by the Paying Agent by wire transfer in immediately available funds to a Dollar account maintained by the Depository or its nominee or, if a wire transfer cannot be effected, by a Dollar check in immediately available funds delivered to the Depository or its nominee. Payments in respect of the Certificated Notes shall be payable by wire transfer in immediately available funds to a Dollar account maintained by each Noteholder in accordance with wire transfer instructions received by any Paying Agent on or before the Record Date or, if no wire instructions are received by a Paying Agent, by a Dollar check drawn on a bank in the United States mailed to the address of such Noteholder as it appears on the Note Register at the close of business on the Record Date for such payment. In the case of a check, such check shall be mailed to the Person entitled thereto at his address as it appears on the Note Register and, in the case of a wire transfer, such wire transfer shall be sent in accordance with written instructions provided by such Person. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent (outside of the United States if then required by applicable law in the case of a definitive Note issued in exchange for a beneficial interest in the Regulation S Global Note) on or prior to such Maturity; provided, however, that if there is delivered to the Co-Issuers or, in the case of the Junior Notes, the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Co-Issuers or, in the case of the Junior Notes, the Issuer or the Trustee that the applicable Class A Note, Class B Note, Class C-FX Note, Class C-FL Note, Class D-FX Note, Class D-FL Note, Class E-FX Note, Class E-FL Note, Class F-FX Note, Class F-FL Note, Class G Note, Class H Note or Class J Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender. In the case where any final payment of principal and interest is to be made on any Note (other than at the Stated Maturity thereof or an Initial Deposit Redemption Date or any Redemption Date, in respect of which notice shall be given as provided in Article IX hereof), the Co-Issuers or, in the case of the Junior Notes, the Issuer or, upon Issuer Request, the Trustee, in the name and at the expense of the Co-Issuers or, in the case of the Junior Notes, the Issuer shall, not more than 30 nor less than 10 days prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Note Register, a notice which shall state the date on which such payment will be made, the amount of such payment per $1,000 initial principal amount of Notes and shall specify the place where such Notes may be presented and surrendered for such payment.

(e) Subject to the provisions of Sections 2.7(a) and (b) hereof, the Holders of Notes as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable in accordance with the Priority of Payments and principal payable in accordance with the Priority of Payments on such Payment Date. All such payments that are mailed or wired and returned to the Corporate Trust Office of the Trustee or at the office of any Paying Agent shall be held for payment as herein provided at the office or agency of the Co-Issuers or, in the case of the Junior Notes, the Issuer to be maintained as provided in Section 7.4.

(f) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest. Payments of principal to Holders of Notes of each Class shall be made in the proportion that the aggregate Note Balance of the Notes of such Class registered in the name of each such Holder on such Record Date or Redemption Record Date bears to the aggregate Note Balance of all Notes of such Class on such Record Date or Redemption Record Date.

(g) Payment of any Default Interest may be made in any other lawful manner in accordance with the priorities set forth in Sections 11.1(b) and 11.1(c) hereof if notice of such payment is given by the Trustee to the Co-Issuers and the Noteholders, and such manner of payment shall be deemed practicable by the Trustee.

(h) Interest accrued with respect to each Class of Floating Rate Notes shall be computed on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. Interest accrued with respect to the Class C-FX Notes, the Class D-FX Notes, the Class E-FX Notes, the Class F-FX Notes, the Class G Notes and the Junior Notes shall be computed on the basis of a 360 day year consisting of twelve months of 30 days each.

(i) All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(j) Notwithstanding any other provision of this Indenture, the obligations of the Issuer and the Co-Issuer under this Indenture and the Notes are limited recourse obligations of the Co-Issuers (with respect to the Senior Notes) or the Issuer (with respect to the Junior Notes) payable solely from the Collateral in accordance with the terms of this Indenture. To the extent such Collateral is insufficient to meet the obligations of the Co-Issuers under this Indenture in full, the Co-Issuers shall have no further liability and any outstanding obligations shall be extinguished and shall not revive. No recourse shall be had for the payment of any amount owing in respect of the Notes against any officer, director, employee, shareholder or incorporator of the Co-Issuers or any successors or assigns thereof for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph (j) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture, and the same shall continue until paid or discharged. It is further understood that the foregoing provisions of this paragraph (j) shall not limit the right of any person to name the Issuer or the Co-Issuer as a party defendant in any action or suit or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such person or entity.

(k) Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal that were carried by such other Note.

(l) Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes, if the Notes have become or been declared due and payable following an Event of Default and such acceleration of Maturity and its consequences have not been rescinded and annulled and the provisions of Section 5.5 are not applicable, then payments of principal of and interest on such Notes shall be made in accordance with Section 5.7.

Section 2.8 Persons Deemed Owners.

The Issuer, the Co-Issuer, the Trustee, and any agent of the Co-Issuers or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note on the Note Register on the applicable Record Date or Redemption Record Date for the purpose of receiving payments of principal and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Co-Issuers nor the Trustee nor any agent of the Co-Issuers or the Trustee shall be affected by notice to the contrary; provided, however, that the Depository, or its nominee, shall be deemed the owner of the Global Notes, and owners of beneficial interests in Global Notes will not be considered the owners of any Notes for the purpose of receiving notices.

Section 2.9 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.9, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer and the Co-Issuer shall direct by an Issuer Order that they be returned to the Issuer.

Section 2.10 Global Notes; Temporary Notes. (a) A Global Note deposited with the Depository pursuant to Section 2.2 shall be transferred to the beneficial owners thereof only if such transfer complies with Section 2.5 of this Indenture and either (i) the Issuer consents to such transfer or (ii) the Depository notifies the Co-Issuers that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a Clearing Agency and a successor depository is not appointed by the Co-Issuers within 90 days of such notice.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.10 shall be surrendered by the Depository to the Trustee’s office or agent located in Chicago, Illinois, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Class A Notes, Class B Notes, Class C-FX Notes, Class C-FL Notes, Class D-FX Notes, Class D-FL Notes, Class E-FX Notes, Class E-FL Notes, Class F-FX Notes, Class F-FL Notes or Class G Notes, as applicable, of authorized denominations. Any portion of a Rule 144A Global Note or a Regulation S Global Note transferred pursuant to this Section 2.10 shall be executed, authenticated and delivered only in the minimum denominations set forth in Section 2.3 (or such other amount as the Issuer may agree) and in each case, registered in such names as the Depository shall direct. Any Senior Note delivered by the Trustee or its agent in exchange for an interest in a Rule 144A Global Note shall, except as otherwise provided by Section 2.5(h), bear the legend set forth in the applicable Exhibit. Any Note delivered in exchange for an interest in a Regulation S Global Note shall, except as otherwise provided by Section 2.5(h), bear the legend set forth in the applicable Exhibit.

(c) Subject to the provisions of Section 2.10(b) above, the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) Upon receipt of notice from the Depository of the occurrence of the event specified in paragraph (a) of this Section 2.10, the Issuer shall use its best efforts to make arrangements with the Depository for the exchange of interests in the Global Notes for individual definitive Class A Notes, Class B Notes, Class C-FX Notes, Class C-FL Notes, Class D-FX Notes, Class D-FL Notes, Class E-FX Notes, Class E-FL Notes, Class F-FX Notes, Class F-FL Notes or Class G Notes, and cause the requested individual definitive Class A Notes, Class B Notes, Class C-FX Notes, Class C-FL Notes, Class D-FX Notes, Class D-FL Notes, Class E-FX Notes, Class E-FL Notes, Class F-FX Notes, Class F-FL Notes or Class G Notes to be executed and delivered to the Note Registrar in sufficient quantities and authenticated by or on behalf of the Trustee for delivery to Noteholders.

Pending the preparation of certificates for such Class of Notes, pursuant to this Section 2.10, the Co-Issuers may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary certificates for such Class of Notes, that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such temporary certificates may determine, as conclusively evidenced by their execution of such certificates.

If temporary certificates for a Class of Notes are issued, the Co-Issuers will cause such Notes to be prepared without unreasonable delay. The definitive certificates shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the Officers executing such definitive certificates. After the preparation of definitive certificates, the temporary certificates shall be exchangeable for definitive certificates upon surrender of the temporary certificates at the office or agency maintained by the Co-Issuers for such purpose, without charge to the Holder. Upon surrender for cancellation of any one or more temporary certificates, the Co-Issuers shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the same aggregate principal amount of definitive certificates of authorized denominations. Until so exchanged, the temporary certificates shall in all respects be entitled to the same benefits under this Indenture as definitive certificates.

Persons exchanging interests in a Global Note for individual definitive Class A Notes, Class B Notes, Class C-FX Notes, Class C-FL Notes, Class D-FX Notes, Class D-FL Notes, Class E-FX Notes, Class E-FL Notes, Class F-FX Notes, Class F-FL Notes or Class G Notes will be required to provide to the Trustee, through the Depository, (i) written instructions and other information required by the Issuer and the Trustee to complete, execute and deliver such individual definitive Class A Notes, Class B Notes, Class C-FX Notes, Class C-FL Notes, Class D-FX Notes, Class D-FL Notes, Class E-FX Notes, Class E-FL Notes, Class F-FX Notes, Class F-FL Notes or Class G Notes, (ii) in the case of an exchange of an interest in a Rule 144A Global Note, such certification as to QIB status pursuant to Rule 144A and that such Person is a Qualified Purchaser as the Issuer shall require and (iii) in the case of an exchange of an interest in a Regulation S Global Note, such certification as the Issuer shall require. In all cases, individual definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by the Depository.

Section 2.11 Tax Forms and Treatment.

(a) Each Holder shall timely furnish the Trustee any U.S. federal income tax form or certification (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms) that the Issuer or its agents may reasonably request and shall update or replace such form or certification in accordance with its terms or its subsequent amendments.

(b) Each Holder acknowledges that it is its intent and that it understands it is the intent of the Issuer that, for purposes of U.S. federal, state and local income and franchise tax and any other income taxes, the Issuer will be treated as a corporation, the Notes will be treated as indebtedness of the Issuer, and the Preferred Shares will be treated as equity in the Issuer; it agrees to such treatment and agrees to take no action inconsistent with such treatment, unless required by law.

Section 2.12 No Gross Up.

The Issuer or, in the case of the Senior Notes, the Co-Issuers, shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

Section 2.13 Notes Beneficially Owned by Non-Permitted Holders.

(a) Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Global Note, IAI Certificated Note or Certificated Note to a U.S. Person or U.S. Resident that is not a QIB/QP or an Institutional Accredited Investor and a Qualified Purchaser, as the case may be, shall be null and void ab initio and any such purported transfer of which the Issuer, the Co-Issuer or the Trustee shall have notice may be disregarded by the Issuer, the Co-Issuer and the Trustee for all purposes.

(b) If any U.S. Person or U.S. Resident that is not a QIB/QP or an Institutional Accredited Investor and a Qualified Purchaser, as the case may be, at the time it acquires an interest in a Global Note, IAI Certificated Note or Certificated Note shall become the beneficial owner of any Global Note, IAI Certificated Note or Certificated Note (any such person, a “Non-Permitted Holder”), the Issuer shall, promptly after discovery that such person is a Non-Permitted Holder by the Issuer, the Co-Issuer or the Trustee (and notice by the Trustee or the Co-Issuer to the Issuer, if either of them makes the discovery), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within 30 days of the date of such notice. If such Non-Permitted Holder fails to transfer its Notes, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Trustee acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes, and selling such Notes to the highest such bidder. However, the Issuer or the Trustee may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer, and neither the Issuer nor the Trustee shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

Section 2.14 DTC Notice to Investors.

The Co-Issuers shall (a) request of the Depository, and cooperate with the Depository to ensure, that the Depository’s security description and delivery order include a “3(c)(7) marker” and confirm that the Depository’s user’s manual contains an accurate description of the restrictions on the holding and transfer of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes and the Class G Notes due to the Co-Issuer’s reliance on the exclusion to registration provided by Section 3(c)(7) of the Investment Company Act, (b) request of the Depository, and cooperate with the Depository to ensure, that the Depository send to its Agent Members in connection with the initial offering of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes and the Class G Notes a notice substantially in the form attached as Exhibit H hereto, and (c) request of the Depository, and cooperate with the Depository to ensure, that the Depository’s Reference Directory include the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes and the Class G Notes in the listing of 3(c)(7) issues together with an attached description of the limitations as to the distribution, purchase, sale and holding of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes and the Class G Notes.

ARTICLE III

CONDITIONS PRECEDENT; CERTAIN PROVISIONS

RELATING TO COLLATERAL

Section 3.1 General Provisions.

The Notes to be issued on the Closing Date may be executed by the Issuer and, with respect to the Senior Notes, the Co-Issuer, and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Request, upon compliance with Section 3.2 and upon receipt by the Trustee of the following:

(a) (i) an Officer’s Certificate of the Issuer (A) evidencing the authorization by Board Resolution of the execution and delivery of, among other documents, this Indenture, the Collateral Administration Agreement, the Preferred Shares Paying Agency Agreement, the Administration Agreement, any Hedge Agreements, and the execution, authentication and delivery of the Notes and specifying the Stated Maturity, the original Note Balance and Note Interest Rate of each Class to be authenticated and delivered; and (B) certifying that (1) the attached copy of the Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon; and

(ii) an Officer’s Certificate of the Co-Issuer (A) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture and the execution, authentication and delivery of the Senior Notes and specifying the Stated Maturity, the original Note Balance and Note Interest Rate of the Senior Notes to be authenticated and delivered; and (B) certifying that (1) the attached copy of the Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

(b) (i) either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes and the Preferred Shares or (B) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes and Preferred Shares except as may have been given for the purposes of the foregoing, it being agreed that the Opinions of Counsel of Thacher Proffitt & Wood and Maples and Calder, shall satisfy this clause (i); and

(ii) either (A) a certificate of the Co-Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Senior Notes, or (B) an Opinion of Counsel of the Co-Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of the Senior Notes except as may have been given for the purposes of the foregoing, the Opinions of Counsel of Thacher Proffitt & Wood and Maples and Calder shall satisfy this clause (b);

(c) Opinions of Counsel of Thacher Proffitt & Wood, counsel to the Co-Issuers, satisfactory in form and substance to the Trustee, dated the Closing Date;

(d) an Opinion of Counsel of Maples and Calder, Cayman Islands counsel to the Issuer, satisfactory in form and substance to the Trustee, dated the Closing Date;

(e) an Officer’s Certificate stating that the Issuer is not in Default under this Indenture and that the issuance of the Notes and the Preferred Shares applied for will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Memorandum and Articles of Association of the Issuer, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; and that all conditions precedent provided in this Indenture, the Memorandum and Articles of Association and the Preferred Shares Paying Agency Agreement relating to the authentication and delivery of the Notes and the Preferred Shares applied for have been complied with;

(f) an Officer’s Certificate stating that the Co-Issuer is not in Default under this Indenture and that the issuance of the Senior Notes applied for will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or By-laws of the Co-Issuer, any indenture or other agreement or Instrument to which the Co-Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Co-Issuer is a party or by which it may be bound or to which it may be subject; and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Senior Notes applied for have been complied with;

(g) an Accountants’ Certificate (i) confirming the information with respect to each Collateral Security set forth on the Schedule of Collateral Securities attached hereto as Schedule A; and (ii) specifying the procedures undertaken by them to review data and computations relating to the Collateral Securities;

(h) true and correct copies of letters signed by each of the Rating Agencies confirming that the Class A Notes have been rated no lower than “AAA” by S&P and Fitch and “Aaa” by Moody’s, that the Class B Notes have been rated no lower than “AA” by S&P and Fitch and “Aa2” by Moody’s, that the Class C-FX Notes and the Class C-FL Notes have been rated no lower than “A” by S&P and Fitch and “A2” by Moody’s , that the Class D-FX Notes and the Class D-FL Notes have been rated no lower than “A-” by S&P and Fitch and “A3” by Moody’s, that the Class E-FX Notes and the Class E-FL Notes have been rated no lower than “BBB” by S&P and Fitch and “Baa3” by Moody’s, that the Class F-FX Notes and the Class F-FL Notes have been rated no lower than “BBB” by S&P and Fitch, that the Class G Notes have been rated no lower than “BBB-” by S&P and Fitch, that the Class H Notes have been rated no lower than “BB” by S&P and Fitch, that the Class J Notes have been rated no lower than “B” by S&P and Fitch and that such ratings are in full force and effect on the Closing Date;

(i) an executed counterpart of the Collateral Administration Agreement;

(j) an executed copy of any outstanding Hedge Agreements;

(k) an executed copy of the Preferred Shares Paying Agency Agreement;

(l) an executed counterpart of the Transfer Agreements;

(m) evidence of application for a certificate from the Cayman Islands tax authorities stating that the Issuer will be exempt from certain Cayman Islands taxes, in form and substance satisfactory to the Trustee; and

(n) such other documents as the Trustee may reasonably require.

Section 3.2 Security for the Notes.

Notes to be issued on the Closing Date may be executed by the Issuer and, with respect to the Senior Notes, by the Co-Issuer and delivered to the Trustee for authentication, and thereupon the same shall be authenticated and delivered to the Issuer by the Trustee upon Issuer Order and upon delivery by the Issuer to the Trustee, and receipt by the Trustee, of the following:

(a) Grant of Initial Collateral Securities. Fully executed copies of this Indenture and copies of any other Instrument or document, fully executed (as applicable), necessary to consummate and perfect the Grant set forth in the Granting Clauses of this Indenture of a perfected security interest that is of first priority, free of any adverse claim or the legal equivalent thereof in favor of the Trustee on behalf of the Noteholders in all of the Issuer’s right, title and interest in and to the Initial Collateral Securities pledged to the Trustee for inclusion in the Collateral on the Closing Date, including compliance with the provisions of Section 3.3.

(b) Certificate of the Issuer. A certificate of an Authorized Officer of the Issuer, dated as of the Closing Date, to the effect that, in the case of each Initial Collateral Security pledged to the Trustee for inclusion in the Collateral on the Closing Date and immediately prior to the delivery thereof on the Closing Date:

(i) the Issuer has good and marketable title to the Initial Collateral Security free and clear of any liens, claims, encumbrances or defects of any nature whatsoever except for those which are being released on the Closing Date and except for those encumbrances arising from due bills, if any, with respect to interest, or a portion thereof, accrued on such Initial Collateral Security prior to the Closing Date and owed by the Issuer to the seller of such Initial Collateral Security;

(ii) the Issuer has acquired its ownership in such Initial Collateral Security in good faith without notice of any adverse claim, except as described in paragraph (i) above;

(iii) the Issuer has not assigned, pledged or otherwise encumbered any interest in such Initial Collateral Security (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(iv) the Issuer has full right to Grant a security interest in and assign and pledge such Initial Collateral Security to the Trustee;

(v) the information set forth with respect to such Initial Collateral Security in the Schedule of Initial Collateral Securities is correct;

(vi) upon Grant by the Issuer, the Trustee has a perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable; and

(vii) each Collateral Security satisfies the following eligibility criteria: (i) it either (A) is treated as indebtedness for U.S. federal income tax purposes, or (B) the Issuer has received advice from Thacher Proffitt & Wood or an opinion of other counsel to the effect that the ownership of such security will not cause the Issuer to be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes or otherwise subject the Issuer to U.S. federal income tax on a net income basis; and (ii) it does not have a coupon or other payments that are subject to U.S. or foreign withholding tax, unless the issuer of such Initial Collateral Security is required to make “gross-up” payments pursuant to the related Underlying Instrument that cover the full amount of any such withholding tax on an after-tax basis (including any tax on such additional payments).

(c) Issuer Accounts. Evidence of the establishment of the Issuer Accounts.

(d) Issuers’ Requests. A request from each of the Issuer and the Co-Issuer, with respect to the Senior Notes, and the Issuer, with respect to the Junior Notes, directing the Trustee to authenticate the Notes in the amounts and names set forth therein.

(e) Initial Deposit. A cash deposit in the amount of $60,000,000.00. The Trustee shall deposit such cash in the Initial Deposit Account.

Section 3.3 Delivery of Collateral Securities and Eligible Investments.

Collateral Securities and Eligible Investments relating to, or made from funds from, the Issuer Accounts, shall be transferred to the Trustee as follows:

(a) with respect to such of the Collateral Securities and Eligible Investments as constitutes an instrument, tangible chattel paper or money, causing the Trustee to take possession of such instrument endorsed to the Trustee or in blank, or such money or tangible chattel paper in the State of Illinois;

(b) with respect to such of the Collateral Securities and Eligible Investments as constitutes a certificated security in bearer form, causing the Trustee to acquire possession of the related security certificate in the State of Illinois;

(c) with respect to such of the Collateral Securities and Eligible Investments as constitutes a certificated security in registered form, causing the Trustee to acquire possession of the related certificated security certificate in the State of Illinois, endorsed to the Trustee or in blank by an effective endorsement, or registered in the name of the Trustee, upon original issue or registration of transfer, by the issuer of such certificated security.

(d) with respect to such of the Collateral Securities and Eligible Investments as constitutes an uncertificated security, causing the issuer of such uncertificated security to register the Trustee as the registered owner of such uncertificated security;

(e) with respect to such of the Collateral Securities and Eligible Investments as constitutes a security entitlement, causing the Securities Intermediary to indicate by book entry that such security entitlement, and the financial asset relating thereto has been credited to the appropriate Issuer Account;

(f) with respect to such of the Collateral Securities and Eligible Investments as constitutes an account or a general intangible, causing a financing statement describing such portion of the Collateral Securities and Eligible Investments (or all personal property of the Issuer) as collateral and naming the Issuer as the debtor and the Trustee as the secured party, to be effectively filed with the Recorder of Deeds of the District of Columbia;

(g) in the case of each of paragraphs (a) through (f) above, such additional or alternative procedures as may hereafter become appropriate to Grant a first priority perfected security interest in such items of the Collateral Securities and Eligible Investments to the Trustee, consistent with applicable law or regulations.

In each case contemplated in this Section 3.3, the Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, if any, indicating that such securities are held for the benefit of the Secured Parties pursuant to and as provided herein.

Section 3.4 Acquisition and Transfer of Additional Collateral Securities.

(a) During the Ramp-Up Period, the Issuer will be required to invest the available funds and Eligible Investments in the Initial Deposit Account in Additional Collateral Securities with an aggregate Principal Balance (determined as of their respective Granting Date) of $60 Million if such Additional Collateral Securities are presented by the Seller to the Depositor and by the Depositor to the Issuer and conform to the Collateral Securities Characteristics collectively and individually (as applicable), after giving effect to the grant of such securities to the Issuer. The Issuer will pay the Depositor an amount equal to the amount paid by the Seller (or its affiliate) for such Additional Collateral Security or, if such Additional Collateral Security was acquired by the Seller (or its affiliate) more than 90 days prior to the applicable Granting Date, the lower of two estimates of the market value of such Additional Collateral Security obtained by the Seller from two nationally recognized broker/dealers that are not affiliated with the Seller (or if the Seller is unable to obtain two such estimates, the estimate obtained from one nationally recognized broker/dealer that is not affiliated with the Seller) for each such Additional Collateral Security.

Upon receipt of an Issuer Order requesting the purchase of Additional Collateral Securities, the Trustee shall pay out of the Initial Deposit Account to the Issuer, during the period commencing on the Closing Date and ending on the Ramp-Up Date, all or a portion of the funds available therein for the sole purpose of purchasing Additional Collateral Securities, including for the payment of costs and expenses related to such purchases.

(b) The Additional Collateral Securities collectively, and each Additional Collateral Security (as applicable) shall, after giving effect to the grant of such securities to the Issuer, have the following characteristics (the “Collateral Securities Characteristics”):

(A) No more than $40.0 million in outstanding Principal Balance of any Collateral Security is issued by a single issuer (i.e., an Underlying CMBS Series).

(B) No more than $45.0 million of the outstanding Principal Balance of the Additional Collateral Securities are rated Ba3 or lower by Moody’s.

(C) No more than $30.0 million of the outstanding Principal Balance of the Additional Collateral Securities are rated B1 or lower by Moody’s.

(D) No more than $20.4 million of the outstanding Principal Balance of the Additional Collateral Securities are rated B2 or lower by Moody’s.

(E) No more than $10.8 million of the outstanding Principal Balance of the Additional Collateral Securities are rated B3 by Moody’s.

(F) None of the Additional Collateral Securities are rated lower than B3 by Moody’s.

(G) Each Additional Collateral Security that is a commercial mortgage backed security that was rated lower than BB- by S&P was issued in 2002 or later.

(H) With respect to any Additional Collateral Security that is a commercial mortgaged backed security, the fraction of (a) the projected aggregate outstanding Principal Balance of the Commercial Mortgage Loans in the related Commercial Mortgage Pool as of the later of (i) the Payment Date in July 2018 and (ii) the fifteenth anniversary of the closing date of the related Underlying CMBS Series, divided by (b) the initial aggregate principal balance of such Commercial Mortgage Loans as of such closing date, is less than 2%. The projected aggregate outstanding principal balance of such Commercial Mortgage Loans will be calculated based on the assumption that all of such Commercial Mortgage Loans pay in accordance with their terms and there are no prepayments, defaults or delinquencies.

(I) Each Additional Collateral Security is denominated in and all cash flows are due to be paid in Dollars.

(J) Each Additional Collateral Security earns interest at a fixed coupon (which may be subject to an available funds cap or a Weighted Average Coupon cap).

(K) The related Underlying CMBS Series contains at least 21 commercial or multifamily mortgage loans.

(L) Such Additional Collateral Security is not on the “credit watch negative” watchlist of S&P or on the “under review for possible downgrade” watchlist of Moody’s.

(M) With respect to each Additional Collateral Security (a) it is treated as indebtedness for U.S. federal income tax purposes, or (b) the Issuer has received advice from Thacher Proffitt & Wood or an opinion of other counsel to the effect that the ownership of such security will not cause the Issuer to be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes or otherwise subject the Issuer to U.S. federal tax on a net income basis.

(N) No Additional Collateral Security has a coupon or other payments that are subject to U.S. or foreign withholding tax, unless the issuer of such Collateral Security is required to make “gross-up” payments pursuant to the related underlying instruments that cover the full amount of any such withholding tax on an after-tax basis (including any tax on such additional payments).

(O) No Additional Collateral Security is:

(a)	an interest-only security,

(b)	a principal-only security,

(c)	a commercial mortgage-backed security that is backed primarily by other commercial mortgage-backed securities (other than a commercial mortgage-backed security backed by a single commercial mortgage-backed security), or

(d)	a synthetic security.

(P) Each Additional Collateral Security with an S&P Rating does not have an “r” or “t” subscript.

(Q) Each Additional Collateral Security is eligible to be purchased by the Issuer and pledged to the Trustee.

(R) No Additional Collateral Security is issued by a sovereign or by a corporate issuer located in a country that imposes foreign exchange controls that effectively limit the availability or use of U.S. Dollars to make, when due, the scheduled payments of principal thereof and interest thereon.

(S) The terms of each Additional Collateral Security have been fully negotiated as certified by the Seller.

(T) No Additional Collateral Security is the subject of an offer or the subject of an exchange or conversion offer and has not been called for redemption and may not, by its terms, be converted into an equity security at the option of the issuer thereof as certified by the Seller.

(U) No Additional Collateral Security (A) has an interest rate that is progressively reduced solely as a function of time or (B) provides for payment of principal or provide for the repayment of a stated principal amount in Cash no later than the maturity date of such Collateral Security;

(V) No Additional Collateral Security will cause the Issuer or the pool of Collateral to be required to register as an investment company under the Investment Company Act as certified by the Seller.

(W) No Additional Collateral Security requires any commitment from the Issuer to provide further funds to the obligor thereunder.

(X) No Additional Collateral Security is a structured finance obligation for which the underlying collateral is subject to a contingent perfection arrangement, unless all contingencies relating to such perfection have been satisfied as certified by the Seller.

(Y) No Additional Collateral Security (a) is a Defaulted Security, (b) if such security is a commercial mortgage-backed security, has been put on “credit watch” or similar status for possible downgrading, qualification or withdrawal by any Rating Agency and (c) is a security whose Principal Balance has been reduced without receipt of a corresponding principal distribution as a result of the allocation of a “realized loss,” a “collateral support deficit,” an “additional trust fund expense,” an “appraisal reduction event” or similar item with respect to such security since its initial issuance.

(Z) Lennar Partners, Inc. is the special servicer for the Underlying CMBS Series related to such Additional Collateral Security.

(c) After giving effect to the grant of all Additional Collateral Securities on or prior to the Ramp-Up Date, the “Ramp-Up Criteria” will be satisfied if:

(A) the Ramp-Up Maximum Fitch Rating Distribution does not exceed 45;

(B) the Ramp-Up Weighted Average Coupon is equal to or greater than 4.00%;

(C) the weighted average remaining life of the Additional Collateral Securities is no longer than 12 years.

(D) the S&P CDO Monitor Test is satisfied; and

(E) the Ramp-Up S&P Weighted Average Recovery Rate is equal to or greater than 6.2%.

(d) The Collateral Administrator shall cause to be delivered to the Trustee and each Rating Agency on or prior to the Ramp-Up Date an amended Schedule A to the Indenture listing all Initial Collateral Securities and all Additional Collateral Securities acquired and transferred pursuant to Section 3.4(a) hereof, which schedule shall supersede any prior Schedule A delivered to the Trustee.

(e) The Issuer shall cause to be delivered to the Trustee and each Rating Agency, not later than 30 days after the Ramp-Up Effective Date, a certificate of Deloitte & Touche LLP, substantially in the form of the certificate delivered on the Closing Date pursuant to Section 3.1(g)(i) hereof and confirming that the information with respect to the Additional Collateral Securities set forth on the Schedule of Collateral Securities is accurate as of the applicable Granting Date and specifying the procedures undertaken by Deloitte & Touche to review data and computations relating to such information.

(f) On each date upon which Additional Collateral Securities have been delivered to the Trustee, pursuant to Section 3.4(a), the Issuer (or the Collateral Administrator on behalf of the Issuer) shall cause to be delivered to the Trustee and each Rating Agency a certificate of an Authorized Officer, dated as of the date of the acquisition of such Additional Collateral Securities, confirming that the Collateral Securities Characteristics have been satisfied.

(g) The Issuer shall cause to be delivered to the Trustee, the Rating Agencies, and the Hedge Counterparty, on the Ramp-Up Effective Date, an Opinion of Counsel dated as of the Ramp-Up Effective Date, confirming the matters set forth in the Opinion of Counsel regarding perfection of security interests furnished pursuant to Section 3.1(c) with respect to the Initial Collateral Securities and the Additional Collateral Securities granted to the Trustee between the Closing Date and the Ramp-Up Effective Date. Such Opinion of Counsel may contain such assumptions and qualifications as may be reasonably acceptable to the Trustee and the Rating Agencies.

(h) Within seven days of the Ramp-Up Effective Date, the Issuer shall request that each Rating Agency confirm the ratings assigned to the Notes as of the Closing Date.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest, (iv) the rights, obligations and immunities of the Trustee hereunder, (v) the rights, obligations and immunities of the Collateral Administrator hereunder and under the Collateral Administration Agreement, (vi) the rights of Holders and the other Secured Parties as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them and (vii) the obligations to make payments, if any, to the Preferred Shares Paying Agent pursuant to the Priority of Payments, and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) either

(i) all Notes theretofore authenticated and delivered (other than (A) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for whose payment money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust as provided in Section 7.5) have been delivered to the Trustee for cancellation; or

(ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption within one year pursuant to Article IX under an arrangement satisfactory to the Trustee and there has been given notice of redemption by the Issuer and the Co-Issuer pursuant to Section 9.6 and, in the case of (A), (B) or (C) the Issuer or the Co-Issuer has irrevocably deposited or caused to be deposited with the Trustee in an account which account shall be maintained for the benefit of the Holders and the other Secured Parties, in trust for such purpose, Cash or non-callable direct obligations of the United States of America, provided that (x) the obligations are Eligible Investments, in an amount sufficient, as verified by a firm of certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to the Stated Maturity or the Redemption Date, as the case may be, and any other amounts (including amounts payable to any Hedge Counterparty) to become payable under this Indenture and the Hedge Agreements, and shall have Granted to the Trustee a valid perfected security interest in such Eligible Investment that is of first priority, free of any adverse claim or legal equivalent thereof, as applicable, and shall have furnished an Opinion of Counsel with respect thereto and (y) the obligations constitute all of the Eligible Investments owned by the Issuer and the Issuer owns no Collateral Securities; provided, however, that this subsection (ii) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded;

(b) the Co-Issuers have paid or caused to be paid all other sums payable hereunder and under the Collateral Administration Agreement by the Co-Issuers; and

(c) the Co-Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with;

provided, however, that in the case of (a)(ii) above, the Issuer has delivered to the Trustee an Opinion of Counsel of Independent U.S. tax counsel to the effect that the Holders of Notes would recognize no income gain or loss for U.S. federal income tax purposes as a result of such deposit and satisfaction and discharge of this Indenture.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Co-Issuers, the Trustee and, if applicable, the Holders, as the case may be, under Sections 2.5, 2.6, 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.4, 6.6, 6.7, 6.8, 7.1, 7.4, 7.5 and 7.20, and Article XIII and Article XIV hereof shall survive the satisfaction and discharge of this Indenture.

Section 4.2 Application of Trust Money. All monies deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture, including the Priority of Payments, to the payment of the principal, interest and either directly or through any Paying Agent, as the Trustee may determine, to the Person entitled thereto of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required herein or required by law.

Section 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Co-Issuers, be paid to the Trustee to be held and applied pursuant to Section 7.5 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

ARTICLE V

REMEDIES

Section 5.1 Events of Default. “Event of Default”; wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a default for four Business Days in the payment, when due and payable, of any interest on any Class A Note, any Class B Note, any Class C-FX Note or Class C-FL Note, or, if there are no Class C-FX Notes, C-FL Notes or other Notes of a Class having an earlier alphabetical designation outstanding, on any Class D-FX Note or Class D-FL Note or, if there are no Class D-FX Notes, Class D-FL Notes or other Notes of a Class having an earlier alphabetical designation outstanding, on any Class E-FX Note or Class E-FL Note or, if there are no Class E-FX Notes, Class E-FL Notes or other Notes of a Class having an earlier alphabetical designation outstanding, on any Class F-FX Note or Class F-FL Note, or if there are no Class F-FX Notes, Class F-FL Notes or other Notes of a Class having an earlier alphabetical designation outstanding, on any Class G Note, or, if there are no Class G Notes or other Notes of a Class having an earlier alphabetical designation outstanding, on any Class H Note, or, if there are no Class H Notes or other Notes of a Class having an earlier alphabetical designation outstanding, on any Class J Note;

(b) any failure to pay all interest on and principal (including Deferred Interest) of any Note at its Stated Maturity, or if the Notes have been redeemed in a Redemption, on the applicable Redemption Date;

(c) the failure on any Payment Date to disburse amounts available (including, without limitation, amounts payable to the Hedge Counterparty) in the Payment Account in accordance with the Priority of Payments (except as provided in paragraphs (a) and (b) above) and a continuation of such failure for four Business Days;

(d) either of the Co-Issuers or the pool of Collateral becomes an investment company required to be registered under the 1940 Act;

(e) a default in the performance, or breach, of any other covenant or warranty of either of the Co-Issuers under this Indenture, or if any representation or warranty of either of the Co-Issuers made in this Indenture or in any certificate or writing delivered pursuant hereto proves to be incorrect in any material respect when made, which default or failure has a material adverse effect on the Holders of the Notes and which default or breach continues for a period of 45 calendar days after notice by any one of the Trustee, the Collateral Administrator, the Co-Issuers or 25% of the Noteholders of any Class, to the Co-Issuers, the Collateral Administrator or the Trustee;

(f) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(g) the institution by the Issuer or the Co-Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer or the Co-Issuer in furtherance of any such action.

Upon the occurrence of an Event of Default, the Co-Issuers shall promptly notify the Trustee, the Collateral Administrator, each Hedge Counterparty, the Noteholders, the Paying Agent, the Preferred Shares Paying Agent, the Depository and each of the Rating Agencies in writing.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(f) or 5.1(g)) (i) the Trustee by notice to the Co-Issuers and each Hedge Counterparty or (ii) the Controlling Party by notice to the Co-Issuers, the Trustee (and the Trustee shall in any case provide notice to the Holders of all Notes then Outstanding), and each Hedge Counterparty, may declare the principal of all the Notes to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(f) or (g) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Notes, and other amounts payable hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder.

(b) At any time after such a declaration of acceleration of Maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article V, such Noteholders of the Controlling Class, by written notice to the Co-Issuers, the Holders of the Notes, the Trustee, and each Hedge Counterparty may rescind and annul such declaration and its consequences; provided that, if such rescission and annulment is made by Holders of the Controlling Class (acting as the Controlling Party), the following conditions must be satisfied:

(i) the Issuer or the Co-Issuer has paid or deposited with the Trustee a sum sufficient to pay, and shall pay:

(A) all overdue installments of interest on and principal of the Notes;

(B) to the extent that payment of such interest is lawful, interest upon any Deferred Interest and Default Interest at the applicable Note Interest Rates;

(C) all unpaid taxes and Administrative Expenses and other sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel;

(D) all amounts then due and payable to any Hedge Counterparty;

(ii) the Trustee has determined that all Events of Default of which it has actual knowledge, other than the non-payment of the interest on or principal of Notes that have become due solely by such acceleration, have been cured and the Controlling Party by written notice to the Trustee has agreed with such determination or waived as provided in Section 5.14; and

(iii) if any Floating Rate Notes are still Outstanding, the Hedge Agreement has not been fully terminated or has been replaced.

At any time after such a declaration of acceleration of Maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article V, the Trustee shall rescind and annul such declaration and its consequences if the Trustee is required to preserve the Collateral in accordance with the provisions of Section 5.5 with respect to the Event of Default that gave rise to such declaration; provided, however, that if such preservation of the Collateral is rescinded pursuant to Section 5.5, the Notes may be accelerated pursuant to the first paragraph of this Section 5.2, notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this paragraph.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default has occurred and is continuing and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, or at any time on or after the Stated Maturity of the Notes, the Trustee may in its discretion after written notice to the Holders of the Notes, each Hedge Counterparty and the Controlling Party and shall upon written direction of the Controlling Party proceed to protect and enforce its rights and the rights of the Holders of the Notes and the

Controlling Party by such appropriate Proceedings, in its own name and as trustee of an express trust, as the Trustee shall deem most effective (if no direction by the Controlling Party is received by the Trustee) or as the Trustee may be directed by the Controlling Party to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or the Co-Issuer or any other obligor upon the Notes under the Bankruptcy Code, the bankruptcy or insolvency laws of the Cayman Islands or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, the Co-Issuer or their respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Notes, or the creditors or property of the Issuer, the Co-Issuer or such other obligor, the Trustee, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered by intervention in such Proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of each of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee) and the Noteholder allowed in any Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Notes or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or a Person performing similar functions in comparable Proceedings; and

(c) to collect and receive any monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholder and of the Trustee on its behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Holders of the Notes to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders of the Notes, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence or bad faith.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective agents and attorneys and counsel, shall be for the ratable benefit of the Holders of the Notes of each Class payable to the Holders in accordance with the Priority of Payments.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.3 unless either of the conditions set forth in Section 5.5(a) is met.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a Trustee in bankruptcy or similar Person.

In any Proceedings brought by the Trustee on behalf of the Holders (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes.

Section 5.4 Remedies.

(a) If an Event of Default shall have occurred and be continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Co-Issuers agree that the Trustee may (and shall, upon direction by the Controlling Party), to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i) institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral monies adjudged due;

(ii) subject to Section 5.5, sell all or a portion of the Collateral or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder; and

(v) to the extent not inconsistent with clauses (i) through (iv), exercise any other rights and remedies that may be available at law or in equity;

provided, however, that the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.4 unless either of the conditions specified in Section 5.5(a) is met.

The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the Proceeds and other amounts receivable with respect to the Collateral to make the required payments of principal and interest on any Class of Notes, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b) If an Event of Default as described in Section 5.1(e) hereof shall have occurred and be continuing the Trustee may, and at the request of the Holders of not less than 25% of the aggregate Note Balance of the Controlling Class shall, institute a proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such proceeding.

(c) Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Secured Party may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such sale may, in paying the purchase money, turn in any of the Notes in lieu of Cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Notes so turned in by such Holder (taking into account the Class of such Notes, the Priority of Payments and Article XIII). Said Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after proper notation has been made thereon to show partial payment. Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee, or of the officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall bind the Co-Issuers, the Trustee and the Secured Parties, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d) Notwithstanding any other provision of this Indenture, the Trustee, in its own capacity, or on behalf of any Holder of Notes, may not, prior to the date which is one year and one day (or, if longer, the applicable preference period) after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or state bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned one year and one day (or longer) period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or the Co-Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

Section 5.5 Optional Preservation of Collateral.

(a) If an Event of Default shall have occurred and be continuing and an acceleration has been declared, the Trustee shall retain the Collateral intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts hereunder in accordance with the provisions of Article X, Article XI, Article XII and Article XIII unless:

(i) the Trustee determines that the anticipated proceeds of a sale or liquidation of the Collateral (after deducting the expenses of such sale or liquidation) would be sufficient to pay in full the sum of (A) the Liquidation Amount with respect to all the Outstanding Notes, and (B)(1) all Administrative Expenses; (2) the Collateral Administration Fee and expenses payable to the Collateral Administrator under the Collateral Administration Agreement, and (3) any termination payment due under the Hedge Agreement, and the Controlling Party agrees with such determination; or

(ii) the Holders of at least a Majority of each Class of Notes then Outstanding directs the sale and liquidation of the Collateral.

The Trustee shall give written notice of its determination not to retain the Collateral to the Issuer with a copy to the Co-Issuer and each Hedge Counterparty. So long as such Event of Default is continuing, any such determination may be made at any time when the conditions specified in clause (i) or (ii) exist.

(b) Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Collateral if the conditions set forth in Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Collateral if prohibited by applicable law or if the Trustee is directed to liquidate the Collateral pursuant to Section 5.5(a)(ii).

(c) In determining whether the condition specified in Section 5.5(a)(i) exists, the Trustee or an Independent investment banking firm of national reputation engaged by the Trustee pursuant to the last paragraph of Section 5.4(a) shall obtain bids with respect to each security contained in the Collateral from two nationally recognized dealers meeting the requirements for bidders in Section 12.1(a) hereof, as specified by the Collateral Administrator in writing, at the time making a market in such securities and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security. In addition, for the purposes of determining issues relating to the market value of the Pledged Securities and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion of an Independent investment banking firm of national reputation.

The Trustee shall promptly deliver to the Noteholders, the Hedge Counterparty and the Collateral Administrator a report stating the results of any determination required pursuant to Section 5.5(a)(i). The Trustee shall make the determinations required by Section 5.5(a)(i) within 60 days after an Event of Default and at the request of the Controlling Party at any time during which the Trustee retains the Collateral pursuant to Section 5.5(a)(i). In the case of each calculation made by or on behalf of the Trustee pursuant to Section 5.5(a)(i), the Trustee or the investment bank engaged on its behalf shall obtain a letter of an Independent certified public accountant confirming the accuracy of the computations of the Trustee and certifying their conformity to the requirements of the Indenture. In determining whether the Holders of the requisite aggregate Note Balance of the Notes of the Controlling Class have given any direction or notice or have agreed pursuant to Section 5.5(a), any Person that owns or is a pledgee of the Notes of the Controlling Class or any Affiliate of any such Holder shall be counted as a Holder of each such Note for all purposes.

(d) Collateral may not be sold or liquidated pursuant to Section 5.5(a)(i) after the last date on which such sale or liquidation is permitted under Section 5.5(a)(i) with respect to a determination made pursuant thereto (such last permitted date being determined based upon the anticipated proceeds of such sale or liquidation, as described in Section 5.5(a)(i)), unless a new determination is made in accordance with such Section 5.5(a)(i) and the Collateral is sold or liquidated prior to the last sale date permitted in accordance with such new determination.

Section 5.6 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as Trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements in compensation of the Trustee, each predecessor Trustee and its agents and attorneys in counsel, shall be applied as set forth in Section 5.7 hereof.

Section 5.7 Application of Money Collected. Any money collected by the Trustee with respect to the Notes pursuant to this Article V and any money that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied subject to Section 13.1 and in accordance with the provisions of Section 11.1, at the date or dates fixed by the Trustee.

Section 5.8 Limitation on Suits. No Holder of any Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or Trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) except as otherwise provided in Section 5.9, the Holders of at least 25% of the aggregate Note Balance of the Notes of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as the Trustee hereunder;

(c) such Holder or Holders, as applicable, have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Controlling Party;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class, subject to and in accordance with Section 13.1 and the Priority of Payments. In addition, any action taken by any one or more Holders of Notes shall be subject to the restrictions of Section 5.4(d) hereof.

In the event the Trustee shall receive conflicting or inconsistent requests and Indemnity from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.9 Unconditional Rights of Noteholders to Receive Principal and Interest.

(a) Notwithstanding any other provision in this Indenture (other than Section 2.7(j), the Holder of any Class A Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Class A Note as such principal and interest becomes due and payable and, subject to the provisions of Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

(b) Notwithstanding any other provision in this Indenture (other than Section 2.7(j)), the Holder of any Class B Note, Class C-FX Note, Class C-FL Note, Class D-FX Note, Class D-FL Note, Class E-FX Note, Class E-FL Note, Class F-FX Note, Class F-FL Note, Class G Note, Class H Note or Class J Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Class B Note, Class C-FX Note, Class C-FL Note, Class D-FX Note, Class D-FL Note, Class E-FX Note, Class E-FL Note, Class F-FX Note, Class F-FL Note, Class G Note, Class H Note or Class J Note, as the case may be, as such principal and interest become due and payable in accordance with Section 13.1 and the Priority of Payments. Holders of Class B Notes shall have no right to institute Proceedings for the enforcement of any such payment until such time as no Class A Note remains Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder. Holders of Class C-FX Notes or Class C-FL Notes shall have no right to institute Proceedings for the enforcement of any such payment until such time as no Class A Note or Class B Note remains Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder. Holders of Class D-FX Notes or Class D-FL Notes shall have no right to institute Proceedings for the enforcement of any such payment until such time as no Class A Note, Class B Note or Class C-FX Note or Class C-FL Note remains Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder. Holders of Class E-FX Notes or Class E-FL Notes shall have no right to institute Proceedings for the enforcement of any such payment until such time as no Class A Note, Class B Note, Class C-FX Note, Class C-FL Note, Class D-FX Note or Class D-FL Note remains Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder. Holders of Class F-FX Notes and the Class F-FL Notes shall have no right to institute Proceedings for the enforcement of any such payment until such time as no Class A Note, Class B Note, Class C-FX Note, Class C-FL Note, Class D-FX Note, Class D-FL Note, Class E-FX Note or Class E-FL Note remains Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder. Holders of Class G Notes shall have no right to institute Proceedings for the enforcement of any such payment until such time as no Class A Note, Class B Note, Class C-FX Note, Class C-FL Note, Class D-FX Note, Class D-FL Note, Class E-FX Note, Class E-FL Note, Class F-FX Note or Class F-FL Note remains Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder. Holders of Class H Notes shall have no right to institute Proceedings for the enforcement of any such payment until such time as no Class A Note, Class B Note, Class C-FX Note, Class C-FL Note, Class D-FX Note, Class D-FL Note, Class E-FX Note, Class E-FL Note, Class F-FX Note, Class F-FL Note or Class G Note remains Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder. For so long as any of the Class A Notes are Outstanding, the Class B Notes shall not constitute a claim against the Issuer unless there are sufficient funds to make payments on the Class B Notes in accordance with the Priority of Payments and Article XIII. For so long as any of the Class B Notes are Outstanding, the Class C-FX Notes and the Class C-FL Notes shall not constitute a claim against the Issuer unless there are sufficient funds to make payments on the Class C Notes in accordance with the Priority of Payments and Article XIII. For so long as any of the Class C-FX and the Class C-FL Notes are Outstanding, the Class D-FX Notes and the Class D-FL Notes shall not constitute a claim against the Issuer unless there are sufficient funds to make payments on the Class D-FX Notes and the Class D-FL Notes in accordance with the Priority of Payments and Article XIII. For so long as any of the

Class D-FX Notes or the Class D-FL Notes are Outstanding, the Class E-FX Notes and the Class E-FL Notes shall not constitute a claim against the Issuer unless there are sufficient funds to make payments on the Class E Notes in accordance with the Priority of Payments and Article XIII. For so long as any of the Class E-FX Notes or the Class E-FL Notes are Outstanding, the Class F-FX Notes and the Class F-FL Notes shall not constitute a claim against the Issuer unless there are sufficient funds to make payments on the Class F-FX Notes and the Class F-FL Notes in accordance with the Priority of Payments and Article XIII. For so long as any of the Class F-FX Notes or the Class F-FL Notes are Outstanding, the Class G Notes shall not constitute a claim against the Issuer unless there are sufficient funds to make payments on the Class G Notes in accordance with the Priority of Payments and Article XIII. For so long as any of the Class G Notes are Outstanding, the Class H Notes shall not constitute a claim against the Issuer unless there are sufficient funds to make payments on the Class H Notes in accordance with the Priority of Payments and Article XIII. For so long as any of the Class H Notes are Outstanding, the Class J Notes shall not constitute a claim against the Issuer unless there are sufficient funds to make payments on the Class J Notes in accordance with the Priority of Payments and Article XIII.

Section 5.10 Restoration of Rights and Remedies. If the Trustee or any Holder of Notes has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder of Notes, then and in every such case the Co-Issuers, the Trustee and the Holder of Notes shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders of Notes shall continue as though no such Proceeding had been instituted.

Section 5.11 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of the Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.13 Control by Noteholders. Notwithstanding any other provision of this Indenture, the Controlling Party, shall have the right to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust, right, remedy or power conferred on the Trustee; provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture;

(b) the Trustee may take any other action deemed proper by it that is not inconsistent with such direction; provided, however, that, subject to Section 6.1, it need not take any action that it determines might involve it in liability;

(c) the Trustee shall have been provided with indemnity satisfactory to it; and

(d) any direction to the Trustee to undertake a sale of the Collateral shall be by the Holders of Notes secured thereby representing the percentage of the aggregate Note Balance of Notes specified in Section 5.4 or 5.5.

Section 5.14 Waiver of Past Defaults. Prior to the time a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article V, the Controlling Party may on behalf of the Holders of all the Notes waive any past Default and its consequences, except a Default:

(a) in the payment of the principal of any Note, in the payment of interest on the Notes; or

(b) in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the consent of the Holder of each Outstanding Note materially adversely affected thereby.

In the case of any such waiver, the Co-Issuers, the Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly give notice of any such waiver to each Hedge Counterparty, the Collateral Administrator and to each of the Rating Agencies.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto; provided that no such waiver shall restore any Hedge Agreement which has terminated pursuant to its terms.

Section 5.15 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of Notes, or group of Holders of Notes, holding in the aggregate more than 10% of the aggregate Note Balance of the Controlling Class, or to any suit instituted by any Holder of Notes for the enforcement of the payment of the principal of or interest on any Class A Note (or after the Class A Notes have been paid in full, payment of principal of or interest on any Class B Note) (or after the Class B Notes have been paid in full, payment of the principal of or interest on any Class C-FX Note or Class C-FL Note) (or after the Class C-FX Notes and the Class C-FL Notes are paid in full, payment of the principal of or interest on any Class D-FX Note or Class D-FL Note) (or after the Class D-FX Notes and the Class D-FL Notes are paid in full, payment of the principal of or interest on any Class E-FX Note or Class E-FL Note) (or after the Class E-FX Notes and the Class E-FL Notes are paid in full, payment of the principal of or interest on any Class F-FX Note or Class F-FL Note) (or after the Class F-FX Notes and the Class F-FL Notes are paid in full, payment of the principal of or interest on any Class G Note) (or after the Class G Notes are paid in full, payment of the principal of or interest on any Class H Note) (or after the Class H Notes are paid in full, payment of the principal of or interest on any Class J Note) on or after the Stated Maturity expressed in such Note (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16 Waiver of Stay or Extension Laws. The Co-Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Co-Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee and each Hedge Counterparty but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17 Sale of Collateral.

(a) Any Sale shall be conducted by the Trustee in accordance with the same procedures set forth in Section 12.1 including the solicitation of bids (but not indicative bids) to determine the fair value of an Impaired Security, provided, however, that the Collateral Administrator will not have an assignable Purchase Option and the Collateral Securities will be sold to the highest bidder. The power to effect any sale of any portion of the Collateral pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired (subject to Section 5.5(d) in the case of sales pursuant to Section 5.5) until the entire Collateral shall have been sold or all amounts secured by the Collateral shall have been paid. The Trustee may and shall, upon direction of the Controlling Party upon notice to the Hedge Counterparty, from time to time postpone any sale by public announcement made at the time and place of such sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any sale, provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such sale from the proceeds thereof notwithstanding the provisions of Section 6.7 hereof.

(b) If any portion of the Collateral consists of Unregistered Securities, the Trustee shall sell such Unregistered Securities in compliance with the applicable transfer restrictions set forth in the related Underlying Instruments and shall in no event be required to cause the registration of such Unregistered Securities under the Securities Act.

(c) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a sale thereof, and to take all action necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any monies.

Section 5.18 Action on the Notes. The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Holders of the Notes shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

ARTICLE VI

THE TRUSTEE

Section 6.1 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within fifteen (15) days after such notice from the Trustee, the Trustee shall so notify the Noteholders.

(b) In case an Event of Default known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class (or from the Collateral Administrator or the Issuer, to the extent such parties are permitted by this Indenture to issue directions to the Trustee in case of an Event of Default, including without limitation pursuant to Sections 10.6 and 7.9 hereof), or in the case of a sale pursuant to Section 5.5(a)(ii), from the Holders of at least a Majority of each Class of Notes, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 6.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Co-Issuers or the Collateral Administrator or the Holders of a Majority (or such larger percentage as may be required by the terms hereof) of the Controlling Class or any other required Classes relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it unless such risk or liability relates to its ordinary services, including under Article V, under this Indenture.

(d) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section 5.1(d), 5.1(f) or 5.1(g), or any Default described in Section 5.1(e), unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Co-Issuer, the Collateral or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1 and Section 6.3 hereof.

Section 6.2 Notice of Default. Promptly (and in no event later than five Business Days) after the occurrence of any Default known to the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail to each of the Rating Agencies, for so long as any Notes are Outstanding, to the Preferred Shares Paying Agent, to the Collateral Administrator, each Hedge Counterparty and to all Holders of Notes, as their names and addresses appear on the Note Register and, upon written request therefor in the form of Exhibit E attached hereto certifying that it is a holder of a beneficial interest in any Note, to such holder (or its designee), notice of all Defaults hereunder known to a Trust Officer of the Trustee, unless such Default shall have been cured or waived. Notwithstanding the foregoing, the Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if the Trustee determines that withholding notice is in the interest of the Holders.

Section 6.3 Certain Rights of Trustee. Except as otherwise provided in Section 6.1:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document (including the Note Valuation Report) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c) whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or (ii) be required to determine the value of any Collateral or funds hereunder or the cashflows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d) as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders or the Controlling Party pursuant to this Indenture, unless such Noteholders or the Controlling Party shall have offered to the Trustee reasonable security or indemnity against all costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or documents, but the Trustee, in its discretion, may and, upon the written direction of the Controlling Party, shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled to receive copies of the books and records of the Collateral Administrator relating to the Notes and the Collateral, and on reasonable prior notice to the Co-Issuers, to examine the books and records relating to the Notes and the Collateral and the premises of the Co-Issuers personally or by agent or attorney during the Co-Issuers’ normal business hours; provided, that, the Trustee shall, and shall cause its agents, to hold in confidence all such information, except (i) to the extent disclosure may be required by law and (ii) except to the extent that the Trustee in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed and supervised, or attorney appointed, with due care by it hereunder;

(h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably and, after the occurrence and during the continuance of an Event of Default, subject to Section 6.1(b) hereof, prudently believes to be authorized or within its rights or powers hereunder; and

(i) the permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

Section 6.4 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon with respect to the Trustee, shall be taken as the statements of the Issuer and the Co-Issuer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), of the Collateral or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or by the Co-Issuer of the Senior Notes or the Proceeds thereof or any money paid to the Co-Issuers pursuant to the provisions hereof.

Section 6.5 May Hold Notes. The Trustee, any Paying Agent, Note Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes and, may otherwise deal with the Co-Issuers or any of their Affiliates, with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

Section 6.6 Money Held in Trust. All monies held by, or deposited with the Trustee in the Collection Account, the Payment Account, the Custodial Account and the Initial Deposit Account pursuant to the provisions of this Indenture, and not invested in Collateral Securities or Eligible Investments as herein provided, shall be deposited in one or more Eligible Accounts, to be held in trust for the benefit of the Secured Parties. To the extent monies deposited in a trust account exceed amounts insured by the bank insurance fund or savings association insurance fund administered by the Federal Deposit Insurance Corporation, or any agencies succeeding to the insurance functions thereof, and are not fully collateralized by direct obligations of the United States of America, such excess shall be invested in Eligible Investments pursuant to an Issuer Order.

Section 6.7 Compensation and Reimbursement.

(a) The Issuer agrees:

(i) except as otherwise expressly provided herein, to reimburse the Trustee (subject to any written agreement between the Issuer and the Trustee) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, relating to the maintenance and administration of the Collateral or in the enforcement of any provisions hereof (including securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 10.6 or 10.8, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith); provided, however, that the securities transaction charges referred to above shall, in the case of certain Eligible Investments specified by the Collateral Administrator, be waived in the event that any amounts are received by the Trustee during a Due Period from a financial institution in consideration of purchasing such Eligible Investments.

(ii) to indemnify the Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder; and

(iii) to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.13 hereof.

(b) The Issuer may remit payment for such fees and expenses to the Trustee or, in the absence thereof, the Trustee may from time to time deduct payment of its fees and expenses hereunder from moneys on deposit in the Payment Account for the Notes pursuant to Section 11.1; provided, however, that any such funds deducted from the Payment Account by the Trustee during the related Due Period shall not exceed and shall reduce the maximum amount payable to the Trustee on any Payment Date pursuant to Section 11.1(b)(ii).

(c) The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year and one day (or, if longer, the applicable preference period) after the payment in full of all of the Notes.

(d) The amounts payable to the Trustee on any Payment Date pursuant to Section 6.7(a)(i) (other than amounts received by the Trustee from financial institutions as described in Section 6.7(a)(i) above and other than amounts payable to the Trustee pursuant to Section 11.1(b)(xxvii) and Section 11.1(c)(xxi)), or which may be deducted by the Trustee pursuant to Section 6.7(b) shall equal accrued and unpaid Administrative Expenses constituting expenses and indemnities of the Trustee, up to a maximum of $6,250, and the Trustee shall have a lien ranking senior to that of the Holders upon all property and funds held or collected as part of the Collateral to secure payment of amounts payable to the Trustee under this Section 6.7 not to exceed such amount with respect to any Payment Date; and provided, however, that the Trustee shall not institute any Proceeding for the enforcement of such lien except in connection with an action pursuant to Section 5.3 hereof for the enforcement of the lien of the Indenture for the benefit of the Secured Parties; provided, further, that the Trustee may only enforce such a lien in conjunction with the enforcement of the rights of Holders in the manner set forth in Section 5.4 hereof.

The Trustee shall apply amounts pursuant to Section 5.7 and Section 11.1 only to the extent that the payment thereof will not result in an Event of Default and the failure to pay such amounts to the Trustee will not, by itself, constitute an Event of Default. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder and hereby agrees not to cause the filing of a petition in bankruptcy against the Co-Issuers for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year and one day (or, if longer, the applicable preference period) after the payment in full of all Notes issued under this Indenture. No direction by the Controlling Party shall affect the right of the Trustee to collect amounts owed to it under this Indenture.

If, on any date when a fee shall be payable to the Trustee pursuant to this Indenture, insufficient funds are available for the payment thereof, any portion of a fee not so paid shall be deferred and payable, together with compensatory interest thereon (at a rate not to exceed the federal funds rate), on such later date on which a fee shall be payable and sufficient funds are available therefor in accordance with Section 11.1.

Section 6.8 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $200,000,000, subject to supervision or examination by federal or state authority, having a long-term debt rating of at least “A” and “A” and a short-term debt rating of at least “A-1” and “F-1” by S&P and Fitch, respectively, and a long-term debt rating of at least “A2” and a short-term debt rating of at least “P-1” by Moody’s, respectively (or in each case such other rating provided that the Rating Condition has been met), and having an office within the United States. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10. The indemnification in favor of the Trustee in Section 6.7 hereof shall survive any resignation or removal, to the extent of any indemnified liabilities, costs, expenses and other amounts arising or incurred prior to, or arising out of actions or omissions occurring prior to such resignation or removal).

(b) The Trustee may resign at any time by giving written notice thereof to the Co-Issuers, the Noteholders, each Hedge Counterparty, the Preferred Shares Paying Agent and each of the Rating Agencies.

(c) The Trustee may be removed at any time by Act of the Holders of a Majority of the Notes voting together as a single class, or may be removed at any time when an Event of Default shall have occurred and be continuing, by Act of at least 66 2/3% of the Controlling Class, delivered to the Trustee and to the Co-Issuers.

(d) If at any time:

(i) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Co-Issuers or by any Holder or the Controlling Party; or

(ii) the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Co-Issuers, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) Upon (i) receiving any notice of resignation of the Trustee, (ii) any determination that the Trustee be removed, or (iii) any vacancy in the position of Trustee, then the Co-Issuers shall promptly appoint a successor Trustee or Trustees by written instrument, in duplicate, executed by an Authorized Officer of the Issuer or Co-Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, provided that such successor Trustee shall be appointed only upon the written consent of the Controlling Party (which consent shall not be unreasonably withheld). If the Co-Issuers shall fail to appoint a successor Trustee within 30 days after such notice of resignation, determination of removal or the occurrence of a vacancy, a successor Trustee may be appointed by Act of the Holders of a Majority of the Controlling Class. If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, determination of removal or the occurrence of a vacancy, then the Trustee to be replaced, or any Noteholder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee. Notwithstanding the foregoing, at any time that an Event of Default shall have occurred and be continuing, the Controlling Party shall have in lieu of the Co-Issuers the Co-Issuers’ rights to appoint a successor Trustee, such rights to be exercised by notice delivered to the Issuer and the retiring Trustee. Any successor Trustee shall, forthwith upon its acceptance of such appointment in accordance with Section 6.10, become the successor Trustee and supersede any successor Trustee.

(f) The Co-Issuers shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to each of the Rating Agencies, the Preferred Shares Paying Agent, the Irish Paying Agent (so long as any of the Senior Notes are listed on the Irish Stock Exchange) and to the Holders of the Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Co-Issuers fail to mail any such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Co-Issuers.

(g) In the event that the Trustee resigns or is removed as Trustee, the Trustee shall also be automatically removed as Paying Agent, Authenticating Agent, Transfer Agent, Note Registrar, Calculation Agent and Preferred Shares Paying Agent. Any replacement Trustee shall automatically become the replacement Paying Agent, Authenticating Agent, Transfer Agent, Note Registrar, Calculation Agent and Preferred Shares Paying Agent.

Section 6.10 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Co-Issuers, each Hedge Counterparty and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Co-Issuers or the Controlling Party or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, including any costs and expenses associated with such transfer, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(d). Upon request of any such successor Trustee, the Co-Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance, either (a) such successor shall be qualified under this Article VI or (b) the Rating Condition has been met.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee (which for purposes of this Section 6.11 shall be deemed to be the Trustee) shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12 Co-Trustees and Separate Trustee. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Co-Issuers and the Trustee shall have power to appoint one or more Persons to act as co-Trustee, jointly with the Trustee of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.4 herein and to make such claims and enforce such rights of action on behalf of the Holders of the Notes as such Holders themselves may have the right to do, subject to the other provisions of this Section.

The Co-Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-Trustee. If the Co-Issuers do not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have power to make such appointment.

Should any written instrument from the Co-Issuers be required by any co-Trustee so appointed for more fully confirming to such co-Trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co-Issuers. The Co-Issuers agree to pay (but only from and to the extent of the Collateral, after payment in full of the amounts payable pursuant to clauses (i) through (xxvii) of Section 11.1(b) and clauses (i) through (xxi) of Section 11.1(c)) for any reasonable fees and expenses in connection with such appointment.

Every co-Trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(i) the Notes shall be authenticated and delivered by, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by, the Trustee;

(ii) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-Trustee jointly as shall be provided in the instrument appointing such co-Trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-Trustee;

(iii) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Co-Issuers evidenced by an Issuer Order, may accept the resignation of or remove any co-Trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-Trustee without the concurrence of the Co-Issuers. A successor to any co-Trustee so resigned or removed may be appointed in the manner provided in this Section 6.12.

(iv) no co-Trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(v) for so long as the co-Trustee meets the Rating Agency requirements set forth in Section 6.8 or upon satisfaction of the Rating Condition with respect to each Class of Notes outstanding, the Trustee shall not be liable by reason of any act or omission of a co-Trustee; and

(vi) any Act of Noteholders delivered to the Trustee shall be deemed to have been delivered to each co-Trustee.

Section 6.13 Certain Duties of Trustee Related to Delayed Payment of Proceeds. In the event that in any month the Trustee shall not have received a payment with respect to any Pledged Security on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Collateral Administrator in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if longer), after such notice such payment shall have been received by the Trustee, or the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.1), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.1, the Trustee shall request the issuer of such Pledged Security, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Collateral Administrator shall direct in writing. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. In the event that the Issuer or the Collateral Administrator requests a release of a Pledged Security in connection with any such action under the Collateral Administration Agreement, such release shall be subject to Section 10.8 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Pledged Security received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Collateral.

Section 6.14 Representations and Warranties of the Trustee. The Trustee represents and warrants that: (a) the Trustee is a national banking association with trust powers, duly and validly existing under the laws of the United States, with power and authority to execute, deliver and perform its obligations under the Indenture, and is duly eligible and qualified to act as Trustee under this Indenture; (b) this Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (c) neither the execution or delivery by the Trustee of this Indenture nor performance by the Trustee of its obligations under this Indenture requires the consent or approval of, the giving notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States, governing the banking or trust powers of the Trustee; (d) there is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Trustee, threatened that, if determined adversely to the Trustee, would have a material adverse effect upon the performance by the Trustee of its duties under, or on the validity or enforceability of, this Indenture; and (e) the Trustee is not in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Trustee or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Indenture or the performance by the Trustee of its duties hereunder.

Section 6.15 Authenticating Agents. Upon the request of the Co-Issuers, the Trustee shall, or if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuances, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.15 shall be deemed to be the authentication of Notes by the Trustee.

Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Co-Issuers. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Co-Issuers. Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co-Issuers if the resigning or terminated Authenticating Agent was originally appointed at the request of the Issuer or Co-Issuer.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.7. The provisions of Sections 2.9, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.16 Fiduciary for Noteholders Only; Agent for all other Secured Parties. With respect to the security interests created hereunder, the pledge of any item of Collateral to the Trustee is to the Trustee as representative of the Noteholders and agent for each of the other Secured Parties; in furtherance of the foregoing, the possession by the Trustee of any item of Collateral, the endorsement to or registration in the name of the Trustee of any item of Collateral (including as entitlement holder of the Custodial Accounts) are all undertaken by the Trustee in its capacity as representative of the Noteholders and agent for each of the other Secured Parties. The Trustee shall have no fiduciary duties to each of the other Secured Parties, including but not limited to each Hedge Counterparty and the Collateral Administrator. The foregoing shall not limit any of the express obligations of the Trustee under this Indenture.

Section 6.17 The Securities Intermediary.

(a) There shall at all times be one or more Securities Intermediary. The Trustee hereby appoints LaSalle Bank National Association as the initial Securities Intermediary hereunder and LaSalle Bank National Association accepts such appointment.

(b) The Securities Intermediary shall be, and LaSalle Bank National Association as initial Securities Intermediary hereunder hereby represents and warrants that it is as of the date hereof and shall be, for so long as it is the Securities Intermediary hereunder, a corporation or national banking association that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder. The Securities Intermediary shall, and LaSalle Bank National Association as initial Securities Intermediary does, agree with the parties hereto that each account shall be an account to which financial assets may be credited and undertake to treat the Trustee as entitled to exercise rights that comprise such financial assets. The Securities Intermediary shall, and LaSalle Bank National Association as initial Securities Intermediary does, agree with the parties hereto that each item of property credited to each Issuer Account shall be treated as a Financial Asset. The Securities Intermediary shall, and LaSalle Bank National Association as initial Securities Intermediary does, acknowledge that as a result of Section 14.9 of this Indenture, the “securities intermediary’s jurisdiction” as defined in the UCC of the Securities Intermediary with respect to the Collateral, shall be the State of New York. The Securities Intermediary shall, and LaSalle Bank National Association as initial Securities Intermediary does, represent and covenant that it is not and will not be (as long as it is the Securities Intermediary hereunder) a party to any agreement in respect of the Collateral that is inconsistent with the provisions of this Indenture. The Securities Intermediary shall, and LaSalle Bank National Association as initial Securities Intermediary does, covenant that it will not take action inconsistent with the provisions of this Indenture applicable to it. The Securities Intermediary shall, and LaSalle Bank National Association as initial Securities Intermediary does, agree that any item of property credited to any account shall not be subject to any security interest, lien, or right of setoff in favor of the Securities Intermediary or anyone claiming through the Securities Intermediary (other than the Trustee).

(c) It is the intent of the Trustee and the Co-Issuers that each Issuer Account shall be a securities account of the Trustee and not an account of the Co-Issuers. Nonetheless, (i) the Securities Intermediary shall agree to comply with entitlement orders originated by the Trustee without further consent by the Co-Issuers, and (ii) LaSalle Bank National Association as initial Securities Intermediary agrees that so long as it is the Securities Intermediary hereunder, it will comply with entitlement orders originated by the Trustee without further consent by the Co-Issuers. The Securities Intermediary shall covenant that it will not agree with any person or entity other than the Trustee that it will comply with entitlement orders originated by such person or entity, and LaSalle Bank National Association as initial Securities Intermediary hereby covenants that, for so long as it is the Securities Intermediary hereunder, it will not agree with any person or entity other than the Trustee that it will comply with entitlement orders originated by such person or entity.

(d) Nothing herein shall imply or impose upon the Securities Intermediary any duty or obligations other than those expressly set forth herein and those applicable to a securities intermediary under the UCC (and the Securities Intermediary shall be entitled to all of the protections available to a securities intermediary under the UCC). Without limiting the foregoing, nothing herein shall imply or impose upon the Securities Intermediary any duties of a fiduciary nature.

(e) The Securities Intermediary may at any time resign by notice to the Trustee and may at any time be removed by notice from the Trustee; provided, however, that it shall be the responsibility of the Trustee to appoint a successor Securities Intermediary and to cause the Issuer Accounts to be established and maintained with such successor Securities Intermediary in accordance with the terms hereof; and the responsibilities and duties of the retiring Securities Intermediary hereunder shall remain in effect until all of the Collateral credited to the Issuer Accounts held by such retiring Securities Intermediary have been transferred to such successor. Any corporation or banking association into which the Securities Intermediary may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from such merger, consolidation or conversion to which the Securities Intermediary shall be a party, shall be the successor of the Securities Intermediary hereunder, without the execution or filing of any further act on the part of the parties hereto or such Securities Intermediary or such successor corporation.

(f) In the event that the Trustee resigns or is removed as Trustee, the Trustee shall also be automatically removed as Securities Intermediary. Any replacement Trustee shall automatically become the replacement Securities Intermediary.

(g) The Securities Intermediary hereby represents and warrants and agrees with the Co-Issuers and for the benefit of the Trustee as follows:

(i) With respect to the Collateral Securities that are book-entry securities, such Collateral Securities have been credited to the Trustee’s securities account by accurate book entry.

(ii) With respect to all Collateral that is not a book-entry security, such Collateral shall be held at all times in Illinois.

(iii) The Securities Intermediary will comply with all “Entitlement Orders” (as such term is defined in Section 8-102 of the UCC) of the Trustee and shall not accept Entitlement Orders from any other person except as authorized by the Trustee.

(iv) To the extent determined by the actions of the Securities Intermediary, the Trustee shall at all times have “control” (as defined in Section 8-106 of the UCC) over the securities account and the Collateral Securities that are book-entry securities.

(v) The Securities Intermediary has received no notice of, and has no knowledge of any “adverse claim” (as such term is defined in the UCC) as to the Collateral Securities.

(vi) The Securities Intermediary waives any lien, claim or encumbrance in favor of the Securities Intermediary in the Collateral, including, without limitation, any security interest and right of set-off.

(vii) The Securities Intermediary is not a Clearing Corporation.

ARTICLE VII

COVENANTS

Section 7.1 Payment of Principal and Interest. The Co-Issuers or, in the case of the Junior Notes, the Issuer, will duly and punctually pay, or cause to be paid, the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code or the United States Treasury Regulations under the Code by the Issuer, the Co-Issuer, the Trustee, any Paying Agent or any other Person from a payment to any Holder of Notes of interest and/or principal shall be considered as having been paid by the Co-Issuers to such Holder for all purposes of this Indenture.

Section 7.2 Compliance With Laws. The Co-Issuers will comply in all material respects with applicable laws, rules, regulations, writs, judgments, injunctions, decrees, awards and orders with respect to them, their business and their properties.

Section 7.3 Maintenance of Books and Records. The Co-Issuers shall maintain and implement administrative and operating procedures reasonably necessary in the performance of their obligations hereunder and the Issuer shall keep and maintain or cause the Administrator to keep or maintain at all times, or cause to be kept and maintained at all times in the Cayman Islands, all documents, books, records, accounts and other information as are required under the laws of the Cayman Islands.

Section 7.4 Maintenance of Office or Agency. The Co-Issuers hereby appoint the Trustee as a Paying Agent for the payment of principal and interest on the Notes and the Co-Issuers hereby appoint Lennar Partners, Inc., as the Issuer’s agent where notices and demands to or upon the Issuer in respect of the Notes or this Indenture may be served.

Each of the Issuer and the Co-Issuer designates and appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent for service of all process in New York State. The process agent may be served in any legal suit, action or proceeding arising with respect to this Indenture or the Notes, such service being hereby acknowledged to be effective and binding service in every respect.

The Issuer hereby appoints NCB Stockbrokers Limited as a Paying Agent in Ireland for the payment of principal of and interest on the Notes, provided, that unless such Paying Agent shall be rated “P-1,” “F-1+” and “A-1” by Moody’s, Fitch and S&P, respectively, it may not hold funds pursuant to this Indenture overnight.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, that no Paying Agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax; provided, further, that so long as the Senior Notes are listed on the Irish Stock Exchange and such stock exchange shall so require, the Co-Issuers shall maintain a Paying Agent in Ireland; provided, further, that if any of the Senior Notes shall cease to be deposited with or on behalf of the Depository pursuant to the terms of Section 2.10 hereof, then the Issuer shall retain an independent agent in Chicago, Illinois, where Notes may be presented and surrendered for registration of transfer or exchange and for payment. The Co-Issuers shall at all times maintain a Note Register. The Co-Issuers shall give prompt written notice to the Trustee, each of the Rating Agencies, each Hedge Counterparty and the Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Co-Issuers shall fail to maintain any such required office or agency in Chicago, Illinois or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Co-Issuers, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office and the Co-Issuers hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands.

Section 7.5 Money for Note Payments to be Held in Trust. All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer and, in the case of the Senior Notes, the Co-Issuer.

When the Co-Issuers shall have a Paying Agent that is not also the Note Registrar, they shall furnish, or cause the Note Registrar to furnish, no later than the fifth calendar day after each Record Date, a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Co-Issuers shall have a Paying Agent other than the Trustee, they shall, on or before the Business Day next preceding each Payment Date or Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Co-Issuers shall promptly notify the Trustee of its action or failure so to act. Any moneys deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article X.

The initial Paying Agents shall be as set forth in Section 7.4. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided, however, that so long as the Notes are rated by Moody’s and with respect to any additional or successor Paying Agent for the Notes, either (i) such Paying Agent has a long term rating of “A1” or higher or a short term rating of “P-1” by Moody’s or (ii) the Rating Condition is met with respect to Moody’s; provided, further, that with respect to any additional or successor Paying Agent for the Notes, either (i) such Paying Agent has a rating of “A+” or higher or “A-1” by S&P or (ii) the Rating Condition is met with respect to S&P; and provided, further, that so long as the Notes are rated by Fitch and with respect to any additional or successor Paying Agent for the Notes, either (i) such Paying Agent has a rating of “A+” or higher or “F-1” by Fitch or (ii) the Rating Condition is met with respect to Fitch. In the event that such successor Paying Agent ceases to have a rating required by the foregoing sentence and S&P or Moody’s or Fitch fails to confirm its ratings of the Applicable Notes, the Co-Issuers shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Co-Issuers shall not appoint any Paying Agent (other than an initial Paying Agent) that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Co-Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.5, that such Paying Agent will:

(A) allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date and Redemption Date among such Holders in the proportion specified in the applicable report or statement in accordance herewith, in each case to the extent permitted by applicable law;

(B) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(C) if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(D) if such Paying Agent is not the Trustee, at anytime during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

(E) if such Paying Agent is not the Trustee, immediately give the Trustee notice of any Default by the Issuer or Co-Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

(F) provide the Noteholders such information or reports as are required by the Code, including reports relating to original issue discount.

The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Co-Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Co-Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with a Paying Agent and not previously returned that remains unclaimed for twenty Business Days shall be returned to the Trustee. Except as otherwise required by applicable law, any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Co-Issuers on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer or the Co-Issuer, and all liability of the Trustee or such Paying Agent with respect to such trust money (but only to the extent of the amounts so paid to the Co-Issuers) shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Co-Issuers, any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.6 Existence of Co-Issuers. (a) Each of the Issuer and the Co-Issuer shall take all reasonable steps to maintain its identity as a separate legal entity from that of its shareholders. Each of the Issuer and the Co-Issuer shall keep its principal place of business at the address specified in Section 14.3. Each of the Issuer and the Co-Issuer shall keep separate books and records and will not commingle its respective fund with those of any other Person. The Issuer and the Co-Issuer shall keep in full force and effect their rights and franchises as a company incorporated under the laws of the Cayman Islands and a corporation incorporated under the laws of the State of Delaware, respectively, shall comply with the provisions of their respective organizational documents, and shall obtain and preserve their qualification to do business as foreign corporations in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Collateral; provided, however, that, subject to Cayman Islands law, the Issuer shall be entitled to change its jurisdiction of incorporation from the Cayman Islands to any other jurisdiction reasonably selected by the Issuer and approved by the holder of the Issuer Ordinary Shares so long as (i) a Withholding Tax Event shall have occurred and would be cured by such change or the Issuer or the Co-Issuer’s remaining in the same jurisdiction would have a material adverse effect on the Holders of the Notes of any Class or the Preferred Shares, (ii) written notice of such change shall have been given to the Trustee and by the Trustee to the Holders of Notes, the Irish Stock Exchange, the Hedge Counterparty and each Rating Agency for so long as each such rating agency is rating any of the Notes, and the Rating Condition is met, (iii) on or prior to the fifteenth Business Day following such notice by the Trustee, the Trustee shall not have received written notice from the Controlling Party objecting to such change; and provided, further, that the Issuer shall be entitled to take any action required by this Indenture within the United States notwithstanding any provision of this Indenture requiring the Issuer to take such action outside of the United States so long as prior to taking any such action the Issuer receives a legal opinion from nationally recognized counsel to the effect that it is not necessary to take such action outside of the United States or any political subdivision thereof in order to prevent the Issuer from becoming subject to any United States federal, state or local withholding or other taxes, (iv) the Issuer and the Co-Issuer prepare, execute and deliver any documentation necessary to maintain the perfection of a first-priority security interest under this Indenture and (v) such change would not have an adverse effect on the Hedge Agreement or the Issuer’s or Hedge Counterparty’s obligations thereunder. So long as any of the Senior Notes are listed on the Irish Stock Exchange, the Co-Issuers shall mail notice of such change of jurisdiction of incorporation of the Issuer or the Co-Issuer to the Irish Paying Agent.

(b) The Issuer and the Co-Issuer shall ensure that all corporate or other formalities regarding their respective existence (including holding regular board of directors’ and shareholders’, or other similar, meetings) are followed. Neither the Issuer nor the Co-Issuer shall take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries, except for the ownership of the Co-Issuer by the Issuer, (ii) the Co-Issuer shall not have any subsidiaries and (iii) the Issuer and the Co-Issuer shall not (A) have any employees (other than their respective directors), (B) engage in any transaction with any shareholder (other than the issuance of the Notes and the Preferred Shares) that would constitute a conflict of interest (provided that the Administration Agreement and the Collateral Administration Agreement shall not be deemed to be such a transaction that would constitute a conflict of interest) or (C) pay dividends other than in accordance with the provisions of this Indenture.

Section 7.7 Protection of Collateral.

(a) The Collateral Administrator, on behalf of the Issuer, shall from time to time execute and deliver, or cause to be delivered, all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:

(i) Grant more effectively all or any portion of the Collateral;

(ii) maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iv) enforce any of the Pledged Securities or other instruments or property included in the Collateral;

(v) preserve and defend title to the Collateral and the rights therein of the Trustee and the Secured Parties in the Collateral against the claims of all persons and parties; or

(vi) pay any and all taxes levied or assessed upon all or any part of the Collateral and use its best efforts to minimize taxes and any other costs arising in connection with its activities and file all tax returns and information statements as required.

The Issuer hereby appoints the Trustee as its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section 7.7. The Issuer or the Collateral Administrator, on behalf of the Issuer, shall cause the Trustee from time to time to execute and cause to be filed financing statements and continuation statements (it being understood that the Trustee shall be entitled to rely upon an Opinion of Counsel, including without limitation an Opinion of Counsel delivered in accordance with Sections 3.1(c) and 7.8, as to the need to file such financing statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

(b) The Trustee shall not (i) except in accordance with Section 10.8(a), (b) or (c), as applicable, remove any portion of the Collateral that consists of Cash or is evidenced by an instrument, certificate or other writing (A) from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(c) or (B) from the possession of the Person who held it on such date or (ii) cause or permit ownership or the pledge of any portion of the Collateral that consists of book-entry securities to be recorded on the books of a Person (A) whose securities intermediary’s jurisdiction (as defined in the UCC) is different from the securities intermediary’s jurisdiction of the Trustee at such date or (B) other than the Person on whose books such ownership or pledge was recorded at such date, unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

(c) The Issuer shall (i) pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Collateral and (ii) if required to prevent the withholding or imposition of United States income tax, deliver or cause to be delivered a United States Internal Revenue Service Form W-8BEN or successor applicable form, to each issuer, counterparty or paying agent with respect to (as applicable) an item included in the Collateral at the time such item included in the Collateral is purchased or entered into and thereafter prior to the expiration or obsolescence of such form.

Section 7.8 Performance of Obligations.

(a) The Co-Issuers shall not take any action, and will use their best efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Collateral, except in the case of enforcement action taken with respect to any Impaired Security in accordance with the provisions hereof and as otherwise required hereby.

(b) The Co-Issuers may, with the prior written consent of a Majority of the Notes (except in the case of the Collateral Administration Agreement as initially executed), contract with other Persons, including the Collateral Administrator, for the performance of actions and obligations to be performed by the Co-Issuers hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in the Collateral Administration Agreement by the Collateral Administrator. Notwithstanding any such arrangement, the Co-Issuers shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Co-Issuers; and the Co-Issuers will punctually perform, and use their best efforts to cause the Collateral Administrator or such other Person to perform, all of its obligations and agreements contained in the Collateral Administration Agreement or such other agreement.

(c) The Co-Issuers may without the consent of any Noteholders retain accountants and attorneys to perform the tasks required to be performed by accountants and attorneys hereunder, or such other tasks as are routinely performed by accountants and attorneys for entities such as the Co-Issuers.

(d) The Co-Issuers agree to comply in all material respects, and to the extent legally possible, with all requirements applicable to them set forth in any Opinion of Counsel obtained pursuant to any provision of this Indenture including satisfaction of any event identified in any Opinion of Counsel as a prerequisite for the obtaining or maintaining by the Trustee of a perfected security interest in any Collateral Security, Replacement Collateral Security, Eligible Investment or other Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable.

Section 7.9 Representations and Warranties of the Co-Issuers.

Each of the Co-Issuers (severally and not jointly) represents and warrants to, with respect to itself, and agrees with, the Trustee as follows:

(a) The Issuer has been duly incorporated and is validly existing as a company in good standing under the laws of the Cayman Islands, the Co-Issuer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and each of the Issuer and the Co-Issuer has been duly qualified as a foreign company or corporation, as the case may be, for the transaction of business and is in good standing under the laws of all jurisdictions in which it owns or leases property of a nature or transacts business of a type that would require such qualifications.

(b) Each of the Co-Issuers has all requisite power and authority and all requisite authorizations, approvals, orders, licenses, certificates and permits of and from all governmental or regulatory officials and bodies necessary to own its properties, to conduct its business, to execute, deliver and perform this Indenture and the other agreements to which it is a party, except such as may be required under state securities or blue sky laws in connection with the purchase and distribution by the Initial Purchasers of the Senior Notes; all such authorizations, approvals, orders, licenses, certificates and permits are in full force and effect; and there are no legal or governmental proceedings pending or, to the Co-Issuers’ knowledge, threatened that would result in a material modification, suspension or revocation thereof.

(c) The compliance by the Co-Issuers with all of the provisions of this Indenture and the other agreements to which either of them is a party, and the consummation of the transactions by the Co-Issuers herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which either of the Co-Issuers is a party or by which either of the Co-Issuers is bound or to which any of the property or assets of the Co-Issuers is subject, nor will such action result in any violation of the provisions of the organizational documents of either of the Co-Issuers or any statute applicable to either of the Co-Issuers or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of the Co-Issuers or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by either of the Co-Issuers of the transactions contemplated by this Indenture or the other agreements, except (i) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers and (ii) such recordations or filings as may be required or contemplated by this Indenture.

(d) This Indenture has been duly authorized, executed and delivered by each of the Co-Issuers. This Indenture constitutes a legal, valid and binding agreement enforceable against each of the Co-Issuers in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

(e) There are no actions or proceedings against, or investigations of, either of the Co-Issuers pending, or, to the knowledge of either of the Co-Issuers, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Indenture, (ii) seeking to prevent the transactions contemplated by this Indenture or (iii) which could reasonably be expected to materially and adversely affect the performance by either of the Co-Issuers of its obligations under, or the validity or enforceability of, this Indenture.

(f) The information contained in Schedule A is accurate and complete.

Section 7.10 Negative Covenants.

(a) The Issuer will not:

(i) sell, transfer, assign, participate, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (by security interest, lien (statutory or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise) (or permit such to occur or suffer such to exist), any part of the Collateral, except as expressly permitted by this Indenture and the Collateral Administration Agreement;

(ii) claim any credit on, or make any deduction from, the principal or interest payable in respect of the Notes (other than amounts withheld in accordance with the Code or any applicable laws of the Cayman Islands) or assert any claim against any present or future Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(iii) (A) incur or assume or guarantee any indebtedness or any contingent obligations, other than the Notes, this Indenture and the other agreements and transactions expressly contemplated hereby and thereby or (B) issue any additional securities (including ordinary shares (other than those in issue on the date hereof));

(iv) (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes, except as may be expressly permitted hereby, or by the Collateral Administration Agreement, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (including any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise, other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the Proceeds thereof, or (C) take any action that would cause the lien of this Indenture not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except as may be expressly permitted hereby (or in connection with a disposition of Collateral required hereby);

(v) make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of this Indenture;

(vi) become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, hire any employees or pay any dividends to the shareholders of the Issuer Ordinary Shares;

(vii) enter into any transaction with any Affiliate or any Holder of a Note or Preferred Shares other than (A) the transactions contemplated by the Collateral Administration Agreement, (B) the transactions relating to the offering and sale of the Notes or the Preferred Shares or (C) transactions on terms no less favorable than those obtainable in an arm’s-length transaction with a wholly unaffiliated Person;

(viii) maintain any bank accounts other than the Issuer Accounts, the Issuer’s bank account in the Cayman Islands and the account established pursuant to the Preferred Shares Paying Agency Agreement;

(ix) change its name without first delivering to the Trustee notice thereof and an Opinion of Counsel that such name change will not adversely affect the Trustee’s lien or the interest hereunder of the Secured Parties or the Trustee;

(x) have any subsidiaries other than the ownership of the Co-Issuer by the Issuer and other than any subsidiaries necessitated by a change of jurisdiction pursuant to Section 7.6;

(xi) establish a branch, agency, office or place of business in the United States, or take any action or engage in any activity (directly or through the Collateral Administrator or other agent) which would subject it to United States federal, state or local income tax;

(xii) fail to pay any tax, assessment, charge or fee with respect to the Collateral, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the lien over the Collateral created by this Indenture;

(xiii) except for any agreements involving the sale of Collateral Securities having customary sale terms and documented with customary loan trading documentation (other than any Hedge Agreements), enter into any agreements unless such agreements contain “non-petition” and “limited recourse” provisions;

(xiv) amend the Collateral Administration Agreement except pursuant to the terms thereof and Article XV of this Indenture or amend any Hedge Agreement except as permitted by the terms thereof and of this Indenture; or

(xv) enter into securities lending transactions with respect to the Collateral.

(b) The Co-Issuer will not:

(i) claim any credit on, or make any deduction from, the principal or interest payable in respect of the Senior Notes (other than amounts withheld in accordance with the Code or any applicable laws of the Cayman Islands) or assert any claim against any present or future Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(ii) (A) incur, assume or guarantee or become directly or indirectly liable with respect to any indebtedness or any contingent obligations (including swap agreements, cap agreements, reimbursement obligations, repurchase obligations or the like), other than pursuant to Senior Notes, this Indenture and the other agreements and transactions expressly contemplated hereby and thereby, (B) issue any additional securities (including capital stock (other than those in issue on the date hereof)) or (C) issue any additional shares of stock;

(iii) (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Senior Notes, except as may be expressly permitted hereby, or by the Collateral Administration Agreement, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (including any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise, other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any Interest therein or the Proceeds thereof, or (C) take any action that would cause the lien of this Indenture not to constitute a valid first priority perfected security interest in the Collateral, except as may be expressly permitted hereby (or in connection with a disposition of Collateral required hereby), or by the Collateral Administration Agreement;

(iv) make or incur any capital expenditures;

(v) become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, hire any employees or pay any dividends to its shareholders;

(vi) enter into any transaction with any Affiliate or any Holder of a Note other than the transactions relating to the offering and sale of the Notes;

(vii) maintain any bank accounts;

(viii) change its name without first delivering to the Trustee notice thereof and an Opinion of Counsel that such name change will not adversely affect the Trustee’s lien or the interests hereunder of the Secured Parties or the Trustee; or

(ix) have any subsidiaries.

(c) None of the Issuer, the Co-Issuer or the Trustee shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral except as expressly permitted or required by this Indenture and the Collateral Administration Agreement.

Section 7.11 Statement as to Compliance. On or before March 1 in each calendar year, beginning March 1, 2004 or immediately if there has been a Default in the fulfillment of a material obligation of the Issuer under this Indenture, the Issuer shall deliver to the Trustee (to be forwarded to each of the Rating Agencies, and each Hedge Counterparty) an Officer’s Certificate stating, as to each signer thereof, that having made reasonable inquiries of the Collateral Administrator, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

Section 7.12 Co-Issuers May Consolidate, Etc., Only on Certain Terms.

(a) The Issuer shall not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless permitted by Cayman Islands law and unless:

(i) the Issuer shall be the surviving corporation, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which the properties and assets of the Issuer are transferred shall be a company incorporated and existing under the laws of the Cayman Islands or such other jurisdiction approved by the Controlling Party and each Hedge Counterparty, provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.6, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and each Noteholder, the due and punctual payment of the principal of and interest on all Notes and all other amounts payable under this Indenture and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii) each of the Rating Agencies and each Hedge Counterparty shall have been notified in writing of such consolidation or merger and the Trustee shall have received confirmation in writing from each of the Rating Agencies that its ratings issued with respect to any of the Notes will not be immediately reduced or withdrawn as a result of the consummation of such transaction and each Hedge Counterparty shall have consented to such consolidation in writing;

(iii) if the Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Issuer is merged or to which the properties and assets of the Issuer are transferred substantially as an entirety shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or convey or transfer the Collateral or its assets substantially as an entirety to any other Person except in accordance with the provisions of this Section 7.12;

(iv) if the Issuer is not the surviving corporation, the Person formed by such consolidation or into which the issuer is merged or to which the properties and assets of the Issuer are transferred substantially as an entirety shall have delivered to the Trustee and each of the Rating Agencies, and each Hedge Counterparty an Officer’s Certificate and an Opinion of Counsel each stating that such Person shall be duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in paragraph (i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is valid, legal and binding on such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Collateral, the Trustee continues to have a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, and (C) such other matters as the Trustee may reasonably require;

(v) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(vi) the Issuer shall have notified each of the Rating Agencies of such consolidation, merger, conveyance or transfer and shall have delivered to the Trustee, each Hedge Counterparty, the Preferred Shares Paying Agent for transmission to the Holders of the Preferred Shares and each Noteholder an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII provided for relating to such transaction have been complied with and that no adverse tax consequences (relative to the tax consequences of not effecting the transaction) will result therefrom to the Issuer or the Holders of the Notes or the Preferred Shares; and

(vii) after giving effect to such transaction, neither of the Co-Issuers will be required to register as an investment company under the Investment Company Act.

(b) The Co-Issuer shall not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person unless:

(i) the Co-Issuer shall be the surviving corporation, or the Person (if other than the Co-Issuer) formed by such consolidation or into which the Co-Issuer is merged or to which the properties and assets of the Co-Issuer are transferred, shall be a limited purpose corporation organized and existing under the laws of the State of Delaware or such other jurisdiction approved by the Controlling Party, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all Senior Notes and the performance of every covenant of this Indenture on the part of the Co-Issuer to be performed or observed, all as provided herein;

(ii) each of the Rating Agencies, and each Hedge Counterparty shall have been notified of such consolidation or merger and the Trustee shall have received confirmation from each of the Rating Agencies that the ratings issued with respect to any of the Notes will not be immediately reduced or withdrawn as a result of the consummation of such transaction and each Hedge Counterparty shall have consented to such consolidation in writing;

(iii) if the Co-Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Co-Issuer is merged or to which the properties and assets of the Co-Issuer are transferred substantially as an entirety shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Co-Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or convey or transfer its assets substantially as an entirety to any other Person except in accordance with the provisions of this Section 7.12;

(iv) if the Co-Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Co-Issuer is merged or to which the properties and assets of the Co-Issuer are transferred substantially as an entirety shall have delivered to the Trustee, each Hedge Counterparty and each of the Rating Agencies an Officer’s Certificate and an Opinion of Counsel each stating that such Person shall be duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in paragraph (i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is valid, legal and binding on such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such other matters as the Trustee may reasonably require;

(v) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(vi) the Co-Issuer shall have notified each of the Rating Agencies of such consolidation, merger, conveyance or transfer and shall have delivered to the Trustee, each Hedge Counterparty and each Holder of a Senior Note an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to the Co-Issuer or the Holders of the Notes; and

(vii) after giving effect to such transaction, neither of the Co-Issuers will be required to register as an investment company under the Investment Company Act.

(c) So long as any of the Senior Notes are listed on the Irish Stock Exchange, the Co-Issuers shall mail notice of such consolidation, merger or transfer of assets of the Issuer or the Co-Issuer to the Irish Paying Agent.

Section 7.13 Successor Substituted. Upon any consolidation or merger, or conveyance or transfer of the properties and assets of the Issuer or the Co-Issuer substantially as an entirety, in accordance with Section 7.12 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer or the Co-Issuer), or, the Person to which such consolidation, merger, conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Co-Issuer, as the case may be, under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein. In the event of any such consolidation, merger, conveyance or transfer, the Person named as the “Issuer” or the “Co-Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes (or with respect to the Co-Issuer on all the Senior Notes) and from its obligations under this Indenture.

Section 7.14 No Other Business. The Issuer shall not engage in any business or activity other than issuing and selling the Notes pursuant to this Indenture, issuing and selling the Preferred Shares and ordinary shares, entering into Hedge Agreements, entering into the Preferred Shares Paying Agency Agreement and acquiring, owning, holding, selling, pledging, contracting for the management of and otherwise dealing with Collateral Securities and other Collateral in connection therewith and such other activities which are necessary, required or advisable to accomplish the foregoing, provided, however, that the Issuer shall be permitted to enter into any additional agreements not expressly prohibited by Section 7.10(a) and to enter into any amendment, modification, or waiver of existing agreements or such additional agreements, provided that the Issuer determines that such amendment, modification or waiver would not, upon or after becoming effective, materially adversely affect the rights or interests of such Class or Classes of Holders. The Co-Issuer shall not engage in any business or activity other than issuing and selling the Senior Notes pursuant to this Indenture and such other activities which are necessary, required or advisable to accomplish the foregoing. The Issuer and the Co-Issuer will not amend their Memorandum of Association or Articles of Association and Certificate of Incorporation or By-laws, respectively, unless the Rating Condition has been met.

Section 7.15 Compliance with Collateral Administration Agreement. The Issuer agrees to perform all actions required to be performed by it, and to refrain from performing any actions prohibited under, the Collateral Administration Agreement and any Hedge Agreement. The Issuer also agrees to take all actions as may be necessary to ensure that all of the Issuer’s representations and warranties made pursuant to the Collateral Administration Agreement and any Hedge Agreement are true and correct as of the date thereof and continue to be true and correct for so long as any Notes are Outstanding. The Issuer further agrees not to authorize or otherwise to permit the Collateral Administrator to act in contravention of the representations, warranties and agreements of the Collateral Administrator under the Collateral Administration Agreement.

Section 7.16 Reaffirmation of Rating; Annual Rating Review. So long as any of the Notes remain Outstanding, on or before August 1 in each year commencing on August 1, 2004, the Co-Issuers shall obtain and pay for an annual review of the rating of such Notes from each of the Rating Agencies. The Co-Issuers shall promptly notify the Trustee (which shall promptly notify the Noteholders) and each Hedge Counterparty in writing if at any time the rating of any of such Classes has been, or it is known by the Issuers that such a rating will be, changed or withdrawn.

Section 7.17 Reporting. At any time when the Co-Issuers are not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Class A Note, Class B Note, Class C-FX Note, Class C-FL Note, Class D-FX Note, Class D-FL Note, Class E-FX Note, Class E-FL Note, Class F-FX Note, Class F-FL Note, Class G Note, Class H Note or Class J Note, the Co-Issuers shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Class

A Note, Class B Note, Class C-FX Note, Class C-FL Note, Class D-FX Note, Class D-FL Note, Class E-FX Note, Class E-FL Note, Class F-FX Note, the Class F-FL Note, Class G Note, Class H Note or Class J Note designated by such Holder or beneficial owner, to another designee of such Holder or beneficial owner or to the Trustee for delivery to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner or such other designee of such beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A in connection with the resale of such Note by such Holder or beneficial owner.

Section 7.18 Calculation Agent.

(a) The Co-Issuers hereby appoint the Trustee as calculation agent (in such capacity, the “Calculation Agent”) for purposes of determining LIBOR for each Interest Accrual Period. The Co-Issuers hereby agree that for so long as any of the Floating Rate Notes remain Outstanding, the Trustee will at all times serve as the Calculation Agent for the purpose of calculating LIBOR in respect of each Interest Accrual Period in accordance with the terms of Schedule B hereto. For so long as any of the Floating Rate Notes are listed on the Irish Stock Exchange and the rules of such Exchange so require, the Irish Listing and Paying Agent will publish in the Irish Stock Exchange Daily Official List notice of the appointment, termination or change in the office of such Calculation Agent.

(b) The Calculation Agent shall be required to agree that, as soon as practicable after 11:00 a.m., (New York time), on each LIBOR Determination Date (as defined in Schedule B hereto), but in no event later than 11:00 a.m. (New York time) on the Business Day following such LIBOR Determination Date, the Calculation Agent will communicate the Class A Note Interest Amount, the Class A Note Interest Rate, the Class B Note Interest Amount, the Class B Note Interest Rate, the Class C-FL Note Interest Amount, the Class C-FL Note Interest Rate, the Class D-FL Note Interest Amount, the Class D-FL Note Interest Rate, the Class E-FL Note Interest Amount, the Class E-FL Note Interest Rate, the Class F-FL Note Interest Amount, the Class F-FL Note Interest Rate, the Interest Accrual Period and the next Payment Date to the Co-Issuers, the Trustee, the Collateral Administrator, Euroclear, Clearstream, each Paying Agent and the Irish Stock Exchange (so long as any Floating Rate Notes are listed thereon). So long as the Senior Notes are listed on the Irish Stock Exchange and the rules and regulations of the Irish Stock Exchange so require, such information will be published by the Irish Listing and Paying Agent in the Irish Stock Exchange Daily Official List as soon as practicable, but in no event later than the fourth Business Day following such LIBOR Determination Date. The determination of the Floating Rate Note Interest Rates and the Floating Rate Note Interest Amounts by the Calculation Agent (in the absence of manifest error) will be final and binding upon all parties.

(c) The Calculation Agent shall be required to specify to the Co-Issuers the quotations upon which each Floating Rate Note Interest Rate is based, and in any event the Calculation Agent shall notify the Co-Issuers before 5:00 p.m. (New York time) on each LIBOR Determination Date if it has not determined and is not in the process of determining each of the Floating Rate Note Interest Rates and each of the Floating Rate Note Interest Amounts, together with its reasons therefor.

Section 7.19 Representations and Warranties of the Issuer.

(a) This Indenture creates a valid and continuing security interest (within the meaning of the applicable Uniform Commercial Code, as amended from time to time) in the Collateral in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

(b) The Issuer owns and has good and marketable title to the Collateral free and clear of any lien, claim or encumbrance of any Person.

(c) Other than the Issuer Accounts, the Collateral consists of (i) writings constituting “instruments” (within the meaning of the applicable Uniform Commercial Code, as amended from time to time) or (ii) “general intangibles” (within the meaning of the applicable Uniform Commercial Code, as amended from time to time).

(d) The Issuer has caused or will have caused, within ten (10) days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Trustee hereunder.

(e) The Issuer has taken all steps necessary to cause the Securities Intermediary to identify in its records the Trustee as the person having a security entitlement against the Securities Intermediary in each of the Issuer Accounts.

(f) Other than the security interest granted to the Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of the Collateral, other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment, Pension Benefit Guaranty Corporation or tax lien filings against the Issuer.

(g) All original executed copies of each writing constituting an “instrument” (within the meaning of the applicable Uniform Commercial Code, as amended from time to time) that constitute or evidence the Collateral have been delivered to the Trustee.

(h) None of the “instruments” (within the meaning of the applicable Uniform Commercial Code, as amended from time to time) that constitute or evidence the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee.

(i) The Issuer has received all consents and approvals required by the terms of the Underlying Instruments of the Collateral to the transfer to the Trustee of its interest and rights in the Collateral hereunder.

(j) Each of the Issuer Accounts is a “securities account” (within the meaning of the applicable Uniform Commercial Code, as amended from time to time).

(k) The Issuer Accounts are not in the name of any Person other than the Trustee. The Issuer has not consented to the securities intermediary of any of the Issuer Accounts to comply with entitlement orders of any Person other than the Trustee.

(l) All of the Collateral consisting of “security entitlements” (within the meaning of the applicable Uniform Commercial Code, as amended from time to time) has been credited to the Issuer Accounts.

(m) The securities intermediary for each of the Issuer Accounts has agreed to treat all assets credited to each of such accounts as “financial assets” (within the meaning of the applicable Uniform Commercial Code, as amended from time to time).

(n) Each of the foregoing representations, as applicable, shall be deemed repeated each time new assets become part of the Collateral.

(o) The security interest of the Trustee in the Collateral shall, until payment in full of the indebtedness secured hereunder and termination of this Indenture, be a first-priority perfected security interest.

(p) The foregoing representations shall survive termination of this Indenture.

(q) The foregoing representations may not be waived, amended or modified without the prior written consent of S&P and the parties to this Indenture shall provide S&P with written notice of any breach of the representations contained in this Section 7.19 promptly after becoming aware of such breach.

Section 7.20 Waiver of Rights.

Within 30 days following the Closing Date, with respect to each Underlying CMBS Series, the Issuer and the Trustee shall provide notice to the related underlying trustee that the Issuer and the Trustee waive any right, as Directing Holder or holder of a portion of the controlling class of the Underlying CMBS Series, to (i) appoint or replace a Controlling Class Representative, (ii) appoint or replace the special servicer, (iii) purchase (or assign the right to purchase) defaulted or delinquent loans, (iv) conduct a “clean-up call” or (v) direct or consent to specified actions of the special servicer with respect to the Commercial Mortgage Loans. With respect to any Underlying CMBS Series for which the Issuer or the Trustee receives notice following the Closing Date that the Issuer or the Trustee have become the Directing Holder or a holder of a portion of the controlling class of the Underlying CMBS Series, the Issuer and the Trustee shall provide notice to the related underlying trustee that the Issuer and the Trustee waive any right, as Directing Holder or holder of a portion of the controlling class of the Underlying CMBS Series, to (i) replace a Controlling Class Representative, (ii) replace the special servicer, (iii) purchase defaulted or delinquent loans, (iv) conduct a “clean-up call” or (v) direct or consent to specified actions of the special servicer with respect to the Commercial Mortgage Loans. In the event that the consent of the Issuer or the Trustee as Directing Holder or holder of a portion of the controlling class of the Underlying CMBS Series is required in order for the underlying special servicer to take any action under the related Underlying CMBS Series, the Issuer and the Trustee, at the direction of the Collateral Administrator, shall instruct the special servicer to take such action as it determines is appropriate.

Section 7.21 Certain Tax Matters.

(a) The Issuer shall not file, or cause to be filed, any income or franchise tax return in any state of the United States unless it shall have obtained an Opinion of Counsel prior to such filing that, under the laws of such jurisdiction, the Issuer is required to file such income or franchise tax return.

(b) The Issuer shall not, and will require under the Collateral Administration Agreement that the Collateral Administrator, acting on the Issuer’s behalf does not, acquire any asset, conduct any activity or take any action if the acquisition or ownership of such asset, the conduct of such activity or the taking of such action, as the case may be, would cause the Issuer to be engaged, or deemed to be engaged, in a trade or business within the United States for United States federal, state or local income tax or franchise tax purposes or otherwise to be subject to United States federal income tax on a net income tax basis.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1 Supplemental Indentures without Consent of Holders. Without the consent of the Noteholders, but with the consent of (i) the Collateral Administrator, if the rights, obligations or compensation of the Collateral Administrator are affected thereby, (ii) each Hedge Counterparty, if the rights and obligations of such Hedge Counterparty are adversely affected thereby and (iii) the holders of a majority of the Preferred Shares, the Issuer and the Co-Issuer, if applicable, when authorized by Board Resolutions, and the Trustee, at any time and from time to time may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee for any of the following purposes:

(a) to evidence the succession of another Person to the Issuer or the Co-Issuer, and the assumption by any such successor Person of the covenants of the Issuer or the Co-Issuer contained herein and in the Notes;

(b) to add to the covenants of the Co-Issuers or the Trustee, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer or the Co-Issuer;

(c) to convey, transfer, assign, mortgage or pledge any additional property to or with the Trustee, or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes;

(d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.9, 6.10 or 6.12 hereof;

(e) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to correct, amplify or otherwise improve any pledge, assignment or conveyance to the Trustee of any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations), or to cause any additional property to be subject to the lien of this Indenture;

(f) otherwise resolve any inconsistency, cure any ambiguity, correct any typographical or manifest error or amend any provision of this Indenture, provided that such action shall not materially adversely affect the interests of any Noteholder, provided, however, that if the Rating Condition is satisfied, any such action shall be deemed not to materially adversely affect the interests of any Noteholder;

(g) to take any action necessary or advisable to prevent the Issuer or the Trustee from being subject to withholding or other taxes, fees or assessments or to prevent the Issuer from being treated as engaged in the United States trade or business or otherwise being subject to United States federal, state, or local income and franchise tax on a net income tax basis, provided that the Noteholders will not be materially and adversely affected for U.S. federal income tax purposes;

(h) to modify the restrictions on and procedures for resale and other transfer of the Notes in accordance with any change in any applicable law or regulation (or the interpretation thereof) or to enable the Co-Issuers to rely upon any less restrictive exemption from registration under the Securities Act or the Investment Company Act or to remove restrictions on resale and transfer to the extent not required thereunder or otherwise to facilitate the transfer of Notes in accordance with law; or

(i) to list any Class of Notes on any stock exchange.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

Not later than 15 Business Days prior to the execution of any proposed supplemental indenture pursuant to this Section 8.1, the Trustee, at the expense of the Co-Issuers, shall, for so long as any Class of Notes are Outstanding and rated by the Rating Agencies, mail to each of the Rating Agencies, a copy of such proposed supplemental indenture and shall request each of the Rating Agencies to confirm in writing to the Trustee and the Co-Issuers that such supplemental indenture would not cause the rating of any such Class of Notes to be reduced or withdrawn. No such proposed supplemental indenture may be executed unless each of the Rating Agencies confirm in writing that the rating of any such Class of Notes will not be reduced or withdrawn as a result of such proposed supplemental indenture.

Not later than 15 Business Days prior to the execution of any proposed supplemental indenture pursuant to this Section 8.1, the Trustee, at the expense of the Co-Issuers, shall mail to each Hedge Counterparty, the Noteholders, the Collateral Administrator and the Preferred Shares Paying Agent a copy of any proposed supplemental indenture.

Promptly after the execution of any supplemental indenture pursuant to this Section 8.1, the Trustee, at the expense of the Co-Issuers, shall mail to the Holders of the Notes, the Collateral Administrator, each Hedge Counterparty, the Preferred Shares Paying Agent, the Irish Paying Agent (so long as any of the Senior Notes are listed on the Irish Stock Exchange) and each Rating Agency a copy thereof. Any failure of the Trustee to publish or mail any such notice, or any defect therein shall not in any way impair or affect the validity of any such supplemental indenture.

Section 8.2 Supplemental Indentures with Consent of Holders. With the consent of (i) the Holders of not less than 66 2/3% of the aggregate Note Balance of the Notes of each Class materially and adversely affected thereby, (ii) if the rights, obligations or compensation of the Collateral Administrator are affected thereby, the Collateral Administrator, (iii) if the rights and obligations of the Hedge Counterparties are adversely affected thereby, each Hedge Counterparty and (iv) the holders of a majority of the Preferred Shares, by Act of said Holders delivered to the Co-Issuers and the Trustee, the Co-Issuers and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes of any such Class under this Indenture. The Trustee may, consistent with the written advice of counsel provided by and at the expense of the party requesting the supplemental indenture, determine whether or not the Holders of Notes would be adversely affected by such Amendment (after giving notice of such change to the Holders of Notes). The Trustee’s determination that an amendment will not adversely affect a Class of Notes shall be conclusive and binding on all present and future Holders of Notes. The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel delivered to the Trustee as described in Section 8.3 hereof.

Notwithstanding anything in this Indenture to the contrary, no such supplemental indenture shall, without the consent of (i) each Holder of each Outstanding Note adversely affected thereby, (ii) each Hedge Counterparty and (iii) the holders of a majority of the Preferred Shares:

(a) change the Stated Maturity of the principal of any Note, or the date on which any installment of principal or interest on any Note is due and payable, or reduce the principal amount thereof or the Note Interest Rate thereon or the Redemption Price with respect thereto, change the earliest date on which any Note may be redeemed at the option of the Co-Issuers, change the provisions of this Indenture relating to the application of Proceeds of the Collateral to the payment of principal of or interest on the Notes or change any place where, or the coin or currency in which, any Note or the principal thereof or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(b) reduce the percentage of the aggregate Note Balance or number, as applicable, of Notes of each Class the consent of the Holders of which is required for the authorization of any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture;

(c) impair or adversely affect the Collateral except as otherwise permitted in this Indenture;

(d) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or terminate the lien of this Indenture on any property at any time subject hereto or deprive any Secured Party of the security afforded by the lien of this Indenture;

(e) reduce the percentage of the aggregate Note Balance, the consent of the Holders of which is required to request that the Trustee preserve the Collateral or to rescind the Trustee’s election to preserve the Collateral pursuant to Section 5.5 or to sell or liquidate the Collateral pursuant to Section 5.4 or 5.5;

(f) modify any of the provisions of this Section, except to increase the percentage of Outstanding Notes whose Holders’ consent is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note adversely affected thereby;

(g) modify the definition of the term “Outstanding” or the Priority of Payments set forth in Section 11.1 or Section 13.1;

(h) modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date or to affect the rights of the Holders of Notes to the benefit of any provisions for the redemption of such Notes contained herein;

(i) amend any provision of this Indenture or any other agreement entered into by the Issuer or the Co-Issuer with respect to the transactions contemplated hereby relating to the institution of proceedings for the Issuer or the Co-Issuer to be adjudicated as bankrupt or insolvent, or the consent of the Issuer or the Co-Issuer to the institution of bankruptcy or insolvency proceedings against it, or the filing with respect to the Issuer or the Co-Issuer of a petition or answer or consent seeking reorganization, arrangement, moratorium or liquidation proceedings, or other proceedings under the Bankruptcy Code or any similar laws, or the consent of the Issuer or the Co-Issuer to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or any substantial part of its property, respectively; or

(j) amend any provision of this Indenture or any other agreement entered into by the Issuer or the Co-Issuer with respect to the transactions contemplated hereby that provides that the obligations of the Co-Issuers or the Issuer, as the case may be, are limited recourse obligations of the Co-Issuers or the Issuer, respectively, payable solely from the Collateral in accordance with the terms of this Indenture.

Not later than 15 Business Days prior to the execution of any proposed supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Co-Issuers, shall, for so long as the Notes are Outstanding and rated by the Rating Agencies, mail to each of the Rating Agencies, a copy of such proposed supplemental indenture and shall request each of the Rating Agencies to confirm to the Trustee and the Co-Issuers that such supplemental indenture would not cause the rating of any such Class of Notes to be reduced or withdrawn. No such proposed supplemental indenture may be executed unless each of the Rating Agencies confirm in writing that the rating of any such Class of Notes will not be reduced or withdrawn as a result of such proposed supplemental indenture.

Not later than 15 Business Days prior to the execution of any proposed supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Co-Issuers, shall mail to each Hedge Counterparty, the Noteholders, the Collateral Administrator and the Preferred Shares Paying Agent a copy of any proposed supplemental indenture.

It shall not be necessary for any Act of Noteholders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Co-Issuers and the Trustee of any supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Co-Issuers, shall mail to the Holders of the Notes, the Collateral Administrator, each Hedge Counterparty, the Preferred Shares Paying Agent, the Irish Paying Agent (so long as any of the Senior Notes are listed on the Irish Stock Exchange) and, so long as the Notes are Outstanding and rated by the Rating Agencies, each of the Rating Agencies a copy thereof. Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.3 Execution of Supplemental Indentures. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3 hereof) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Collateral Administrator shall not be bound by any amendment to this Indenture that (x) affects the obligations or rights of the Administrator or (y) affects the amount or priority of any fees or other amounts payable to the Collateral Administrator unless, in either case (x) or (y), the Collateral Administrator has been given prior written notice of such amendment and shall have expressly consented thereto in writing.

Section 8.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith; and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Co-Issuers shall so determine, new Notes so modified as to conform in the opinion of the Trustee and the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Issuer and the Co-Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE IX

REDEMPTION OF NOTES

Section 9.1 Optional Redemption.

(a) The Notes shall be redeemed by the Issuer, at the direction of the Collateral Administrator, in whole but not in part, on any Payment Date on or after the Payment Date on which the Aggregate Principal Amount of the Collateral Securities is equal to or less than 10% of the Aggregate Principal Amount of the Collateral Securities as of the Closing Date, at the applicable Optional Redemption Price.

(b) If the Collateral Administrator directs the Issuer to redeem the Notes pursuant to Section 9.1(a), the Collateral Administrator, or its assignee, shall purchase the Collateral Securities from the Issuer on or before the related Optional Redemption Date, in immediately available funds, at a purchase price (the “Optional Redemption Purchase Price”) that, together with (x) the Eligible Investments maturing on or prior to the Redemption Date, and (y) the Cash expected to be available in the Issuer Accounts on the Redemption Date, including any termination payments received by the Issuer under the Hedge Agreement prior to the related Redemption Date, is sufficient to pay the Total Redemption Amount. If the Collateral Administrator, or its assignee, fails to pay the Optional Redemption Purchase Price on or before the related Optional Redemption Date, the Notes shall not be redeemed on such Optional Redemption Date and all of the terms and provisions of this Indenture shall continue in full force and effect unless and until the Collateral Administrator, or its assignee, pays the Optional Redemption Purchase Price on any subsequent Optional Redemption Date. The Optional Redemption Purchase Price shall be paid to the Trustee for deposit in the Payment Account.

Section 9.2 Tax Redemption.

(a) The Notes shall be redeemed by the Issuer, in whole but not in part, at the direction of the holders of a majority of the Preferred Shares, on any Payment Date on which a Withholding Tax Event is continuing, at the applicable Tax Redemption Price. At any time following the occurrence of a Withholding Tax Event, the holders of a majority of the Preferred Shares, by written notice to the Issuer and the Trustee, may irrevocably waive their right to direct the redemption of the Notes by the Issuer based on such Withholding Tax Event; provided, however, that if a subsequent Withholding Tax Event occurs, the holders of a majority of the Preferred Shares shall have the right to direct the redemption of the Notes by the Issuer based on such subsequent Withholding Tax Event without regard to the prior waiver. The Issuer, or the Trustee on its behalf, shall notify the Preferred Shares Paying Agent of a Withholding Tax Event, upon the occurrence of such event, and in no event later than 2 days after such occurrence.

(b) If the holders of a majority of the Preferred Shares direct the Issuer to redeem the Notes pursuant to Section 9.2(a), such holders of a majority of the Preferred Shares, or their assignee, shall purchase the Collateral Securities from the Issuer on or before the related Tax Redemption Date, in immediately available funds, at a purchase price (the “Tax Redemption Purchase Price”) that, together with (x) the Eligible Investments maturing on or prior to the Redemption Date, and (y) the Cash expected to be available in the Issuer Accounts on the Redemption Date, including any termination payments received by the Issuer under the Hedge Agreement prior to the related Redemption Date, is sufficient to pay the Total Redemption Amount. If such holders of a majority of the Preferred Shares, or their assignee, fail to pay the Tax Redemption Purchase Price on or before the related Tax Redemption Date, the Notes shall not be redeemed on such Tax Redemption Date and all of the terms and provisions of this Indenture shall continue in full force and effect unless and until such holders of a majority of the Preferred Shares, or its assignee, pay the Tax Redemption Purchase Price on any subsequent Tax Redemption Date. The Tax Redemption Purchase Price shall be paid to the Trustee for deposit in the Payment Account.

Section 9.3 Mandatory Redemption.

On any Payment Date on which any of the Class C Coverage Tests, Class D Coverage Tests, Class E Coverage Tests, Class F Coverage Tests or Class G Coverage Tests are not satisfied, the Class A Notes will be subject to mandatory redemption (a “Mandatory Redemption”) until the applicable Coverage Test is satisfied or the Class A Notes have been paid in full. Following the payment in full of all of Class A Notes, if any of the Class C Coverage Tests, Class D Coverage Tests, Class E Coverage Tests, Class F Coverage Tests or Class G Coverage Tests are not satisfied, the Class B Notes will be subject to mandatory redemption until the applicable Coverage Test is satisfied or the Class B Notes have been paid in full. Following the payment in full of all of the Class B Notes, if any of the Class C Coverage Tests, Class D Coverage Tests, Class E Coverage Tests, Class F Coverage Tests or Class G Coverage Tests are not satisfied, the Class C-FX Notes and the Class C-FL Notes will be subject to mandatory redemption pro rata (based on their respective outstanding Note Balance) until the applicable Coverage Test is satisfied or the Class C-FX Notes and the Class C-FL Notes have been paid in full. Following the payment in full of all of the Class C-FX Notes and the Class C-FL Notes, if any of the Class D Coverage Tests, Class E Coverage Tests, Class F Coverage Tests or Class G Coverage Tests are not satisfied, the Class D-FX Notes and the Class D-FL Notes will be subject to mandatory redemption pro rata (based on their respective outstanding Note Balance), until the applicable Coverage Test is satisfied or the Class D-FX Notes and the Class D-FL Notes have been paid in full. Following the payment in full of all of the Class D-FX Notes and the Class D-FL Notes, if any of the Class E Coverage Tests, Class F Coverage Tests or Class G Coverage Tests are not satisfied, the Class E-FX Notes and the Class E-FL Notes will be subject to mandatory redemption pro rata (based on their respective outstanding Note Balance), until the applicable Coverage Test is satisfied or the Class E Notes have been paid in full. Following the payment in full of all of the Class E-FX Notes and the Class E-FL Notes, if any of the Class F Coverage Tests or Class G Coverage Tests are not satisfied, the Class F-FX Notes and the Class F-FL Notes will be subject to mandatory redemption pro rata (based on their respective outstanding Note Balance) will be subject to mandatory redemption until the applicable Coverage Test is satisfied or the Class F-FX Notes and the Class F-FL Notes have been paid in full. Following the payment in full of all of the Class F-FX Notes and the Class F-FL Notes, if any of the Class G Coverage Tests are not satisfied, the Class G Notes will be subject to mandatory redemption until the applicable Coverage Test is satisfied or the Class G Notes have been paid in full. In each case, such mandatory redemption will be made at par plus accrued interest, if any.

Section 9.4 Initial Deposit Redemption.

(a) If the Issuer has not purchased Additional Collateral Securities with an aggregate Principal Balance equal to at least $60 million (determined as of their respective Granting Date) on or prior to the Ramp-Up Date in accordance with Section 3.4, the remaining funds in the Initial Deposit Account will be treated as follows: (A) an amount equal to the difference between $60 million and the aggregate Principal Balance of the Additional Collateral Securities (determined as of their respective Granting Date) will be deposited into the Collection Account to be treated as Principal Proceeds and distributed on the Initial Deposit Redemption Date in accordance with the Priority of Payments and (B) any remaining amount in the Initial Deposit Account will be deposited in the Collection Account to be treated (i) as Principal Proceeds if the Ramp-Up Criteria are not satisfied and (ii) as Interest Proceeds if the Ramp-Up Criteria are satisfied, in each case to be distributed on the Initial Deposit Redemption Date in accordance with the Priority of Payments.

If the Issuer has purchased Additional Collateral Securities with an aggregate Principal Balance equal to at least $60 million (determined as of their respective Granting Date) on or prior to the Ramp-Up Date, (i) if the Ramp-Up Criteria are satisfied, any amount remaining in the Initial Deposit Account shall be transferred to the Collection Account to be treated as Interest Proceeds and distributed on the Payment Date immediately following the Granting Date of the last such Additional Collateral Security and (ii) if the Ramp-Up Criteria

are not satisfied, any amount remaining in the Initial Deposit Account shall remain in the Initial Deposit Account until the Ramp-Up Date and shall be transferred to the Collection Account on the Ramp-Up Date in accordance with the preceding paragraph.

(b) If an Initial Deposit Redemption is required, the Issuer, not later than the first Business Day immediately following the Ramp-Up Date, shall notify the Trustee, the Hedge Counterparty and each Rating Agency in writing that an Initial Deposit Redemption is required pursuant to Section 9.4(a) hereof and the amount and Classes of Notes to be redeemed pursuant thereto and the amount of reduction in the notional amount under the Hedge Agreement.

(c) Notice of an Initial Deposit Redemption shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than ten calendar days prior to the Initial Deposit Redemption Date, to each Holder of Notes to be redeemed at the address for such Holder in the Note Register.

(d) On any date that the remaining funds in the Initial Deposit Account are transferred to the Collection Account, all Eligible Investments in the Initial Deposit Account shall be liquidated on the preceding Business Day and included in the amounts transferred to the Collection Account.

(e) The Initial Deposit Redemption, if any, will be deemed to have been made on the Initial Deposit Redemption Date before the application of collections to make payments on the Notes on such date.

Section 9.5 Redemption Procedures.

(a) The Notes shall not be redeemed in an Optional Redemption, unless the Collateral Administrator sends written notice to the Trustee and the Issuer, directing the Issuer to redeem the Notes pursuant to Section 9.1 on a Payment Date that is not less than 32 days from the date of such notice. Such notice shall constitute an obligation of the Collateral Administrator to purchase the Collateral Securities on such Payment Date in accordance with Section 9.2, provided, the Collateral Administrator may rescind such notice of an Optional Redemption, by written notice to the Trustee and the Issuer not less than 7 days before the applicable Optional Redemption Date.

(b) The holders of a majority of the Preferred Shares shall direct the Issuer to redeem the Notes in a Tax Redemption in accordance with the Preferred Shares Paying Agency Agreement.

(c) The Trustee shall apply the Liquidation Proceeds received in connection with any Optional Redemption or Tax Redemption (i) to pay the expenses of such repayment or Redemption, (ii) to pay the payments to the Hedge Counterparty and Administrative Expenses described in Section 11.1(b)(i) through (v) (without regard to any limitations described therein), (iii) to pay the Redemption Prices of the Senior Notes, (iv) to pay any Defaulted Hedge Termination Payments due to the Hedge Counterparty under the Hedge Agreement, (v) to pay the Redemption Price of the Junior Notes, (vi) to pay the amounts set forth in Section 11.1(b)(xxvii) and 11.1(c)(xxi) and (vii) any remainder shall be paid to the Preferred Shares Paying Agent for distribution to the Preferred Shares. The Issuer may not effect an Optional Redemption or Tax Redemption unless the related Liquidation Proceeds will be sufficient to pay all the amounts set forth in clauses (i) through (vi) of the preceding sentence (such amount, the “Total Redemption Amount”).

The Issuer shall determine the Redemption Date and the Redemption Record Date and give notice thereof to the Trustee pursuant to Section 9.6.

Section 9.6 Notice to Trustee of Redemption.

In the event of any Redemption, the Issuer shall, at least 30 days prior to the applicable Redemption Date (unless the Trustee shall agree to a shorter notice period), notify the Hedge Counterparty, the Trustee and the Preferred Shares Paying Agent of such applicable Redemption Date, the Redemption Record Date and the Redemption Price of the Notes of each Class. In addition, the Issuer shall promptly notify the Rating Agencies after any Mandatory Redemption and Initial Deposit Redemption and with respect to any notice given in connection with any Mandatory Redemption such notice shall state whether the applicable Coverage Test was satisfied due to such Mandatory Redemption.

Section 9.7 Notice of Redemption by the Co-Issuers.

Notice of a Redemption shall be given by first-class mail, postage prepaid, mailed not later than 30 days prior to the applicable Redemption Date, to each Holder of Notes at such Holder’s address in the Note Register and, for so long as the Notes are traded on the Irish Stock Exchange, to the Irish Stock Exchange Daily Official List.

All such notices shall state:

(a) the applicable Redemption Date;

(b) the Redemption Price for each Class;

(c) that final repayment of all the Notes of each Class is being made and that interest on such Notes shall cease to accrue on the date specified in the notice; and

(d) the place or places where any such Notes to be redeemed are to be surrendered for payment of the Redemption Price which shall be the office or agency of the Paying Agent.

In the event such Redemption is withdrawn as provided in Section 9.5(a) or (b), the Trustee shall give notice of such withdrawal by overnight courier guaranteeing next day delivery, sent not later than the third Business Day prior to the scheduled Redemption Date, to each Holder of Notes to be repaid or redeemed at such Holder’s address in the Note Register, the Preferred Shares Paying Agent and the Hedge Counterparty.

Notice of Redemption shall be given by the Co-Issuers or, at the Co-Issuers’ request, by the Trustee in the name and at the expense of the Co-Issuers. Failure to give such notice, or any defect therein, to any Holder of any Note selected for Redemption shall not impair or affect the validity of the Redemption of any other Notes.

Section 9.8 Notes Payable on Redemption Date.

Notice of Redemption having been given as required pursuant to Sections 9.6 and 9.7, unless such notice has been withdrawn pursuant to Section 9.5(a) or (b), as applicable, and subject to Section 9.1(b) or Section 9.2(b), as applicable, the Notes shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Issuer shall Default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon final payment on a Note to be repaid or redeemed in full, the Holder shall present and surrender such Note at the place specified in the notice of repayment or Redemption on or prior to such Redemption Date; provided, however, that if there is delivered to the Co-Issuers or, as the case may be, the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Co-Issuers or, in the case of the Junior Notes, the Issuer or the Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender.

If any Note to be called for Redemption shall not be paid upon surrender thereof for Redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Note Interest Rate for each successive Interest Accrual Period the Note remains Outstanding.

ARTICLE X

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1 Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Collateral, in accordance with the terms and conditions of such Collateral. The Trustee shall segregate and hold all such money and property received by it in the Issuer Accounts in trust for the Holders of the Notes and the other Secured Parties and shall apply it as provided in this Indenture. If a default occurs in the making of any payment or performance in connection with any Collateral, the Trustee shall, subject to Section 6.13, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

By Issuer Order (which may be in the form of standing instructions), the Issuer shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest or cause the investment of, all funds received into the Issuer Accounts (other than the Payment Account and the Collection Account) during a Due Period (except when such funds shall be required to be disbursed hereunder), and amounts received in prior Due Periods and retained in any Issuer Account, as so directed in Eligible Investments having Stated Maturities no later than the Business Day immediately preceding the next Payment Date. If, prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Trustee shall seek instructions from the Issuer within three Business Days after transfer of such funds to the applicable Issuer Account. If the Trustee does not thereupon receive written instructions from the Issuer within five Business Days after transfer of such funds to such Issuer Account, it shall invest and reinvest the funds held in such Issuer Account, as fully as practicable, but only in Eligible Investments described in item (ii) of the definition of Eligible Investments maturing no later than the Business Day next preceding such Payment Date. If after the occurrence and during the continuance of an Event of Default, the Controlling Party shall have the right to direct the Trustee to, and upon receipt of such direction from the Controlling Party, the Trustee shall, invest or cause the investment of, all such Issuer funds in Eligible Investments having Stated Maturities no later than the Business Day immediately preceding the next Payment Date. If the Controlling Party shall not have given such investment directions to the Trustee for three consecutive days, the Trustee shall invest and reinvest, or cause the investment or reinvestment of, such monies as fully as practicable in Eligible Investments described in item (ii) of the definition of Eligible Investments maturing not later than the Business Day next preceding such Payment Date. All interest and other income from such Eligible Investments shall be deposited into the applicable Issuer Accounts and transferred to the Collection Account and any gain realized from such investments shall be credited to the Collection Account and any loss resulting from such investments shall be charged to the Collection Account. The Trustee shall not in any way be held liable by reason of any insufficiency of funds in any Issuer Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Bank or any Affiliate thereof.

Section 10.2 Collection Account; Custodial Account.

(a) On or prior to the Closing Date, the Trustee shall establish a segregated trust account in the name of the Trustee for the benefit of the Secured Parties, which shall be designated as the Collection Account and over which the Trustee shall have exclusive control and the sole right of withdrawal, into which the Trustee shall from time to time deposit (i) any Hedge Receipt Amount and (ii) all Proceeds. The Collection Account may be a sub-account of the Custodial Account. All monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held in trust by the Trustee as part of the Collateral and shall be applied to the purposes provided herein. The Trustee agrees to give the Co-Issuers immediate notice if it becomes aware that the Collection Account or any funds on deposit therein, or otherwise to the credit of the Collection Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Collection Account other than in accordance with the provisions herein. The Collection Account shall remain at all times an Eligible Account.

(b) The Trustee may invest all of the funds on deposit in the Collection Account solely in one or more Eligible Investments having Stated Maturities no later than the Business Day immediately preceding the next Payment Date on which such funds are required to be withdrawn from the Collection Account pursuant to this Indenture. Any income or other gain realized from such investments shall be for the sole and exclusive benefit of the Trustee. If any loss shall be incurred in respect of any Eligible Investment made by the Trustee, the Trustee shall deposit therein, no later than the Payment Date, without right of reimbursement, the amount of the net loss.

(c) On or prior to the Closing Date, the Trustee shall establish a segregated trust account in the name of the Trustee for the benefit of the Secured Parties, which shall be designated as the Custodial Account, and over which the Trustee shall have exclusive control and the sole right of withdrawal, into which the Trustee shall from time to time deposit Collateral. All Collateral deposited from time to time in the Custodial Account pursuant to this Indenture shall be held in trust by the Trustee as part of the Collateral and shall be applied to the purposes provided herein. The Trustee agrees to give the Co-Issuers immediate notice if it becomes aware that the Custodial Account or any funds on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with the provisions herein. The Custodial Account shall remain at all times an Eligible Account.

Section 10.3 Payment Account. On or prior to the Closing Date, the Trustee shall establish a segregated trust account in the name of the Trustee for the benefit of the Secured Parties, which shall be designated as the Payment Account, which shall be held in trust for the benefit of the Secured Parties and over which the Trustee shall have exclusive control and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held in trust by the Trustee for the benefit of the Secured Parties. Except as provided in Section 11.1, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay the interest on and the principal of the Notes, Administrative Expenses, the Hedge Payment Amount and other amounts specified in the Priority of Payments in accordance with the Priority of Payments and Section 13.1. The Trustee agrees to give the Co-Issuers immediate notice if it becomes aware that the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the provisions herein. The Payment Account shall remain at all times an Eligible Account.

Upon approval of the information included in the Note Valuation Report by an Authorized Officer of the Issuer or the Collateral Administrator on the Issuer’s behalf, the Trustee shall, cause the transfer to the Payment Account, for application pursuant to Section 11.1 no later than 10:00 a.m. on each Payment Date, of any amounts then held in the Collection Account other than Proceeds received after the end of the Due Period with respect to such Payment Date.

Section 10.4 Reserved.

Section 10.5 Initial Deposit Account.

(a) The Trustee shall, on or prior to the Closing Date, establish a segregated trust account in the name of the Trustee for the benefit of the Secured Parties, which shall be designated as the Initial Deposit Account and over which the Trustee shall have exclusive control and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Initial Deposit Account shall be held in trust by the Trustee for the benefit of the Secured Parties. All Collateral deposited from time to time in the Initial Deposit Account pursuant to this Indenture shall be held in trust by the Trustee as part of the Collateral and shall be applied to the purposes provided herein. The Trustee agrees to give the Co-Issuers immediate notice if it becomes aware that the Initial Deposit Account or any funds on deposit therein, or otherwise to the credit of the Initial Deposit Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Initial Deposit Account other than in accordance with the provisions herein. The Initial Deposit Account shall remain at all times an Eligible Account.

(b) Upon Issuer Order and subject to the requirements of Section 3.4 hereof, between the Closing Date and the close of business on the Ramp-Up Date only, all or a portion of the cash or Eligible Investments in the Initial Deposit Account shall be released (or liquidated and released, if applicable) from the Initial Deposit Account and applied by the Trustee in accordance with such Issuer Order in payment for Additional Collateral Securities purchased in accordance with Section 3.4 hereof and for costs and expenses related to such purchases. If the Issuer has purchased Additional Collateral Securities with an aggregate Principal Balance equal to at least $60 million (determined as of their respective Granting Date) on or prior to the Ramp-Up Date, upon Issuer Order, any amount remaining in the Initial Deposit Account shall be transferred to the Collection Account in accordance with the provisions of Section 9.4(a).

Section 10.6 Reports by Trustee. The Trustee shall supply in a timely fashion to the Co-Issuers, the Collateral Administrator and the Rating Agencies any information regularly maintained by the Trustee that the Co-Issuers, the Collateral Administrator or the Rating Agencies may from time to time request with respect to the Pledged Securities or the Issuer Accounts reasonably needed to complete the Note Valuation Report or to provide any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.7 or to permit the Collateral Administrator to perform its obligations under the Collateral Administration Agreement. The Trustee shall forward to the Collateral Administrator copies of notices and other writings received by it, in its capacity as Trustee hereunder, from the obligor or other Person with respect to any Collateral Security or from any Clearing Agency with respect to any Collateral Security advising the holders of such obligation of any rights that the holders might have with respect thereto (including notices of calls and redemptions thereof) as well as all periodic financial reports received from such obligor or other Person with respect to such obligation and Clearing Agencies with respect to such obligor.

Nothing in this Section 10.6 shall be construed to impose upon the Trustee any duty to prepare any report or statement required under Section 10.7 or to calculate or compute information required to be set forth in any such report or statement other than information regularly maintained by the Trustee by reason of its acting as Trustee hereunder.

Section 10.7 Accountings. If the Trustee shall not have received any accounting provided for in this Section 10.7 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall use its best efforts to cause such accounting to be made by the applicable Payment Date.

(a) Note Valuation Report. The Trustee shall render an accounting (“Note Valuation Report”), determined as of each Determination Date, and delivered (in draft form) on the Business Day prior to the Payment Date to the Issuer and the Collateral Administrator. The Trustee shall deliver or make available on its internet website such Note Valuation Report, after the reconciliation process described in the last paragraph of this Section 10.7(a), by not later than the close of business on the related Payment Date, to any holder of a beneficial interest in any Note (upon written request therefor in the form of Exhibit E attached hereto certifying that it is such a holder), the Hedge Counterparty and the Rating Agencies. The Note Valuation Report shall contain the following information:

(i) the Aggregate Principal Amount of the Collateral Securities and notional amount of the Hedge Agreements as of the close of business on such Determination Date, after giving effect to (A) proceeds received on the Collateral Securities with respect to the related Due Period and the reinvestment of such proceeds in Eligible Investments during such Due Period and (B) the release of any Collateral Securities during such Due Period and (C) application of amounts in the Initial Deposit Account;

(ii) the aggregate Note Balance of the Notes of each Class and such aggregate Note Balance as a percentage of the original aggregate Note Balance of the Notes of such Class at the beginning of the Due Period, the amount of principal payments to be made on the Notes of each Class on the next Payment Date, the amount of any Default Interest or Deferred Interest, as applicable, on each Class of Notes and the aggregate Note Balance of the Notes of each Class and such aggregate Note Balance as a percentage of the original aggregate Note Balance of the Notes of such Class after giving effect to the principal payments, if any, on the next Payment Date;

(iii) the amount of interest distributable to the Holders of each Class of Notes for such Payment Date (in the aggregate and by Class);

(iv) the amount of Principal Proceeds and the amount of Interest Proceeds received during the related Due Period (and identifying the component sources of such Principal Proceeds and Interest Proceeds as set forth in the definitions of such terms);

(v) the Administrative Expenses payable on the next Payment Date on an itemized basis;

(vi) for the Collection Account:

(A) the Balance on deposit in the Collection Account at the end of the related Due Period;

(B) the amounts payable from the Collection Account to the Payment Account for disbursement pursuant to subclauses (i) through (xxvii) of Section 11.1(b) and subclauses (i) through (xxi) of Section 11.1(c) on the next Payment Date; and

(C) the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date;

(vii) the identity of each Collateral Security, its rating by each of the Rating Agencies and the change in rating, if any, from the prior month;

(viii) the identity of any Collateral Securities that were released for sale or other disposition since the last Note Valuation Report, the sale price or other proceeds of each such Collateral Security, and the identity of any purchaser thereof that was affiliated with either of the Co-Issuers or the Collateral Administrator;

(ix) the identity of each Collateral Security that became an Impaired Security which has been sold or experienced a change in its Moody’s Rating, Fitch Rating or S&P Rating since the last such report, the reason that each such Collateral Security became an Impaired Security and the Principal Balance of such Impaired Security;

(x) the identity of each Collateral Security that became a Defaulted Security, the reason that each such Collateral Security became a Defaulted Security and the Principal Balance of such Defaulted Security;

(xi) the identity of each Collateral Security (A) as to which an underlying mortgage loan is delinquent more than 30 days (grouping such loans by loans delinquent more than 30, 60 and 90 days respectively), is being specially serviced, has become an REO loan or has experienced an appraisal reduction, (B) which has had its Principal Balance written down as a result of a Collateral Security Realized Loss (and the amount of such writedown) or (C) as to which a class of the related Underlying CMBS Series that is subordinate to such Collateral Security has experienced such a writedown;

(xii) the average interest rate (weighted by Principal Balance) of the Collateral Securities;

(xiii) LIBOR for the related Due Period and the Class A Note Interest Rate, the Class B Note Interest Rate, the Class C-FL Note Interest Rate, the Class D-FL Note Interest Rate, the Class E-FL Note Interest Rate and the Class F-FL Note Interest Rate during the related Due Period;

(xiv) the Class C Interest Coverage Ratio, the Class C Supplemental Overcollateralization Ratio and the Class C Overcollateralization Ratio as of the close of business on such Determination Date;

(xv) the Class D Interest Coverage Ratio, the Class D Supplemental Overcollateralization Ratio and the Class D Overcollateralization Ratio as of the close of business on such Determination Date;

(xvi) the Class E Interest Coverage Ratio, the Class E Supplemental Overcollateralization Ratio and the Class E Overcollateralization Ratio as of the close of business on such Determination Date;

(xvii) the Class F Interest Coverage Ratio, the Class F Supplemental Overcollateralization Ratio and the Class F Overcollateralization Ratio as of the close of business on such Determination Date;

(xviii) the Class G Interest Coverage Ratio and the Class G Overcollateralization Ratio as of the close of business on such Determination Date;

(xix) the current ratings of the credit support provider of the Hedge Counterparty;

(xx) if the ratings of the Hedge Counterparty or its credit-support provider have fallen below the minimum ratings specified in the Hedge Agreement and the Hedge Counterparty has elected to post collateral pursuant to the Hedge Agreement, the type, maturity and principal amount of any Cash or securities posted by the Hedge Counterparty;

(xxi) the balance in the Initial Deposit Account at the end of related Due period, if any; and

(xxii) on or prior to the Ramp-Up Date, the Principal Balance, identity and ratings of any Additional Collateral Securities acquired by the Issuer during the related Due Period.

Upon receipt of each Note Valuation Report, each of the Issuer and the Collateral Administrator shall compare the information contained therein to the information contained in its records with respect to the Collateral and shall, within one Business Day after receipt of such Note Valuation Report (in draft form), notify the Trustee in writing that the information contained in the Note Valuation Report conforms to the information maintained by the Issuer and the Collateral Administrator with respect to the Collateral, or detail any discrepancies. In the event that any discrepancy exists, the Trustee and the Issuer, or the Collateral Administrator on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall cause the Independent accountants appointed pursuant to Section 10.9 to review such Note Valuation Report and the Issuer’s, Collateral Administrator’s and Trustee’s records to determine the cause of such discrepancy. If such review reveals an error in the Note Valuation Report or any such Person’s records, the Note Valuation Report or such Person’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture. The Trustee may (at its discretion and with the consent of the Issuer) make the information that is available on the Note Valuation Report available via the Internet site of the Trustee initially located at “www.cdotrustee.net”.

Access to the website shall require the use of a password provided by the Trustee to the person requesting such access upon receipt by the Trustee from such person of a certification in the form attached hereto as Exhibit I. The Trustee shall provide reasonable assistance in using the website to users that call the Trustee’s customer service desk at (312) 904-2498. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating the need for assistance.

The Trustee shall make available, upon reasonable advance notice and at the expense of the requesting party, copies of the (i) the Offering Memorandum, as amended or supplemented from time to time, (ii) the Transfer Agreements, the Indenture and the Administration Agreement and (iii) the most recently available report of the trustee relating to each Underlying CMBS Series (to the extent that the Trustee has possession of such items) to any Noteholder or beneficial owner and to prospective purchasers of Notes or interests therein; provided that the Trustee shall require (i) in the case of a Noteholder or beneficial owner, a confirmation executed by the requesting Person in form substantially similar to Exhibit J-1 hereto and reasonably acceptable to the Trustee generally to the effect that such Person is a Noteholder or Beneficial Owner, is requesting such information solely for use in evaluating such Person’s investment in such Notes and shall otherwise keep such information confidential and (b) in the case of a prospective purchaser, a confirmation executed by the requesting Person in form substantially similar to Exhibit J-2 hereto and reasonably acceptable to the Trustee generally to the effect that such Person is a prospective purchaser of Notes or interests therein, is requesting the information solely for use in evaluating a possible investment in the Notes and shall otherwise keep such information confidential. Each such confidentiality agreement shall be made for the benefit of the Administrator, the Sponsor, the Seller, the Initial Purchaser, the Depositor, the Collateral Administrator and the Co-Issuers.

In addition to the foregoing information, each Note Valuation Report shall include a statement to the following effect:

“Each Holder of a Note is required at all times to be (1) a Qualified Institutional Buyer (within the meaning of Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or (2) an Accredited Investor (within the meaning of Rule 501(a) (1), (2), (3) or (7) of the Securities Act) and, in each case, a Qualified Purchaser or Knowledgeable Employee within the meaning of Section 3(c)(7) of the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), and each such Holder (i) is not formed for the purpose of investing in the Notes, unless all of its beneficial owners are Qualified Purchasers or Knowledgeable Employees, (ii) is not a dealer described in paragraph (a)(1)(ii) of Rule 144A unless such Holder owns and invests on a discretionary basis at least U.S.$25 million in securities of issuers that are not affiliated persons of such dealer, (iii) is not a plan referred to in paragraph (a)(1)(i)(D) or (E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such plan, unless investment decisions are made solely by the fiduciary, trustee or sponsor of such plan, (iv) and each account for which it is purchasing is purchasing Notes in at least the minimum denomination and (vi) will provide written notice of the foregoing and any other applicable transfer restrictions to any transferee.”

(b) Additional Trustee Report. Within 5 Business Days of each Payment Date and within 5 Business Days of the earlier of (x) the Ramp-Up Date and (y) the date on which the grant of all Additional Collateral Securities has been given effect, the Trustee shall provide to each Rating Agency, a report (based on information provided by the Collateral Administrator) containing the following additional information determined as of the related Determination Date:

(i) the Weighted Average Coupon of the Collateral Securities;

(ii) the weighted average life of the Collateral Securities;

(iii) the weighted average of the Moody’s Recovery Rate, the Fitch Recovery Rate and the S&P Recovery Rate for each Class of Notes; and

(iv) the results of the S&P CDO Monitor Test.

(c) Payment Date Instructions. The Trustee shall withdraw on the related Payment Date from the Payment Account and pay or transfer the amounts set forth in the Note Valuation Report in the manner specified, and in accordance with the priorities established, in Section 11.1 and Article XIII hereof. The Collateral Administrator will inform the Trustee, not later than the Determination Date with respect to each Payment Date, of the identity and amount of Sale Proceeds of each Collateral Security which has been sold during the related Due Period.

Section 10.8 Custodianship and Release of Collateral.

(a) Subject to Article XII hereof, the Issuer may, by Issuer Order delivered to the Trustee at least two Business Days prior to the settlement date for any sale of a Collateral Security, if no Event of Default has occurred and is continuing, certify that (i) it has determined that a Collateral Security has become an Impaired Security (which certification shall contain a short statement of the reason for such determination) and that the sale of such Collateral Security will comply with Section 12.1 or (ii) the sale of such Collateral Security is being effected in conjunction with a redemption pursuant to Article IX, and direct the Trustee to release such Collateral Security and, upon receipt of such Issuer Order, the Trustee shall deliver any such Collateral Security, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as set forth in such Issuer Order; provided, however, that the Trustee may deliver any such Collateral Security in physical form for examination in accordance with street delivery custom.

(b) Subject to Article XII hereof, the Issuer may, by Issuer Order, delivered to the Trustee at least two Business Days prior to the date set for redemption or payment in full of a Pledged Security or other item of Collateral, certifying that such Collateral Security is being redeemed or paid in full, direct the Trustee, to deliver such Collateral Security, if in physical form, duly endorsed, to cause it to be presented, or otherwise appropriately deliver or present such security, to the appropriate paying agent therefor or other Person responsible for payment thereon on or before the date set for redemption or payment, in each case against receipt of the redemption price or payment in full thereof. If an Event of Default has occurred and is continuing at the time of such direction, the Trustee may and, if so directed by the Controlling Party, shall, disregard such direction.

(c) Subject to Article XII hereof, the Issuer may, by Issuer Order, delivered to the Trustee at least two Business Days prior to the date set for an exchange, tender or sale, certifying that a Collateral Security is subject to an Offer and setting forth in reasonable detail the procedure for response to such Offer, direct the Trustee to deliver such security, if in physical form, duly endorsed, or otherwise appropriately deliver or present such security, in accordance with such Issuer Order, in each case against receipt of payment therefor. If an Event of Default has occurred and is continuing at the time of such direction, the Trustee may and, if so directed by the Controlling Party, shall, disregard such direction.

(d) The Trustee shall deposit any proceeds received from the disposition of a Pledged Security in the Collection Account, unless simultaneously applied to the purchase of Eligible Investments as permitted under and in accordance with this Article X and Article XII.

(e) The Trustee shall deposit in the Initial Deposit Account all proceeds received by it from the disposition of an Eligible Investment (subject, however, to the terms of Section 10.5(b) regarding the transfer of amounts in the Initial Deposit Account to the Collection Account).

(f) The Trustee shall, upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Co-Issuers hereunder and under the Collateral Administration Agreement have been satisfied, cause the Trustee to release the Collateral from the lien of this Indenture.

Section 10.9 Reports by Independent Accountants.

Upon a discrepancy between the Trustee and the Issuer or the Collateral Administrator, regarding the Note Valuation Report pursuant to Section 10.7, the Collateral Administrator, on behalf of the Issuer, shall appoint a firm of Independent certified public accountants of recognized international reputation for purposes of resolving such discrepancy pursuant to Section 10.7. If the Collateral Administrator shall not have appointed such firm of Independent certified public accountants within 2 Business Days of such discrepancy, the Trustee shall promptly appoint such firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants shall be payable by the Issuer.

Section 10.10 Additional Reports.

In addition to the information and reports specifically required to be provided to each of the Rating Agencies pursuant to the terms of this Indenture, the Collateral Administrator, on behalf of the Issuer shall provide each of the Rating Agencies, each Hedge Counterparty and the Initial Purchasers with all information or reports delivered to the Trustee hereunder, and such additional information as either of the Rating Agencies, or the Initial Purchasers may from time to time reasonably request and the Collateral Administrator, on behalf of the Issuer shall reasonably determine may be obtained and provided without unreasonable burden or expense. The Issuer or the Collateral Administrator, on behalf of the Issuer, shall promptly notify (by facsimile or overnight courier) the Trustee if the rating of either of the Rating Agencies of any Class of the Notes has been, or it is known by the Issuer that such rating will be, changed or withdrawn.

The Trustee shall provide Fitch Ratings with the current portfolio of all Collateral Securities in electronic, and modifiable form with the fields listed in Exhibit K no later than the final day of each month (and if such day is not a Business Day, the next succeeding Business Day).

For all Collateral Securities which are not rated by Fitch, the Trustee shall provide Fitch Ratings with the following: (i) Within 30 days of the Closing Date, to provide the offering memorandums and the most recent remittance reports for such Collateral Securities held by the CDO as of the Closing Date; and within 10 days of purchase for all such subsequently purchased Collateral Securities; and (ii)ongoing remittance reports for such Collateral Securities within 10 days of receipt of the remittance report. The information referenced above should be sent to via e-mail to reporting.abscdo@fitchratings.com or hardcopy to FitchRatings, One State Street Plaza, New York, New York 10004, Attention: Credit Products Surveillance - Additional Reporting.

Section 10.11 Notices to the Noteholders.

Each Note Valuation Report shall contain or attach a notice to the Holders of the Notes stating that (A)(1) each holder of a beneficial interest in the Rule 144A Global Notes shall be deemed to have (i) represented that the holder is a QIB/QP and (ii) made all other representations set forth in the legends of the applicable Notes, (2) each holder of a beneficial interest in the IAI Certificated Notes shall be deemed to have (i) represented that the holder is an Institutional Accredited Investor and a Qualified Purchaser and (ii) made all other representations set forth in the legends of the applicable Notes, and (3) each holder of a beneficial interest in the Regulation S Global Notes shall be deemed to have (i) represented that it is a non-U.S. Resident and a non U.S. Person and (ii) made all of the other representations set forth in the legends of the applicable Notes, (B) the Co-Issuers or the Issuer, as the case may be, shall have the right to refuse to honor a transfer of the Notes pursuant to Section 2.13 of this Indenture, the Issuer may require a Non-Permitted Holder to transfer its interest in the Notes to a Person that is not a Non-Permitted Holder within 30 days of receiving notice to such effect from the Issuer and, if such Non-Permitted Holder fails to transfer its Notes, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. To the extent a notice is sent to a Holder of Global Notes, the Trustee will request such Holder to send the notice to the beneficial owners of such Notes.

Section 10.12 Coverage Test Calculations. Upon the prior request of any of the Rating Agencies and on the date specified by such Rating Agencies, the Issuer shall calculate or cause the calculation of any or all of the Coverage Tests, based on the Issuer’s good faith estimate of amounts that will be received with respect to the Collateral Securities prior to and including the next Payment Date, and will promptly provide such Rating Agency with a report setting forth such calculations.

ARTICLE XI

APPLICATION OF MONIES

Section 11.1 Disbursements of Monies from Payment Account.

(a) Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 and Section 13.1, on each Payment Date, the Trustee shall disburse amounts transferred to the Payment Account from the Collection Account pursuant to Section 10.3(a) for application in accordance with the following priorities (the “Priority of Payments”).

(b) On each Payment Date, the Interest Proceeds shall be applied as follows:

(i) to the payment of taxes owing by the Issuer as certified by an Authorized Officer of the Issuer to the Trustee, if any;

(ii) to the payment of the Trustee Fee and to the payment of accrued and unpaid Administrative Expenses constituting reimbursement of expenses of the Trustee pursuant to Section 6.7 and indemnities of the Trustee, provided, however, that such payments shall be limited to a maximum amount of $6,250 on any Payment Date;

(iii) to the Hedge Counterparty and any replacement Hedge Counterparty, the amounts (including termination payments, other than any Defaulted Hedge Termination Payments) due under the Hedge Agreements and any replacement hedge agreements entered into by the Issuer, if any;

(iv) to the payment, on a pro rata basis, of accrued and unpaid Administrative Expenses constituting expenses of the Co-Issuers (other than those described in clause (ii) above and other than the Collateral Administration Fee but including other amounts payable to the Collateral Administrator under the Collateral Administration Agreement) up to a maximum amount on any Payment Date in any 12-month period commencing with the Payment Date in August of each year equal to (A) $160,000 minus (B) Administrative Expenses paid pursuant to this clause (iv) on prior Payment Dates during such 12-month period (the “Co-Issuer Cap”);

(v) to the Collateral Administrator, the Collateral Administration Fee due on such Payment Date;

(vi) to the payment of interest on the Class A Notes, including Default Interest and interest thereon, if applicable;

(vii) to the payment of interest on the Class B Notes, including Default Interest and interest thereon, if applicable;

(viii) to the payment of interest on the Class C-FX Notes and the Class C-FL Notes pro rata (based on the amount of interest due on each such Class), including Default Interest and interest thereon, if applicable;

(ix) in the event that any of the Class C Overcollateralization Test is not satisfied, the Class C Supplemental Overcollateralization Test is not satisfied or the Class C Interest Coverage Test is not satisfied, after giving effect to the payment of the Interest Proceeds prior to this clause (ix), to the mandatory redemption of the Class A Notes, to the extent necessary to satisfy the Class C Overcollateralization Test, the Class C Supplemental Overcollateralization Test and the Class C Interest Coverage Test, as applicable, and after the Class A Notes have been redeemed or otherwise paid in full, to the mandatory redemption of the Class B Notes, to the extent necessary to satisfy the Class C Overcollateralization Test, the Class C Supplemental Overcollateralization Test and the Class C Interest Coverage Test, as applicable, and after the Class B Notes have been redeemed or otherwise paid in full, to the mandatory redemption of the Class C-FX Notes and the Class C-FL Notes pro rata (based on their respective outstanding Note Balance), to the extent necessary to satisfy the Class C Overcollateralization Test, the Class C Supplemental Overcollateralization Test and the Class C Interest Coverage Test, as applicable, or until the Class C-FX Notes and the Class C-FL Notes have been paid in full;

(x) to the payment of interest on the Class D-FX Notes and the Class D-FL Notes, including interest on Deferred Interest and, if applicable, Default Interest and interest thereon, but excluding Deferred Interest;

(xi) in the event that any of the Class D Overcollateralization Test is not satisfied, the Class D Supplemental Overcollateralization Test is not satisfied or the Class D Interest Coverage Test is not satisfied, after giving effect to the payment of the Interest Proceeds prior to this clause (x), to the mandatory redemption of the Class A Notes, to the extent necessary to satisfy the Class D Overcollateralization Test, the Class D Supplemental Overcollateralization Test and the Class D Interest Coverage Test, as applicable, and after the Class A Notes have been redeemed or otherwise paid in full, to the mandatory redemption of the Class B Notes, to the extent necessary to satisfy the Class D Overcollateralization Test, the Class D Supplemental Overcollateralization Test and the Class D Interest Coverage Test, as applicable, and after the Class B Notes have been redeemed or otherwise paid in full, to the mandatory redemption of the Class C-FX Notes and the Class C-FL Notes pro rata (based on their respective outstanding Note Balance), to the extent necessary to satisfy the Class D Overcollateralization Test, the Class D Supplemental Overcollateralization Test and the Class D Interest Coverage Test, as applicable, and after the Class C-FX Notes and the Class C-FL Notes have been redeemed or otherwise paid in full, to the mandatory redemption of the Class D-FX Notes and the Class D-FL Notes pro rata (based on their respective outstanding Note Balance, including Deferred Interest), to the extent necessary to satisfy the Class D Overcollateralization Test, the Class D Supplemental Overcollateralization Test and the Class D Interest Coverage Test, as applicable, or until the Class D-FX Notes and the Class D-FL Notes have been paid in full;

(xii) to the payment of Deferred Interest on the Class D-FX Notes and the Class D-FL Notes pro rata (based on the amount of Deferred Interest due on each such Class);

(xiii) to the payment of interest on the Class E-FX Notes and the Class E-FL Notes, including interest on Deferred Interest and, if applicable, Default Interest and interest thereon, but excluding Deferred Interest;

(xiv) in the event that any of the Class E Overcollateralization Test is not satisfied, the Class E Supplemental Overcollateralization Test is not satisfied or the Class E Interest Coverage Test is not satisfied, after giving effect to the payment of the Interest Proceeds prior to this clause (xiii), to the mandatory redemption of the Class A Notes, to the extent necessary to satisfy the Class E Overcollateralization Test, the Class E Supplemental Overcollateralization Test and the Class E Interest Coverage Test, as applicable, and after the Class A Notes have been redeemed or otherwise paid in full, to the mandatory redemption of the Class B Notes, to the extent necessary to satisfy the Class E Overcollateralization Test, the Class E Supplemental Overcollateralization Test and the Class E Interest Coverage Test, as applicable, and after the Class B Notes have been redeemed or otherwise paid in full, to the mandatory redemption of the Class C-FX Notes and the Class C-FL Notes pro rata (based on their respective outstanding Note Balance), to the extent necessary to satisfy the Class E Overcollateralization Test, the Class E Supplemental Overcollateralization Test and the Class E Interest Coverage Test, as applicable, and after the Class C-FX Notes and the Class C-FL Notes have been redeemed or otherwise paid in full, to the mandatory redemption of the Class D-FX Notes and the Class D-FL Notes pro rata (based on their respective outstanding Note Balance, including

Deferred Interest ), to the extent necessary to satisfy the Class E Overcollateralization Test, the Class E Supplemental Overcollateralization Test and the Class E Interest Coverage Test, as applicable, and after the Class D-FX Notes and the Class D-FL Notes have been redeemed or otherwise paid in full, to the mandatory redemption of the Class E-FX Notes and the Class E-FL Notes pro rata (based on their respective outstanding Note Balance, including Deferred Interest), to the extent necessary to satisfy the Class E Overcollateralization Test, the Class E Supplemental Overcollateralization Test and the Class E Interest Coverage Test, as applicable or until the Class E-FX Notes and the Class E-FL Notes have been paid in full;

(xv) to the payment of Deferred Interest on the Class E-FX Notes and the Class E-FL Notes pro rata (based on the amount of Deferred Interest due on each such Class);

(xvi) to the payment of interest on the Class F-FX Notes and the Class F-FL Notes, including interest on Deferred Interest and, if applicable, Default Interest and interest thereon, but excluding Deferred Interest;

(xvii) in the event that any of the Class F Overcollateralization Ratio Test is not satisfied, the Class F Supplemental Overcollateralization Test is not satisfied or the Class F Interest Coverage Test is not satisfied, after giving effect to the payment of the Interest Proceeds prior to this clause (xvi), to the mandatory redemption of the Class A Notes, to the extent necessary to satisfy the Class F Overcollateralization Test, Class F Supplemental Overcollateralization Test and the Class F Interest Coverage Test, as applicable, and after the Class A Notes have been redeemed or otherwise paid in full, to the mandatory redemption of the Class B Notes, to the extent necessary to satisfy the Class F Overcollateralization Test, Class F Supplemental Overcollateralization Test and the Class F Interest Coverage Test, as applicable, and after the Class B Notes have been redeemed or otherwise paid in full, to the mandatory redemption of the Class C-FX Notes and the Class C-FL Notes pro rata (based on their respective outstanding Note Balance), to the extent necessary to satisfy the Class F Overcollateralization Test, Class F Supplemental Overcollateralization Test and the Class F Interest Coverage Test, as applicable, and after the Class C-FX Notes and the Class C-FL Notes have been redeemed or otherwise paid in full, to the mandatory redemption of the Class D-FX Notes and the Class D-FL Notes pro rata (based on their respective outstanding Note Balance, including Deferred Interest), to the extent necessary to satisfy the Class F Overcollateralization Test, Class F Supplemental Overcollateralization Test and the Class F Interest Coverage Test, as applicable, and after the Class D-FX Notes and the Class D-FL Notes have been redeemed or otherwise paid in full, to the mandatory redemption of the Class E-FX Notes and the Class E-FL Notes pro rata (based on their respective outstanding Note Balance, including Deferred Interest) to the extent necessary to satisfy the Class F Overcollateralization Test, Class F Supplemental Overcollateralization Test and the Class F Interest Coverage Test, as applicable, and after the Class E-FX Notes and the Class E-FL Notes have been redeemed or otherwise paid in full, to the mandatory redemption of the Class F-FX Notes and the Class F-FL Notes pro rata (based on their respective outstanding Note Balance, including Deferred Interest) to the extent necessary to satisfy the Class F Overcollateralization Test, Class F Supplemental Overcollateralization Test and the Class F Interest Coverage Test, as applicable, or until the Class F-FX Notes and the Class F-FL Notes have been paid in full;

(xviii) to the payment of Deferred Interest on the Class F-FX Notes and the Class F-FL Notes pro rata (based on the amount of Deferred Interest due on each such Class);

(xix) to the payment of interest on the Class G Notes, including interest on Deferred Interest and, if applicable, Default Interest and interest thereon, but excluding Deferred Interest;

(xx) in the event that any of the Class G Overcollateralization Ratio Test is not satisfied, the Class G Supplemental Overcollateralization Test is not satisfied or the Class G Interest Coverage Test is not satisfied, after giving effect to the payment of the Interest Proceeds prior to this clause (xix), to the mandatory redemption of the Class A Notes, to the extent necessary to satisfy the Class G Overcollateralization Test, Class G Supplemental Overcollateralization Test and the Class G Interest Coverage Test, as applicable, and after the Class A Notes have been redeemed or otherwise paid in full, to the mandatory redemption of the Class B Notes, to the extent necessary to satisfy the Class G Overcollateralization Test, Class G Supplemental Overcollateralization Test and the Class G Interest Coverage Test, as applicable, and after the Class B Notes have been redeemed or otherwise paid in full, to the mandatory redemption of the Class C-FX Notes and the Class C-FL Notes pro rata (based on their respective outstanding Note Balance), to the extent necessary to satisfy the Class G Overcollateralization Test, Class G Supplemental Overcollateralization Test and the Class G Interest Coverage Test, as applicable, and after the Class C-FX Notes and the Class C-FL Notes have been redeemed or otherwise paid in full, to the mandatory redemption of the Class D-FX Notes and the Class D-FL Notes pro rata (based on their respective outstanding Note Balance, including Deferred Interest), to the extent necessary to satisfy the Class G Overcollateralization Test, Class G Supplemental Overcollateralization Test and the Class G Interest Coverage Test, as applicable, and after the Class D-FX Notes and the Class D-FL Notes have been redeemed or otherwise paid in full, to the mandatory redemption of the Class E-FX Notes and the Class E-FL Notes pro rata (based on their respective outstanding Note Balance, including Deferred Interest) to the extent necessary to satisfy the Class G Overcollateralization Test, Class G Supplemental Overcollateralization Test and the Class G Interest Coverage Test, as applicable, or until the Class E-FX Notes and the Class E-FL Notes have been paid in full, and after the Class E-FX Notes and the Class E-FL Notes have been redeemed or otherwise paid in full, to the mandatory redemption of the Class F-FX Notes and the Class F-FL Notes pro rata (based on their respective outstanding Note Balance, including Deferred Interest) to the extent necessary to satisfy the Class G Overcollateralization Test, Class G Supplemental Overcollateralization Test and the Class G Interest Coverage Test, as applicable, or until the Class F-FX Notes and the Class F-FL Notes have been paid in full, and after the Class F-FX Notes and the Class F-FL Notes have been redeemed or otherwise paid in full, to the mandatory redemption of the Class G Notes to the extent necessary to satisfy the Class G Overcollateralization Test, Class G Supplemental Overcollateralization Test and the Class G Interest Coverage Test, as applicable, or until the Class G Notes have been paid in full;

(xxi) to the payment of Deferred Interest on the Class G Notes;

(xxii) to the Hedge Counterparty, the Defaulted Hedge Termination Payments, if any;

(xxiii) to the payment of interest on the Class H Notes, including interest on Deferred Interest and, if applicable, Default Interest and interest thereon, but excluding Deferred Interest;

(xxiv) to the payment of Deferred Interest on the Class H Notes;

(xxv) to the payment of interest on the Class J Notes, including interest on Deferred Interest and, if applicable, Default Interest and interest thereon, but excluding Deferred Interest;

(xxvi) to the payment of Deferred Interest on the Class J Notes;

(xxvii) to the payment of any fees, expenses and indemnities of the Trustee and then to the payment of any expenses of the Co-Issuers, including but not limited to expenses or indemnities payable by either of the Co-Issuers under any agreements to which it is a party, to the extent not paid under (i), (ii), (iv) and (v) above; and

(xxviii) any remaining amounts, to the payment of dividends and redemption payments to the holders of the Preferred Shares in accordance with the Preferred Shares Paying Agency Agreement.

(c) On each Payment Date, the Principal Proceeds shall be applied as follows:

(i) to the payment of amounts referred to in clauses (i) through (v) of Section 11.1(b) (subject to the limits set forth therein), but only to the extent not paid in full thereunder;

(ii) to the payment of interest on the Class A Notes, including Default Interest and interest thereon, if applicable, but only to the extent not paid in full after the application on such Payment Date of Interest Proceeds as provided for under clause (vi) of Section 11.1(b);

(iii) to the payment of interest on the Class B Notes, including Default Interest and interest thereon, if applicable, but only to the extent not paid in full after the application on such Payment Date of Interest Proceeds as provided for under clause (vii) of Section 11.1(b);

(iv) to the payment of interest on the Class C-FX Notes and the Class C-FL Notes, including Default Interest and interest thereon, if applicable, but only to the extent not paid in full after the application on such Payment Date of Interest Proceeds as provided for under clause (viii) of Section 11.1(b);

(v) to the payment of principal of the Class A Notes, until the Note Balance of the Class A Notes has been paid in full;

(vi) to the payment of principal of the Class B Notes, until the Note Balance of the Class B Notes has been paid in full;

(vii) to the payment of principal of the Class C-FX Notes and the Class C-FL Notes pro rata (based on their respective outstanding Note Balance), until the Note Balance of the Class C-FX Notes and the Class C-FL Notes has been paid in full;

(viii) to the payment of interest on the Class D-FX Notes and the Class D-FL Notes pro rata (based on the amount of interest due on each such Class), including interest on Deferred Interest and, if applicable, Default Interest and interest thereon, if applicable, but only to the extent not paid in full after the application on such Payment Date of Interest Proceeds as provided for under clause (x) of Section 11.1(b);

(ix) to the payment of Deferred Interest and principal on the Class D-FX Notes and the Class D-FL Notes pro rata (based on their respective outstanding Note Balance, including any Deferred Interest due on such Class), until the Note Balance of the Class D-FX Notes and the Class D-FL Notes has been paid in full; provided that amounts applied to this clause (ix) will first be applied to the payment of Deferred Interest on such Notes, but only to the extent not paid in full after the application on such Payment Date of Interest Proceeds as provided for under clause (xii) of Section 11.1(b);

(x) to the payment of interest on the Class E-FX Notes and the Class E-FL Notes pro rata (based on the amount of interest due on each such Class), including interest on Deferred Interest and, if applicable, Default Interest and interest thereon, if applicable, but only to the extent not paid in full after the application on such Payment Date of Interest Proceeds as provided for under clause (xiii) of Section 11.1(b);

(xi) to the payment of Deferred Interest and principal on the Class E-FX Notes and the Class E-FL Notes pro rata (based on their respective outstanding Note Balance, including any Deferred Interest due on such Class), until the Note Balance of the Class E-FX Notes and the Class E-FL Notes has been paid in full; provided that amounts applied to this clause (xi) will first be applied to the payment of Deferred Interest on such Notes, but only to the extent not paid in full after the application on such Payment Date of Interest Proceeds as provided for under clause (xv) of Section 11.1(b);

(xii) to the payment of interest on the Class F-FX Notes and the Class F-FL Notes pro rata (based on the amount of interest due on each such Class), including interest on Deferred Interest and, if applicable, Default Interest and interest thereon, if applicable, but only to the extent not paid in full after the application on such Payment Date of Interest Proceeds as provided for under clause (xvi) of Section 11.1(b);

(xiii) to the payment of Deferred Interest and principal on the Class F-FX Notes and the Class F-FL Notes pro rata (based on their respective outstanding Note Balance, including any Deferred Interest due on such Class), until the Note Balance of the Class F-FX Notes and the Class F-FL Notes has been paid in full; provided that amounts applied to this clause (xiii) will first be applied to the payment of Deferred Interest on such Notes, but only to the extent not paid in full after the application on such Payment Date of Interest Proceeds as provided for under clause (xviii) of Section 11.1(b);

(xiv) to the payment of interest on the Class G Notes, including interest on Deferred Interest and, if applicable, Default Interest and interest thereon, if applicable, but only to the extent not paid in full after the application on such Payment Date of Interest Proceeds as provided for under clause (xix) of Section 11.1(b);

(xv) to the payment of Deferred Interest and principal on the Class G Notes, until the Note Balance of the Class G Notes has been paid in full; provided that amounts applied to this clause (xv) will first be applied to the payment of Deferred Interest on such Notes, but only to the extent not paid in full after the application on such Payment Date of Interest Proceeds as provided for under clause (xxi) of Section 11.1(b);

(xvi) to the Hedge Counterparty, the Defaulted Hedge Termination Payments, if any;

(xvii) to the payment of interest on the Class H Notes, including interest on Deferred Interest and, if applicable, Default Interest and interest thereon, if applicable, but only to the extent not paid in full after the application on such Payment Date of Interest Proceeds as provided for under clause (xxiii) of Section 11.1(b);

(xviii) to the payment of Deferred Interest and principal on the Class H Notes, until the Note Balance of the Class H Notes has been paid in full; provided that amounts applied to this clause (xvii) will first be applied to the payment of Deferred Interest on such Notes, but only to the extent not paid in full after the application on such Payment Date of Interest Proceeds as provided for under clause (xxiv)of Section 11.1(b);

(xix) to the payment of interest on the Class J Notes, including interest on Deferred Interest and, if applicable, Default Interest and interest thereon, if applicable, but only to the extent not paid in full after the application on such Payment Date of Interest Proceeds as provided for under clause (xxv) of Section 11.1(b);

(xx) to the payment of Deferred Interest and principal on the Class J Notes, until the Note Balance of the Class J Notes has been paid in full; provided that amounts applied to this clause (xix) will first be applied to the payment of Deferred Interest on such Notes, but only to the extent not paid in full after the application on such Payment Date of Interest Proceeds as provided for under clause (xxvi)of Section 11.1(b);

(xxi) to the payment of any fees, expenses and indemnities of the Trustee and then to the payment of any expenses of the Co-Issuers, including but not limited to amounts payable to the Collateral Administrator, to the extent not paid under (i), (ii), (iv) and (xxvii) of Section 11.1(b) and clause (i) of this Section 11.1(c); and

(xxii) any remaining amounts, to the payment of dividends and redemption payments to the holders of the Preferred Shares in accordance with the Preferred Shares Paying Agency Agreement.

(d) On each Payment Date, the Issuer shall, pursuant to Section 10.3(a), remit or cause to be remitted to the Trustee for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in Sections 11.1(b) and 11.1(c) required to be paid on such Payment Date.

(e) If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Issuer pursuant to Section 10.7(b), the Trustee shall make the disbursements called for in the order and according to the priority set forth under Sections 11.1(b) and 11.1(c) above, subject to Section 13.1, to the extent funds are available therefor.

(f) In connection with the application of funds to pay Administrative Expenses of the Issuer or the Co-Issuer, as the case may be, in accordance with subclause (iv) of subsection (b) of this Section 11.1, the Trustee shall remit such funds as directed, to the extent available, to the Issuer or the Co-Issuer, as the case may be, on each Payment Date.

(g) In the event that any Hedge Counterparty defaults in the payment of its obligations to the Issuer under the relevant Hedge Agreement on any Payment Date, the Trustee shall make a demand on such Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:30 p.m., New York time, on such date. The Trustee shall give notice to the Noteholders upon the continuing failure by such Hedge Counterparty to perform its obligations during the two Business Days following a demand made by the Trustee on such Counterparty, and shall take such action with respect to such continuing failure directed to be taken by the Noteholders pursuant to Article V.

ARTICLE XII

SALE OF COLLATERAL SECURITIES; SUBSTITUTION

Section 12.1 Sale of Impaired Securities.

(a) Unless the Collateral Administrator waives the related purchase option as described in Section 12.1(b), within 60 days after a Collateral Security becomes an Impaired Security, the Trustee shall determine the fair value of the Collateral Security in the following manner. The Trustee shall solicit a minimum of three indicative bids from three nationally recognized independent market makers in such securities or other market participants, the names of which shall be provided to the Trustee by the Collateral Administrator (or to the extent market makers or other market participants are not available, nationally recognized independent dealers in securities comparable to the Impaired Security being sold), which market makers, market participants or dealers are not the Trustee or an Affiliate thereof, the Collateral Administrator or an Affiliate of the Collateral Administrator or the Co-Issuers. The Trustee shall allow at least 10 Business Days from the date of request for the requested parties to submit their indicative bids. All such indicative bids shall be submitted to the Trustee, which shall notify the Collateral Administrator of the highest indicative bid.

If the Trustee is unable to obtain three indicative bids from three nationally recognized independent market makers or other market participants (or to the extent market makers or other market participants are not available, nationally recognized independent dealers) that are not affiliated with the Trustee or an Affiliate of the Trustee, the Collateral Administrator or an Affiliate of the Collateral Administrator or the Co-Issuers, the Trustee shall re-solicit such indicative bids within ten Business Days. If the Trustee is still unable to obtain three such indicative bids, but the Trustee is able to obtain two indicative bids from a nationally recognized independent market maker or other market participant (or to the extent market makers or other market participants are not available, a nationally recognized independent dealer) that is not affiliated with the Trustee or an Affiliate of the Trustee, the Collateral Administrator or an Affiliate of the Collateral Administrator or the Co-Issuers, the foregoing procedures shall be followed on the basis of such two indicative bids. The Trustee shall continue to follow such procedures until it is able to obtain at least two indicative bids.

Upon completion of the foregoing procedures, the fair value of the Impaired Security will be deemed to equal the greater of (i) the amount of the highest indicative bid and (ii) an amount equal to the product of (x) the Principal Balance of such Impaired Security and (y) the purchase price percentage of such Impaired Security as set forth in the following table:

Rating of Impaired Security as of the Closing Date	Purchase Price Percentage

“BB+” or “Ba1”	30%

“BB” or “Ba2”	30%

“BB-” or “Ba3”	30%

“B+” or “B1”	15%

“B” or “Ba2”	15%

“B-” or “B3”	15%

“CCC” or “Caa”	8%

Not rated	4%

(b) Provided that no Event of Default has occurred and is continuing and subject to the satisfaction of the conditions specified in Section 10.8, as applicable, and this Section 12.1, the Collateral Administrator shall have an assignable option (a “Purchase Option”) to purchase any Impaired Security at a price (the “Option Price”) equal to (i) the unpaid principal amount thereof plus accrued and unpaid interest thereon, if the Trustee has not yet determined the fair value of the Impaired Security, or (ii) the fair value of the Impaired Security as determined by the Trustee, if the Trustee has made such fair value determination, provided, however, that the Collateral Administrator shall not have a Purchase Option to purchase any Impaired Security if following such purchase, (i) the aggregate Principal Balance of the Collateral Securities, which were purchased by the Collateral Administrator, or its assignee, and which had a rating as of the Closing Date of “Ba3”, “Ba2,” or “Ba1,” or its equivalent, would exceed 50% of the aggregate Principal Balance of such Collateral Securities as of the Reference Date, or (ii) the aggregate Principal Balance of the

Collateral Securities, which were purchased by the Collateral Administrator, or its assignee, and which had a rating as of the Closing Date of “B2,” or “B1,”or its equivalent, would exceed 70% of the aggregate Principal Balance of such Collateral Securities as of the Reference Date. The Trustee, at the direction of the Collateral Administrator, shall redetermine the fair value of such Impaired Security if there has been a material change in circumstances or the Trustee has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 30 days). The Collateral Administrator may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Impaired Security to any party at any time after the related Collateral Security becomes an Impaired Security. The Collateral Administrator shall notify the Trustee of such transfer and such notice shall include the transferee’s name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. In addition, at any time after a Collateral Security becomes an Impaired Security, the Collateral Administrator, by written notice to the Issuer and the Trustee, may irrevocably waive its right to exercise its Purchase Option with respect to such Impaired Security,provided, however, that if the related Collateral Security subsequently becomes an Impaired Security based on a different or additional event within the definition of“Impaired Security”, such as a further downgrade of such Collateral Security or the Principal Balance of such Collateral Security, the Collateral Administrator shall have an assignable Purchase Option with respect to such Impaired Security, without regard to the prior waiver. If not exercised earlier, the Purchase Option with respect to any Impaired Security will automatically terminate (i) once the related Collateral Security is no longer an Impaired Security; provided, however, that if such Collateral Security subsequently becomes an Impaired Security, the related Purchase Option shall again be exercisable after a new fair value calculation is made pursuant to clause (a) above or (ii) upon a repurchase of an Impaired Security by the Sponsor due to the Sponsor’s breach of a representation or warranty in the Seller Transfer Agreement with respect to such Impaired Security.

(c) Upon receipt of notice from the Issuer indicating that a Collateral Security has become an Impaired Security, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase Option may exercise the Purchase Option by providing the Trustee written notice thereof (the “Purchase Option Notice”), in the form of Exhibit G, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Collateral Security and shall specify a Cash exercise price at least equal to the Option Price. The exercise of any Purchase Option pursuant to this clause (c) shall be irrevocable.

(d) Any sale of an Impaired Security pursuant to a Purchase Option shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Seller, the Sponsor, the Co-Issuers or the Collateral Administrator. Neither the Trustee nor the Collateral Administrator shall have any liability to the Issuer or any Noteholder with respect to the price at which an Impaired Security is sold if the sale is consummated in accordance with the terms of this Indenture.

(e) Upon exercise of a Purchase Option, the holder of such Purchase Option shall be required to pay the purchase price specified in its Purchase Option Notice to the Trustee within 10 Business Days of exercising its Purchase Option. The proceeds of any sale of an Impaired Security, after deduction of the reasonable and customary expenses of such sale incurred in connection therewith, shall be deposited by the Trustee within one Business Day of receipt in the Collection Account.

(f) In addition to any certificate required pursuant to Article 10 of this Indenture, upon the sale of an Impaired Security, the Collateral Administrator and the Trustee shall certify that such sale is in compliance with and satisfies all conditions set forth in this Section 12.1.

(g) All transactions effected pursuant to this Section 12.1 shall be conducted on an arm’s length basis and, if effected with a Person Affiliated with the Collateral Administrator, the Issuer or the Trustee, shall be effected on terms as favorable to the Noteholders as would be the case if such Person were not so Affiliated, as certified by the Collateral Administrator.

Section 12.2 Hedge Agreement Provisions; Defaulted Hedge Agreements.

(a) On the Closing Date, the Issuer shall enter into one or more Hedge Agreements, each in form satisfactory to the Rating Agencies. The Issuer may, from time to time, subject to the remainder of this Section 12.2, (i) amend or modify such Hedge Agreements, subject to approval by the Rating Agencies or (ii) enter into one or more replacement Hedge Agreements in the event that any Hedge Agreement is terminated due to any “Termination Event” or “Event of Default” (each as defined in the Hedge Agreement) prior to its scheduled expiration; provided, however, that the Rating Condition is met.

(b) In the event of any early termination of a Hedge Agreement (1) any termination payment paid by the Hedge Counterparty to the Issuer (“Hedge Termination Receipts”) will be remitted to a single, segregated account held in the United States in the name of the Trustee (the “Hedge Termination Receipts Account”) for the benefit of the holders of the Notes under the Indenture and (ii) any Hedge Replacement Proceeds received from a replacement counterparty will be remitted directly to the Hedge Counterparty; provided, that any such remittance to the Hedge Counterparty shall not exceed the amounts, if any, owed to the Hedge Counterparty under the Hedge Agreement.

(c) Subject to satisfaction of the Rating Condition, the Collateral Administrator will use reasonable efforts to cause the Issuer, promptly following the early termination of the Hedge Agreement due to an “Event of Default” or “Termination Event” (each as defined in the Hedge Agreement) and to the extent possible through application of funds available in the Hedge Termination Receipts Account or otherwise, to enter into a replacement Hedge Agreement (a “Replacement Hedge”).

(d) To the extent that the funds available in the Hedge Termination Receipts Account exceed the costs of entering into a Replacement Hedge, the amounts in the Hedge Termination Receipts Account shall become part of Principal Proceeds and be distributed in accordance with the Priority of Payments on the next following Payment Date.

(e) To the extent not fully paid from Hedge Replacement Proceeds, any termination payment owed by the Issuer to the Hedge Counterparty pursuant to the Hedge Agreement shall be payable to the Hedge Counterparty on each following Payment Date until paid in full in accordance with the Priority of Payments. To the extent that the Hedge Replacement Proceeds exceed any such termination payments (or if there are no termination payments), the Hedge Replacement Proceeds shall become part of Principal Proceeds and be distributed in accordance with the Priority of Payments on the next following Payment Date.

(f) The Hedge Agreement provides that if at any time, with respect to the Hedge Counterparty, the ratings of the Hedge Counterparty or the Hedge Counterparty’s credit support provider, whichever is higher, (x) cease to satisfy the Collateralization Rating but still satisfy the Minimum Hedge Counterparty Rating, then the Hedge Counterparty shall (within the time period specified in the Hedge Agreement and at its own cost or benefit) (i) post collateral pursuant to the terms of the Hedge Agreement, (ii) subject to the Rating Condition being satisfied, transfer all of its rights and obligations under the Hedge Agreement to another counterparty pursuant to the terms of the Hedge Agreement or (iii) subject to the Rating Condition being satisfied, obtain an absolute and unconditional guarantee, credit intermediation arrangement, letter of credit or other additional credit support or collateral reasonably acceptable to each Rating Agency or (y) cease to satisfy the Minimum Hedge Counterparty Rating, then the Hedge Counterparty shall (within 30 days and at its own cost or benefit) (i) subject to the Rating Condition being satisfied, transfer all of its rights and obligations under the Hedge Agreement to another counterparty that satisfies the Minimum Hedge Counterparty Rating pursuant to the terms of the Hedge Agreement or (ii) subject to the Rating Condition being satisfied, obtain an absolute and unconditional guarantee, credit intermediation arrangement, letter of credit or other additional credit support or collateral reasonably acceptable to each Rating Agency. If the Hedge Counterparty fails to comply with clauses (x)(ii), (x)(iii), (y)(i) or (y)(ii) above, on the 30th day after the Hedge Counterparty or its credit support provider ceases to satisfy the Collateralization Rating or the Minimum Hedge Counterparty Rating, as applicable, the Hedge Counterparty shall post collateral in an amount that is equal to the greater of (A) the Hedge Receipt Amount with respect to the next Payment Date; (B) the mark-to-market value of the Hedge Agreement; or (C) 1% of the outstanding notional amount of the Hedge Agreement. After posting such collateral, the Hedge Counterparty shall continue to actively seek to comply with clause (x)(ii), (x)(iii), (y)(i) or (y)(ii) above. In addition, if the Hedge Counterparty fails to comply with clauses (y)(i) or (y)(ii) above, the Hedge Counterparty may be required to post additional collateral, in an amount agreed upon by the Rating Agencies. Any posting of collateral by the Hedge Counterparty will be subject to a credit support annex acceptable to the Rating Agencies at the time of such posting. The Collateral Administrator shall, consistent with the standard of conduct set forth in the Collateral Administration Agreement, monitor the ratings of the Hedge Counterparty and the credit support provider of the Hedge Counterparty and, if such ratings fall below the Collateralization Rating or the Minimum Hedge Counterparty Rating, the Collateral Administrator shall promptly notify the Trustee, and the Trustee shall enforce the rights of the Issuer under the Hedge Agreement against the Hedge Counterparty.

(g) (i) Subject to satisfaction of the Rating Condition, the Trustee, at the direction of the Collateral Administrator, shall exercise its right to reduce the notional amount of the Hedge Agreements if (A) any of the Class C Coverage Tests is not satisfied on a Payment Date and the Swap Hedge Agreement is “Out-of-the-Money,” as determined pursuant to clause (ii) below, or (B) the aggregate notional amount of the Hedge Agreements exceeds the aggregate Note Balance of the Floating Rate Notes. In the case of clause (A), the Trustee shall give notice to the Hedge Counterparty, no less than 5 Business Days prior to the Payment Date following the Payment Date on which such Coverage Test had not been satisfied, that the Cancellation Factor (as defined in the Swap Hedge Agreement) shall be designated as “1.” In the case of clause (B), the Trustee, at the direction of the Collateral Administrator, shall reduce the notional amount of the Hedge Agreement (1) if such reduction would otherwise require payment to be made by the Issuer as the “Out-of-the-Money Party” to the Hedge Counterparty as the “In-the-Money-Party” (each, as defined in the Hedge Agreement), by increasing the Cancellation Factor of the Swap Hedge Agreement, to the extent necessary, and then, if necessary, by causing a partial termination of the Swap Hedge Agreement, or (2) if such reduction would not otherwise require payment to be made by the Issuer as the “Out-of-the-Money Party” to the Hedge Counterparty as the “In-the-Money-Party” (each, as defined in the Hedge Agreement), by exercising its right to cause a partial termination of the Swap Hedge Agreement without increasing the Cancellation Factor.

(ii) The Collateral Administrator shall determine whether the Swap Hedge Agreement is “Out-of-the-Money” for the purpose of clause (A) above in the following manner. No less than 7 Business Days prior to the Payment Date following the Payment Date on which such Coverage Test had not been satisfied, the Collateral Administrator shall obtain quotes for the fixed rate of a hedge agreement with the following characteristics: (A) the terms of such hedge agreement are similar to the terms of the Swap Hedge Agreement, (B) the notional amount of such hedge agreement is an amount equal to the difference between (x) the Base Notional Amount (as defined in the Swap Hedge Agreement) of the Swap Hedge Agreement for such Payment Date and (y) the Reduced Notional Amount (as defined in the Swap Hedge Agreement) of the Swap Hedge Agreement for such Payment Date and (C) the fixed rate is a rate at which the present value of the future cash flows of such hedge agreement will be equal to zero. The Collateral Administrator shall obtain quotes from three nationally recognized swap dealers, which nationally recognized swap dealers are not the Trustee or an Affiliate thereof, the Collateral Administrator or an Affiliate of the Collateral Administrator or the Co-Issuers. If the Collateral Administrator is unable to obtain three such quotes from three nationally recognized swap dealers that are not affiliated with the Trustee or an Affiliate, the Collateral Administrator or an Affiliate of the Collateral Administrator or the Co-Issuers, but is able to obtain two such quotes, the foregoing procedures shall be followed on the basis of such two quotes. The Swap Hedge Agreement will be considered “Out-of-the Money,” if at least two quotes are more than 100 basis points less than the Fixed Rate (as defined in the Swap Hedge Agreement) of the Swap Hedge Agreement.

Any termination payment owed by the Issuer to the Hedge Counterparty pursuant to the Hedge Agreement shall be payable to the Hedge Counterparty on each following Payment Date until paid in full in accordance with the Priority of Payments.

(h) The Trustee shall not terminate the Hedge Agreement in connection with a Redemption, unless (i) such termination shall occur not more than 5 Business Days before the applicable Redemption Date and (ii) the Trustee has received confirmation that the holders of a majority of the Preferred Shares or the Collateral Administrator, as applicable, or their assignee, will pay the Tax Redemption Price or the Optional Redemption Price, as applicable, on or before the applicable Redemption Date.

Section 12.3 Substitution. Upon discovery by the Collateral Administrator or the Trustee of a breach of any representation or warranty of the Sponsor in the Seller Transfer Agreement with respect to any Collateral Security that materially and adversely affects the value of such Collateral Security or the interests of Noteholders (a “Defect”), such Person shall give prompt notice thereof to the Sponsor, the Seller, the Co-Issuers, the Trustee, the Collateral Administrator and the Rating Agencies, and the Trustee shall enforce the obligations of the Sponsor, under the Seller Transfer Agreement, to either (a) cure such Defect within 90 days of the earlier of its discovery or receipt of notice of such Defect, (b) substitute for such Collateral Security a Replacement Collateral Security within 90 days of the receipt of notice of such Defect, which Replacement Collateral Security, must be accompanied by either (i) a certificate of an Officer of the Sponsor, certifying that the Replacement Collateral Security meets the Replacement Criteria set forth in Section 5 of the Seller Transfer Agreement or (ii) written confirmation from the Rating Agencies that the Rating Condition has been met with respect to such Replacement Collateral Security or (c) if the Sponsor fails to cure such Defect or to provide a Replacement Collateral Security and the applicable document referred to in clause (b) above within such 90-day period (subject to extension for an additional 90 days to the extent permitted by the Seller Transfer Agreement; provided that the Sponsor has delivered to the Trustee (i) a certificate of an officer of the Sponsor certifying that the conditions to such extension set forth in the Seller Transfer Agreement have been met and (ii) written confirmation from each Rating Agency that the Rating Condition has been met with respect to such extension), repurchase such Collateral Security as set forth in the Seller Transfer Agreement. The Trustee has no obligation to conduct any investigation with respect to whether a Collateral Security qualifies as a Replacement Collateral Security and the Trustee may conclusively rely on any Officer’s Certificate delivered to it by the Sponsor with respect to the qualification of a Collateral Security as a Replacement Collateral Security; provided, however, that unless the Rating Condition has been met with respect to a Replacement Collateral Security the Trustee shall verify that the criteria in the Seller Transfer Agreement with respect to (i) principal amount, (ii) interest rate, (iii) rating requirement and (iv) increase in Collateral Securities from any one issuance, are met.

No substitution may be made in any calendar month after the Determination Date for such month. Payments due with respect to Replacement Collateral Securities in the Due Period relating to the Payment Date in the month of substitution shall not be part of the Collateral and will be retained by the Trustee and remitted by the Trustee to the Sponsor on the next succeeding Payment Date. For the Payment Date in the month of substitution, distributions to Noteholders will include the payment due on the related Defective Collateral Security for such Due Period (the “Deleted Security Payment”) and thereafter the Person that owns the Defective Collateral Security shall be entitled to retain all amounts received in respect of such Defective Collateral Security.

The Collateral Administrator shall amend or cause to be amended the Schedule of Collateral Securities to reflect the removal of such Defective Collateral Security and, if applicable, the substitution of the Replacement Collateral Security and upon such amendment the Collateral Administrator shall deliver or cause to be delivered such amended Schedule of Collateral Securities to the Trustee. Upon a substitution, the Replacement Collateral Security shall be subject to the terms of this Indenture in all respects.

The Collateral Administrator shall deposit or shall cause the Sponsor to deposit, if the Deleted Security Payment has not been received by the date of substitution, such Deleted Security Payment, into the Collection Account in the month of substitution, without any reimbursement thereof (provided that if a deposit is made with respect to the Deleted Security Payment and such payment is later received by the Trustee, the Trustee shall remit such payment to the Sponsor).

Section 12.4 Disposition of Collateral Securities to redeem the Class A Notes. If any Class A Notes are outstanding three months prior to the Stated Maturity of such Class and the Trustee determines that such Notes will not be paid in full on or prior to the Stated Maturity of the Class A Notes, the Trustee, with the advice of the Collateral Administrator, shall dispose of the Collateral Securities to the extent necessary to pay the Note Balance of the outstanding Class A Notes plus accrued and unpaid interest thereon (including Default Interest and interest on Default Interest) on the Stated Maturity of such Class. The Collateral Securities shall be disposed of by first selling all or a portion of the highest rated Collateral Securities and then the next highest rated Collateral Securities and so on. To the extent that less than all of the Collateral Securities of a particular rating category are required to be sold, the Collateral Securities of such rating category shall be sold in the order of highest market value (as a percentage of par), determined by obtaining bids for the Collateral Securities in such rating category in the same manner as bids are obtained for the sale of Collateral Securities pursuant to Section 12.1(a) including the solicitation of bids (but not indicative bids).

ARTICLE XIII

NOTEHOLDERS’ RELATIONS

Section 13.1 Subordination.

(a) Anything in this Indenture or the Notes to the contrary notwithstanding, the Co-Issuers and the Holders of the Class B Notes agree for the benefit of the Holders of the Class A Notes that the rights of the Holders of the Class B Notes to payment by the Co-Issuers and in and to the Collateral, including to any payment from the Proceeds of Collateral, shall be subordinate and junior to the Class A Notes, to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1 and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Article V, including, without limitation, as a result of an Event of Default specified in Section 5.1(f) or (g), principal of and interest on, as applicable, the Class A Notes shall be paid in full in Cash before any further payment or distribution is made on account of the Class B Notes. The Holders of the Class B Notes agree, for the benefit of the Holders of the Class A Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Class B Notes or hereunder prior to the date which is one year and one day (or, if longer, the applicable preference period) after the payment in full of principal of and interest on the Class A Notes.

(b) Anything in this Indenture or the Notes to the contrary notwithstanding, the Co-Issuers and the Holders of the Class C-FX Notes and the Class C-FL Notes agree for the benefit of the Holders of the Class A Notes and the Class B Notes that the rights of the Holders of the Class C-FX Notes and the Class C-FL Notes to payment by the Co-Issuers and in and to the Collateral, including any payment from the Proceeds of Collateral, shall be subordinate and junior to the Class A Notes and the Class B Notes, to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1 and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Article V, including, without limitation, as a result of an Event of Default specified in Section 5.1(f) or (g), principal of and interest on, as applicable, the Class A Notes and the Class B Notes shall be paid in full in Cash before any further payment or distribution is made on account of the Class C-FX Notes and the Class C-FL Notes. The Holders of the Class C-FX Notes and the Class C-FL Notes agree, for the benefit of the Holders of the Class A Notes and the Class B Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Class C-FX Notes and the C-FL Notes or hereunder prior to the date which is one year and one day (or, if longer, the applicable preference period) after the payment in full of principal of and interest on the Class A Notes and the Class B Notes.

(c) Anything in this Indenture or the Notes to the contrary notwithstanding, the Co-Issuers and the Holders of the Class D-FX Notes and the Class D-FL Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C-FX Notes and the Class C-FL Notes that the rights of the Holders of the Class D-FX Notes and the Class D-FL Notes to payment by the Co-Issuers and in and to the Collateral, including any payment from the Proceeds of Collateral, shall be subordinate and junior to the Class A Notes, the Class B Notes, the Class C-FX Notes and the Class C-FL Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1 and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Article V, including, without limitation, as a result of an Event of Default specified in Section 5.1(f) or (g), principal of and interest on, as applicable, the Class A Notes, the Class B Notes, the Class C-FX and the Class C-FL Notes shall be paid in full in Cash before any further payment or distribution is made on account of the Class D-FX Notes and the Class D-FL Notes. The Holders of the Class D-FX Notes and the Class D-FL Notes agree, for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C-FX Notes and the Class C-FL Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Class D-FX Notes and the Class D-FL Notes or hereunder prior to the date which is one year and one day (or, if longer, the applicable preference period) after the payment in full of principal of and interest on the Class A Notes, the Class B Notes, the Class C-FX and the Class C-FL Notes.

(d) Anything in this Indenture or the Notes to the contrary notwithstanding, the Co-Issuers and the Holders of the Class E-FX Notes and the Class E-FL Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes and the Class D-FL Notes that the rights of the Holders of the Class E Notes to payment by the Issuer and in and to the Collateral, including any payment from the Proceeds of Collateral, shall be subordinate and junior to the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes and the Class D-FL Notes, to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1 and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Article V, including, without limitation, as a result of an Event of Default specified in Section 5.1(f) or (g), principal of and interest on, as applicable, the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes and the Class D-FL Notes shall be paid in full in Cash before any further payment or distribution is made on account of the Class E-FX Notes and the Class E-FL Notes. The Holders of the Class E-FX Notes and the Class E-FL Notes agree, for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes and the Class D-FL Notes, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class E-FX Notes and the Class E-FL Notes or hereunder prior to the date which is one year and one day (or, if longer, the applicable preference period) after the payment in full of principal of and interest on the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes and the Class D-FL Notes.

(e) Anything in this Indenture or the Notes to the contrary notwithstanding, the Co-Issuers and the Holders of the Class F-FX Notes and the Class F-FL Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes and the Class E-FL Notes that the rights of the Holders of the Class F-FX Notes and the Class F-FL Notes to payment by the Issuer and in and to the Collateral, including any payment from the Proceeds of Collateral, shall be subordinate and junior to the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes and the Class E-FL Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1 and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Article V, including, without limitation, as a result of an Event of Default specified in Section 5.1(f) or (g), principal of and interest on, as applicable, the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes and the Class E-FL Notes shall be paid in full in Cash before any further payment or distribution is made on account of the Class F-FX Notes and the Class F-FL Notes. The Holders of the Class F-FX Notes and the Class F-FL Notes agree, for the benefit of the Holders of the Class A Notes, the Class B Notes, Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes and the Class E-FL Notes, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class F-FX Notes and the Class F-FL Notes or hereunder prior to the date which is one year and one day (or, if longer, the applicable preference period) after the payment in full of principal of and interest on the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes and the Class E-FL Notes.

(f) Anything in this Indenture or the Notes to the contrary notwithstanding, the Co-Issuers and the Holders of the Class G Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes and the Class F-FL Notes that the rights of the Holders of the Class G Notes to payment by the Issuer and in and to the Collateral, including any payment from the Proceeds of Collateral, shall be subordinate and junior to the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes and the Class F-FL Notes, to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1 and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Article V, including, without limitation, as a result of an Event of Default specified in Section 5.1(f) or (g), principal of and interest on, as applicable, the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes and the Class F-FL Notes shall be paid in full in Cash before any further payment or distribution is made on account of the Class G Notes. The Holders of the Class G Notes agree, for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes and the Class F-FL Notes, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class G Notes or hereunder prior to the date which is one year and one day (or, if longer, the applicable preference period) after the payment in full of principal of and interest on the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes and the Class F-FL Notes.

(g) Anything in this Indenture or the Notes to the contrary notwithstanding, the Co-Issuers and the Holders of the Class H Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes and the Class G Notes that the rights of the Holders of the Class H Notes to payment by the Issuer and in and to the Collateral, including any payment from the Proceeds of Collateral, shall be subordinate and junior to the Class A Notes, the Class B

Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes and the Class G Notes, to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1 and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Article V, including, without limitation, as a result of an Event of Default specified in Section 5.1(f) or (g), principal of and interest on, as applicable, the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes and the Class G Notes shall be paid in full in Cash before any further payment or distribution is made on account of the Class H Notes. The Holders of the Class H Notes agree, for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes and the Class G Notes, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class H Notes or hereunder prior to the date which is one year and one day (or, if longer, the applicable preference period) after the payment in full of principal of and interest on the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes and the Class G Notes.

(h) Anything in this Indenture or the Notes to the contrary notwithstanding, the Co-Issuers and the Holders of the Class J Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes, the Class G Notes and the Class H Notes that the rights of the Holders of the Class J Notes to payment by the Issuer and in and to the Collateral, including any payment from the Proceeds of Collateral, shall be subordinate and junior to the Class A Notes, the Class B Notes, Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes, the Class G Notes and the Class H Notes, to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1 and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Article V, including, without limitation, as a result of an Event of Default specified in Section 5.1(f) or (g), principal of and interest on, as applicable, the Class A Notes, the Class B Notes, Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes, the Class G Notes and the Class H Notes shall be paid in full in Cash before any further payment or distribution is made on account of the Class J Notes. The Holders of the Class J Notes agree, for the benefit of the Holders of the Class A Notes, the Class B Notes, Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes, the Class G Notes and the Class H Notes, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class J Notes or hereunder prior to the date which is one year and one day (or, if longer, the applicable preference period) after the payment in full of principal of and interest on the Class A Notes, the Class B Notes, Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes, the Class G Notes and the Class H Notes.

(i) In the event that notwithstanding the provisions of this Indenture, any Holder of any Subordinate Interests shall have received any payment or distribution in respect of such Subordinate Interests contrary to the provisions of this Indenture, then, unless and until (r) the Class A Notes, (s) the Class B Notes, (t) the Class C-FX Notes and the Class C-FL Notes, (u) the Class D-FX Notes and the Class D-FL Notes, (v) the Class E-FX Notes and the Class E-FL Notes, (w) the Class F-FX Notes and the Class F-FL Notes, (x) the Class G Notes, (y) the Class H Notes and (z) the Class J Notes, as the case may be, shall have been paid in full in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of Class A Notes, the Class B Notes, the Class C-FX Notes, the Class C-FL Notes, the Class D-FX Notes, the Class D-FL Notes, the Class E-FX Notes, the Class E-FL Notes, the Class F-FX Notes, the Class F-FL Notes, the Class G Notes, the Class H Notes and the Class J Notes, as the case may be, in accordance with this Indenture; provided, however, that, if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Collateral and subject in all respects to the provisions of this Indenture, including this Section 13.1.

(j) The Issuer agrees with all Holders of Class A Notes, Class B Notes, Class C-FX Notes, Class C-FL Notes, Class D-FX Notes, Class D-FL Notes, Class E-FX Notes, Class E-FL Notes, Class F-FX Notes, Class F-FL Notes, Class G Notes, Class H Notes and Class J Notes that the Issuer shall not demand, accept, or receive any payment or distribution in respect of such Subordinate Interests in violation of the provisions of this Indenture including this Section 13.1. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of Subordinate Interests.

Section 13.2 Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, subject to the terms and conditions of this Indenture, including, without limitation, Section 5.9, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Co-Issuers, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

Section 13.3 Right to List of Holders.

Any Noteholder shall have the right, upon five (5) Business Days’ prior written notice to the Trustee to obtain a complete list of Noteholders. To the extent that any Senior Noteholder is requesting a list of the beneficial owners of a Global Note, the requesting party shall pay the cost of compiling such a list. In addition, any beneficial owner that has provided a Beneficial Ownership Certification shall have the right to request the Trustee to send a notice on behalf of such beneficial owner to all other beneficial owners of Notes by means of the regular procedures of the Clearing Agency for notices and voting.

Section 13.4 Beneficial Ownership Certifications.

To the extent that under the terms of this Indenture, it is necessary to determine whether any person is a beneficial owner of Notes, the Trustee shall make such determination based on a certificate of such person in the form attached hereto as Exhibit E which shall be addressed to the Trustee, and shall specify, in reasonable detail satisfactory to the Trustee, such person’s name and address, the Class and Outstanding Note Balance of the Note beneficially owned, and any intermediaries through which such person’s interest in such Note is held (any such certification, other than one which the Trustee shall refuse to recognize pursuant to the following procedures, a “Beneficial Ownership Certification”); provided, however, that the Trustee shall not knowingly recognize such person as a Beneficial Owner if such Person, to the actual knowledge of an Authorized Officer, acquired its interest in a Note in violation of the transfer restrictions herein, or if such Person’s certification that it is a Beneficial Owner is in direct conflict with information obtained by the Trustee from the Clearing Agency or any Clearing Agency Participant with respect to the identity of a Beneficial Owner; provided, further, that the Trustee shall be under no obligation to verify the information provided in such Beneficial Ownership Certification or investigate any statements made therein. The Trustee may conclusively rely on such Beneficial Ownership Certification.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of an Authorized Officer of the Issuer or the Co-Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer or the Co-Issuer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, the Issuer, the Co-Issuer, the Collateral Administrator or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Collateral Administrator or such other Person, unless such Authorized Officer of the Issuer or the Co-Issuer or such counsel knows that the certificate or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Authorized Officer of the Issuer or the Co-Issuer, stating that the information with respect to such matters is in the possession of the Issuer or the Co-Issuer, unless such counsel knows that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer or the Co-Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s or the Co-Issuer’s rights to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

Section 14.2 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders, in person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee (which instrument or instruments may be delivered through the Preferred Shares Paying Agent, in the case of the Holders of the Preferred Shares), and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders, signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Co-Issuers, if made in the manner provided in this Section 14.2.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c) The principal amount and registered numbers of Notes held by any Person, and the date of his holding the same, shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes, shall bind the Holder (and any transferee thereof) of such Note and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, or the Co-Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

Section 14.3 Notices. Except as otherwise expressly provided herein, any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with any of the parties indicated below shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by telecopy in legible form at the following addresses:

(a) to the Trustee at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, telecopy no. (312) 904-0524, Attention: CDO Trust Services Group LNR CDO 2003-1 Ltd., or at any other address previously furnished in writing by the Trustee;

(b) to the Issuer at LNR CDO 2003-1Ltd., P.O. Box 1093 GT, Queensgate House, South Church Street, George Town, Grand Cayman, Cayman Islands, telecopy no. (345) 945-7100, Attention: The Directors, or at any other address previously furnished in writing by the Issuer, with a copy to Maples and Calder, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies, Attention: Mark Rawlins, telecopy no. (345) 949-8080;

(c) to the Co-Issuer at LNR CDO 2003-1 Corporation, 1209 Orange Street, Wilmington, Delaware 19801, Attention: Administrator, or at any other address previously furnished in writing by the Co-Issuer;

(d) to the Collateral Administrator at Lennar Partners, Inc., 1601 Washington Avenue, Miami Beach, Florida 33139, telecopy no. (305) 695-5601, Attention: Randolph Wolpert, or at any other address previously furnished in writing by the Collateral Administrator;

(e) to Moody’s at Moody’s Investors Service, 99 Church Street, New York, New York 10007, telecopy No. (212) 553-1350, Attention: Structured Finance Group, CMBS Surveillance-LNR CDO 2003-1 Ltd., or at any other address previously furnished in writing by Moody’s;

(f) to S&P at Standard & Poor’s Ratings Services, a division of The Mc Graw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10041-0003, telephone No. 212-438-2506, by facsimile No. 212-438-2664 and email: CDO_surveillance@standardandpoors.com, Attention: Structured Finance Ratings, Asset-Backed Securities CBO/CLO Surveillance, or at any other address previously furnished in writing by S&P;

(g) to Fitch at Fitch Ratings, One State Street Plaza, New York, New York 10004, telecopy No. (212) 635-0294 (with confirmation of receipt thereof), Attention: Commercial Mortgage Surveillance, or at any other address previously furnished in writing by Fitch;

(h) any Hedge Counterparty at the address previously furnished in writing to the Issuer or the Trustee by such Hedge Counterparty.

Section 14.4 Notices to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Notes or the Preferred Shares Paying Agent (for delivery to the Holders of the Preferred Shares) of any event,

(a) such notice shall be sufficiently given to Holders of Notes or the Preferred Shares Paying Agent if in writing and mailed, first-class postage prepaid, to each Holder of a Note and the Preferred Shares Paying Agent affected by such event, at the address of such Holder as it appears in the Note Register or at the address of the Preferred Shares Paying Agent supplied by the Preferred Shares Paying Agent to the Trustee, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(b) such notice shall be in the English language.

Such notices will be deemed to have been given on the date of such mailing.

The Trustee will deliver to the Holders of the Notes any information or notice requested to be so delivered by at least 25% of the Holders of any Class of Notes and will deliver to the Preferred Shares Paying Agent any information or notice which the Preferred Shares Paying Agent certifies was requested to be so delivered by at least 25% of the Holders of the Preferred Shares.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Note or the Preferred Shares Paying Agent shall affect the sufficiency of such notice with respect to other Holders of Notes, or Preferred Shares. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Notes or the Preferred Shares Paying Agent as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders or the Preferred Shares Paying Agent for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Noteholders or the Preferred Shares Paying Agent shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

If and so long as any of the Senior Notes are listed on the Irish Stock Exchange and the rules of such Exchange shall so require, notices to the Holders of the listed Senior Notes shall also be published in the Irish Stock Exchange Daily Official List.

Section 14.5 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6 Successors and Assigns. All covenants and agreements in this Indenture by the Co-Issuers shall bind their respective successors and assigns, whether so expressed or not.

Section 14.7 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.8 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person (other than the Collateral Administrator, who shall be an express third party beneficiary hereof, and the Hedge Counterparty, Trepp, LLC and the Preferred Shares Paying Agent and the Holders of the Preferred Shares, who shall be express third party beneficiaries of this Indenture), other than the parties hereto and their successors hereunder, and the Noteholders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9 GOVERNING LAW. THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 14.10 SUBMISSION TO JURISDICTION. THE CO-ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE NOTES OR THIS INDENTURE, AND THE CO-ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH FEDERAL OR NEW YORK STATE COURT. THE CO-ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT THEY MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE CO-ISSUERS AND THE TRUSTEE IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO IT AT THE OFFICE OF THE CO-ISSUERS’ AGENT SET FORTH IN SECTION 7.4. THE CO-ISSUERS AND THE TRUSTEE AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 14.11 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 14.12 WAIVER OF JURY TRIAL. THE TRUSTEE, THE NOTEHOLDERS AND THE CO-ISSUERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS INDENTURE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH OF THE CO-ISSUERS, THE TRUSTEE, AND THE NOTEHOLDERS ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS INDENTURE.

Section 14.13 Legal Holiday. In the event that the date of any Payment Date or Redemption Date shall not be a Business Day, then notwithstanding any other provision of the Notes or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date or Redemption Date, as the case may be, and, other than with respect to any Interest Accrual Period for a Class of Notes ending on the Stated Maturity of such Class of Notes, no interest shall accrue on such payment for the period from and after any such nominal date; provided, that in the case of the Floating Rate Notes only, interest shall accrue from and including the immediately preceding Payment Date to but excluding the following Payment Date.

Section 14.14 Liability of Co-Issuers. Notwithstanding any other terms of this Indenture, the Notes or any other agreement entered into between, inter alia, the Co-Issuers or otherwise, neither of the Co-Issuers shall have any liability whatsoever to the other of the Co-Issuers under this Indenture, the Notes, any such agreement or otherwise and, without prejudice to the generality of the foregoing, neither of the Co-Issuers shall be entitled to take any to enforce, or bring any action or proceeding, in respect of this Indenture, the Notes, any such agreement or otherwise against the other of the Co-Issuers. In particular, of the Co-Issuers shall be entitled to petition or take any other steps for the winding up or bankruptcy of the other of the Co-Issuers or shall have any claim in respect of any assets of the other Co-Issuers.

ARTICLE XV

ASSIGNMENT OF COLLATERAL ADMINISTRATION AGREEMENT

Section 15.1 Assignment of Collateral Administration Agreement.

(a) The Issuer, in furtherance of the covenants of this Indenture and as security for the Secured Obligations and the performance and observance of the provisions hereof, hereby assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Secured Parties, all of the Issuer’s estate, right, title and interest in, to and under the Collateral Administration Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Administrator thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, the Trustee hereby grants the Issuer a license to exercise all of the Issuer’s rights pursuant to the Collateral Administration Agreement without notice to or the consent of the Trustee (except as otherwise expressly required by this Indenture, including as set forth in paragraph (f) of this Section 15.1), which license shall be and is hereby deemed to be automatically revoked upon the occurrence of an Event of Default hereunder until such time, if any, as such Event of Default is cured or waived.

(b) The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in anyway impair or diminish the obligations of the Issuer under the provisions of the Collateral Administration Agreement, nor shall any of the obligations contained in the Collateral Administration Agreement be imposed on the Trustee.

(c) Upon the retirement of the Notes and the release of the Collateral from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Collateral Administration Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d) The Issuer represents that the Issuer has not executed any other assignment of the Collateral Administration Agreement.

(e) The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may specify.

(f) The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Administrator in the Collateral Administration Agreement, to the following:

(i) The Collateral Administrator consents to the provisions of this assignment and agrees to perform any provisions of this Indenture applicable to the Collateral Administrator subject to the terms of the Collateral Administration Agreement.

(ii) The Collateral Administrator acknowledges that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Administration Agreement to the Trustee as collateral for the benefit of the Secured Parties.

(iii) The Collateral Administrator shall deliver to the Trustee duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the Collateral Administration Agreement.

(iv) Except as contemplated under the Collateral Administration Agreement, neither the Issuer nor the Collateral Administrator will enter into any agreement amending, modifying or terminating the Collateral Administration Agreement (other than in respect of an amendment or modification of the type that may be made to this Indenture without the consent of the Holders of Notes, the Hedge Counterparty, or as required by or to comply with law), notifying each of the Rating Agencies and without the prior written confirmation of each of the Rating Agencies that such amendment, modification or termination will not cause the rating of any Class of Notes to be immediately reduced and without complying with the applicable provisions of the Collateral Administration Agreement. Except as contemplated under the Collateral Administration Agreement, and subject to the satisfaction of the Rating Condition, neither the Issuer nor the Collateral Administrator will enter into any agreement amending, modifying or terminating the Collateral Administration Agreement in respect of an amendment or modification of the type that may not be made to this Indenture without consent of the Holders of Notes or the Hedge Counterparty without obtaining the consent of the requisite number of each Class of Notes that would be required of an amendment or modification of such type if it were made to the Indenture and the consent of the Hedge Counterparty.

(v) Except as otherwise set forth herein and therein, the Collateral Administrator shall continue to serve as Collateral Administrator under the Collateral Administration Agreement notwithstanding that the Collateral Administrator shall not have received amounts due it under the Collateral Administration Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments. The Collateral Administrator agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment of the Collateral Administration Fee, or other amounts payable by the Issuer to the Collateral Administrator under the Collateral Administration Agreement prior to the date which is one year and one day (or, if longer, the applicable preference period) after the payment in full of all Notes issued under this Indenture; provided, however, that nothing in this clause shall preclude, or be deemed to estop, the Collateral Administrator (A) from taking any action not inconsistent with the foregoing prior to the expiration of the aforementioned one year and one day period in (x) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer, as the case may be, or (y) any involuntary insolvency proceeding filed or commenced against the Issuer or the Co-Issuer, as the case may be, by a Person other than the Collateral Administrator or its Affiliates, or (B) from commencing against the Issuer or the Co-Issuer or any properties of the Issuer or the Co-Issuer any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(vi) The Collateral Administrator irrevocably submits to the non-exclusive jurisdiction of any federal or New York state court sitting in the Borough of Manhattan in The City of New York in any action or Proceeding arising out of or relating to the Notes or this Indenture, and the Collateral Administrator irrevocably agrees that all claims in respect of such action or Proceeding may be heard and determined in such federal or New York state court. The Collateral Administrator irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or Proceeding. The Collateral Administrator irrevocably consents to the service of any and all process in any action or Proceeding by the mailing or delivery of copies of such process to it at the office of the Collateral Administrator set forth in Section 14.3. The Collateral Administrator agrees that a final judgment in any such action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

IN WITNESS WHEREOF, we have set our hands as of the date first written above.

LNR CDO 2003-1 LTD.,
as Issuer

By:	/s/ Jeffrey P. Krasnoff
Name:	Jeffrey P. Krasnoff
Title:	Director

LNR CDO 2003-1 CORPORATION,
as Co-Issuer

By:	/s/ Jeffrey P. Krasnoff
Name:	Jeffrey P. Krasnoff
Title:	President

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Koren Sumser
Name:	Koren Sumser
Title:	Vice President

SCHEDULE A

Collateral Securities as of the Closing Date

SCHEDULE B

LIBOR Formula

The London interbank offered rate (“LIBOR”) shall be determined by the Calculation Agent in accordance with the following provisions:

(1) On the second London Business Day prior to the commencement of an Interest Accrual Period (each such day, a “LIBOR Determination Date”), LIBOR shall equal the rate, as obtained by the Calculation Agent (from “Bloomberg Financial Markets Commodities News”), for one month U.S. dollar deposits in Europe which appears on Telerate Page 3750 (as defined in the International Swaps and Derivatives Association, Inc. 2000 Definitions) or such other page as may replace Telerate Page 3750 as of 11:00 a.m. (London time) on such LIBOR Determination Date; provided that the Note Rate for the Interest Accrual Period relating to the Payment Date in August 2003 for the Floating Rate Notes is based on an interpolation between one- and two- month LIBOR. “London Business Day” means any day on which commercial banks in London, England and New York, New York are open for business (including dealings in deposits in Dollars).

(2) If, on any LIBOR Determination Date, such rate does not appear on Telerate Page 3750, the Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks (as defined below) to leading banks in the London interbank market for one-month U.S. Dollar deposits in Europe by reference to requests for quotations made by the Calculation Agent to the Reference Banks as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date. If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations. If, on any LIBOR Determination Date, only one or none of the Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in the City of New York selected by the Calculation Agent (after consultation with the Collateral Administrator) are quoting on the relevant LIBOR Determination Date for such one-month U.S. Dollar deposits in Europe; provided, however, that if the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR shall be determined in accordance with the fallback method for determining LIBOR established by the International Swap Dealers Association (“IDA.”); and provided further if IDA. has not established a fallback for the determination of LIBOR, LIBOR shall be LIBOR as determined on the previous LIBOR Determination Date. As used herein, “Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Collateral Administrator).

All percentages resulting from any calculations of LIBOR will be rounded, if necessary, to the nearest 1/100,000 of 1% and all U.S. Dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

SCHEDULE C

                                                     Rated Collateral Securities

SCHEDULE D

RATING AGENCY RECOVERY RATES

“S&P Recovery Rate” means, with respect to any Collateral Security and any Class of Notes on any Payment Date, an amount equal to the percentage for such Collateral Security set forth in the S&P’s Recovery Rate Matrix below in (x) the applicable table and (y) the row in such table opposite the S&P Rating of such Collateral Security on the related Determination Date (or, in the case of a Defaulted Security, the S&P Rating at the time of default) in the column whose heading lists the rating of such Class of Notes then outstanding; provided that, if the timely payment of principal of and interest on such Collateral Security is guaranteed by a corporate guarantor, such amount shall be the lesser of an amount equal to the percentage for such Collateral Security set forth in the S&P’s Recovery Rate Matrix and 37%.

S&P’s Recovery Rate Matrix

A. If the Collateral Security is the senior-most tranche of securities issued by the issuer of such Collateral Security the recovery rate is as follows:

S&P Rating	Recovery Rate
	AAA	AA	A	BBB	BB	B	CCC
“AAA”	80.0%	85.0%	90.0%	90.0%	90.0%	90.0%	90.0%
“AA-”, “AA” or “AA+”	70.0%	75.0%	85.0%	90.0%	90.0%	90.0%	90.0%
“A-”, “A” or “A+”	60.0%	65.0%	75.0%	85.0%	90.0%	90.0%	90.0%
“BBB-”, “BBB” or “BBB+”	50.0%	55.0%	65.0%	75.0%	85.0%	85.0%	85.0%

In the event the most senior tranche of securities issued by the issuer of a Collateral Security is rated below investment grade, S&P will assign recovery rates on a case-by-case basis.

B. If the Collateral Security is not the senior-most tranche of securities issued by the issuer of such Collateral Security the recovery rate is as follows:

S&P Rating	Recovery Rate
	AAA	AA	A	BBB	BB	B	CCC
“AA-”, “AA” or “AA+”	55.0%	65.0%	75.0%	80.0%	80.0%	80.0%	80.0%
“A-”, “A” or “A+”	40.0%	45.0%	55.0%	65.0%	80.0%	80.0%	80.0%
“BBB-”, “BBB” or “BBB+”	30.0%	35.0%	40.0%	45.0%	50.0%	60.0%	70.0%
“BB-”, “BB” or “BB+”	10.0%	10.0%	10.0%	25.0%	35.0%	40.0%	50.0%
“B-”, “B” or “B+”	2.5%	5.0%	5.0%	10.0%	10.0%	20.0%	25.0%
“CCC+” and below	0.0%	0.0%	0.0%	0.0%	2.5%	5.0%	5.0%

“Fitch Recovery Rate” means, with respect to any Collateral Security on any Payment Date, an amount equal to the percentage for such Collateral Security set forth in the Fitch Recovery Rate Matrix below in (x) the applicable table and (y) the row in such table opposite the Fitch Rating of such Collateral Security on the related Determination Date.

Fitch Recovery Rate Matrix

	Liability rating 2 or more categories greater than collateral rating	“greater”	“equal to or less than”
ABS - Most Senior Investment Grade tranche	60%	60%	60%
ABS - All other Investment Grade tranche	20%	30%	40%
ABS - non- Investment Grade tranche	0%	5%	10%

“Moody’s Recovery Rate” means, with respect to any Collateral Security on any Payment Date, an amount equal to (i) 100% minus (ii) the percentage for such Collateral Security set forth in the Moody’s Loss Scenario Matrix below in (x) the column in such table setting forth the Moody’s Rating of such Collateral Security on the related Determination Date and (y) the row in such table opposite the percentage of the issue of which such Collateral Security is a part relative to the total capitalization of (including both debt and equity securities issued by) the relevant issuer of or obligor on such Collateral Security determined on the date on which such Collateral Security was originally issued, provided that, if the timely payment of principal of and interest on such Collateral Security is guaranteed by another Person, such amount shall be 30%.

Moody’s Loss Scenario Matrix

Percentage of Total Capitalization	Moody’s Rating
	Aaa	Aa	A	Baa	Ba	B
Greater than 70%	15%	20%	35%	45%	55%	70%
Less than or equal to 70%, but greater than 10%	25%	30%	45%	55%	65%	75%
Less than or equal to 10%, but greater than 5%	35%	45%	55%	65%	75%	85%
Less than or equal to 5%, but greater than 2%	45%	55%	65%	70%	80%	90%
Less than or equal to 2%	55%	65%	75%	80%	90%	95%

“S&P CDO Monitor Test” means a test that will be satisfied if, after giving effect to the grant of all Additional Collateral Securities, the Class A Loss Differential, the Class B Loss Differential, the Class C Loss Differential, the Class D Loss Differential, the Class E Loss Differential and the Class F Loss Differential of the Portfolio is greater than or equal to zero.

“Class A Loss Differential” is, at any time, the rate calculated by subtracting the Class A Scenario Loss Rate from the Class A Break-Even Loss Rate at such time. The “Class A Scenario Loss Rate” is, at any time, an estimate of the cumulative default rate for the Portfolio consistent with the then-current rating of the Class A Notes by S&P, determined by application of the S&P CDO Monitor at such time. The “Class A Break-Even Loss Rate” is, at any time, the maximum percentage of defaults that the Portfolio can sustain, as determined through application of the S&P CDO Monitor which after giving effect to S&P’s assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the timely payment of interest and ultimate principal of the Class A Notes.

“Class B Loss Differential” is, at any time, the rate calculated by subtracting the Class B Scenario Loss Rate from the Class B Break-Even Loss Rate at such time. The “Class B Scenario Loss Rate” is, at any time, an estimate of the cumulative default rate for the Portfolio consistent with the then-current rating of the Class B Notes by S&P, determined by application of the S&P CDO Monitor at such time. The “Class B Break-Even Loss Rate” is, at any time, the maximum percentage of defaults that the Portfolio can sustain, as determined through application of the S&P CDO Monitor, which after giving effect to S&P’s assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the timely payment of interest and ultimate principal of the Class B Notes.

“Class C Loss Differential” is, at any time, the rate calculated by subtracting the Class C Scenario Loss Rate from the Class C Break-Even Loss Rate at such time. The “Class C Scenario Loss Rate” is, at any time, an estimate of the cumulative default rate for the Portfolio consistent with the then-current rating of the Class C-FX Notes and the Class C-FL Notes by S&P, determined by application of the S&P CDO Monitor at such time. The “Class C Break-Even Loss Rate” is, at any time, the maximum percentage of defaults that the Portfolio can sustain, as determined through application of the S&P CDO Monitor, which after giving effect to S&P’s assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the ultimate payment of interest and ultimate payment of principal of the Class C-FX Notes and the Class C-FL Notes.

“Class D Loss Differential” is, at any time, the rate calculated by subtracting the Class D Scenario Loss Rate from the Class D Break-Even Loss Rate at such time. The “Class D Scenario Loss Rate” is, at any time, an estimate of the cumulative default rate for the Portfolio consistent with the then-current rating of the Class D-FX Notes and the Class D-FL Notes by S&P, determined by application of the S&P CDO Monitor at such time. The “Class D Break-Even Loss Rate” is, at any time, the maximum percentage of defaults that the Portfolio can sustain, as determined through application of the S&P CDO Monitor, which after giving effect to S&P’s assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the ultimate payment of interest and ultimate payment of principal of the Class D-FX Notes and the Class D-FL Notes.

“Class E Loss Differential” is, at any time, the rate calculated by subtracting the Class E Scenario Loss Rate from the Class E Break-Even Loss Rate at such time. The “Class E Scenario Loss Rate” is, at any time, an estimate of the cumulative default rate for the Portfolio consistent with the then-current rating of the Class E-FX Notes and the Class E-FL Notes by S&P, determined by application of the S&P CDO Monitor at such time. The “Class E Break-Even Loss Rate” is, at any time, the maximum percentage of defaults that the Portfolio can sustain, as determined through application of the S&P CDO Monitor, which after giving effect to S&P’s assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the ultimate payment of interest and ultimate payment of principal of the Class E-FX Notes and the Class E-FL Notes.

“Class F Loss Differential” is, at any time, the rate calculated by subtracting the Class F Scenario Loss Rate from the Class F Break-Even Loss Rate at such time. The “Class F Scenario Loss Rate” is, at any time, an estimate of the cumulative default rate for the Portfolio consistent with the then-current rating of the Class F-FX Notes and the Class F-FL Notes by S&P, determined by application of the S&P CDO Monitor at such time. The “Class F Break-Even Loss Rate” is, at any time, the maximum percentage of defaults that the Portfolio can sustain, as determined through application of the S&P CDO Monitor, which after giving effect to S&P’s assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the ultimate payment of interest and ultimate payment of principal of the Class F-FX Notes and the Class F-FL Notes.

“Class G Loss Differential” is, at any time, the rate calculated by subtracting the Class G Scenario Loss Rate from the Class G Break-Even Loss Rate at such time. The “Class G Scenario Loss Rate” is, at any time, an estimate of the cumulative default rate for the Portfolio consistent with the then-current rating of the Class G Notes by S&P, determined by application of the S&P CDO Monitor at such time. The “Class G Break-Even Loss Rate” is, at any time, the maximum percentage of defaults that the Portfolio can sustain, as determined through application of the S&P CDO Monitor, which after giving effect to S&P’s assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the ultimate payment of interest and ultimate payment of principal of the Class G Notes.

“Class H Loss Differential” is, at any time, the rate calculated by subtracting the Class H Scenario Loss Rate from the Class H Break-Even Loss Rate at such time. The “Class H Scenario Loss Rate” is, at any time, an estimate of the cumulative default rate for the Portfolio consistent with the then-current rating of the Class H Notes by S&P, determined by application of the S&P CDO Monitor at such time. The “Class H Break-Even Loss Rate” is, at any time, the maximum percentage of defaults that the Portfolio can sustain, as determined through application of the S&P CDO Monitor, which after giving effect to S&P’s assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the ultimate payment of interest and ultimate payment of principal of the Class H Notes.

“Class J Loss Differential” is, at any time, the rate calculated by subtracting the Class J Scenario Loss Rate from the Class F Break-Even Loss Rate at such time. The “Class J Scenario Loss Rate” is, at any time, an estimate of the cumulative default rate for the Portfolio consistent with the then-current rating of the Class J Notes by S&P, determined by application of the S&P CDO Monitor at such time. The “Class J Break-Even Loss Rate” is, at any time, the maximum percentage of defaults that the Portfolio can sustain, as determined through application of the S&P CDO Monitor, which after giving effect to S&P’s assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the ultimate payment of interest and ultimate payment of principal of the Class J Notes.

“Portfolio” means the portfolio of Collateral Securities and certain Eligible Investments (including funds on deposit in the Initial Deposit Account).

“S&P CDO Monitor” is a dynamic, analytical computer program developed by S&P and used to determine the credit risk of a portfolio of collateral securities and provided to the Collateral Administrator and the Issuer within 30 days after the Closing Date.

“S&P Weighted Average Recovery Rate” means, as of any Payment Date, the number obtained by summing the products obtained by multiplying the Principal Balance of each Collateral Security, other than a Defaulted Security, by the S&P Recovery Rate for the most senior Class of Notes, dividing such sum by the aggregate Principal Balance of all such Collateral Securities, multiplying the result by 100 and rounding up to the first decimal place. For purposes of the S&P Weighted Average Recovery Rate, the Principal Balance of a Deferred Interest PIK Security will be deemed to be its outstanding principal amount and shall not include any Deferred Interest and interest thereon.

“Fitch Rating Distribution” means the number determined on any Measurement Date by dividing (i) the summation of the series of products obtained (a) for any Collateral Security that is not a Defaulted Security or Deferred Interest PIK Security, by multiplying (1) the Principal Balance on such Measurement Date of each such Collateral Security by (2) its respective Fitch Rating Factor on such Measurement Date and (b) for any Defaulted Security or Deferred Interest PIK Security, by multiplying (1) the Fitch Recovery Rate for such Defaulted Security or Deferred Interest PIK Security by (2) the Principal Balance on such Measurement Date of each such Defaulted Security or Deferred Interest PIK Security by (3) its respective Fitch Rating Factor on such Measurement Date by (ii) the sum of (a) the aggregate Principal Balance on such Measurement Date of all Collateral Securities and Eligible Investments that are not Defaulted Securities or Deferred Interest PIK Securities plus (b) the summation of the series of products obtained by multiplying (1) the Fitch Recovery Rate for each Defaulted Security or Deferred Interest PIK Security by (2) the Principal Balance on such Measurement Date of each such Defaulted Security or Deferred Interest PIK Security, and rounding the result up to the nearest whole number.

“Deferred Interest PIK Security” means a PIK Security with respect to which interest has been deferred and capitalized for each consecutive payment date occurring over a period of at least six months, but only until such time as payment of interest on such PIK Security has resumed and all capitalized and deferred interest has been paid in accordance with the terms of the underlying documents.

“Fitch Rating Factor” means the number assigned to the Fitch Rating applicable to each Collateral Security and Replacement Collateral Security.

“PIK Security” means any Collateral Security that, pursuant to the terms of the related underlying instruments, permits the payment of interest thereon to be deferred and capitalized as additional principal thereof or that issues identical securities in place of payments of interest in Cash.

SCHEDULE E

S&P’S NOTCHING OF ASSET-BACKED SECURITIES

The S&P Rating of a Collateral Security that has not been assigned a rating by S&P may be determined as set forth below:

		Issued prior to 8/1/01 Current Rating is:		Issued after 8/1/01 Current Rating is:
		Inv. Grade	Non Inv. Grade	Inv. Grade	Non Inv. Grade
1.	NON-RE-REMIC CMBS	-1	-2	-2	-3

	CMBS - Conduit

	CMBS - Credit Tenant Lease

	CMBS - Large Loan

	CMBS - Single Borrower

	CMBS - Single Property

SCHEDULE F

S&P’S CDO INDUSTRY CODE

Structured Finance Securities

Asset Type	Description
53	CMBS Diversified (Conduit and CTL)

54	CMBS (Large Loan, Single Borrower and Single Property)